As filed with the Securities and Exchange Commission on
December 15, 1997
                                      Registration No. 333-______
_________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       SOVEREIGN BANCORP, INC.
        (Exact name of registrant as specified in its charter)

      Pennsylvania                6720              23-2453088
(State or other jurisdic-   (Primary Standard  (I.R.S. Employer
  tion of incorporation or    Industrial Class-  Identification
  organization)               ification Code     No.)
                              Number)

                           1130 Berkshire Boulevard
                        Wyomissing, Pennsylvania 19610
                                 (610) 320-8400
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Jay S. Sidhu
                     President and Chief Executive Officer
                            Sovereign Bancorp, Inc.
                           1130 Berkshire Boulevard
                        Wyomissing, Pennsylvania 19610
                                (610) 320-8400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:

Joseph M. Harenza, Esquire           Gerard L. Hawkins, Esquire
William J. Reynolds, Esquire         Daniel P. Weitzel, Esquire
Stevens & Lee                        Elias, Matz, Tiernan &
111 North Sixth Street               Herrick, L.L.P.
P.O. Box 679                         734 15th Street, N.W.
Reading, Pennsylvania 19603          12th Floor
                                     Washington, D.C., N.W. 20005

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                   CALCULATION OF REGISTRATION FEE
_________________________________________________________________

Title of      Amount to be     Proposed   Proposed   Amount of
each class    registered (1)   maximum    maximum    registra-
of secur-                      offering   aggregate  tion fee (2)
ities to be                    price per  offering
registered                     unit       price
_________________________________________________________________

Common Stock,   26,388,630      Not         Not
no par value    shares          applicable  applicable  $126,766
(and            (with rights)
associated
stock purchase
rights)  (3)
_________________________________________________________________
(1) Based on the maximum number of shares of the Registrant's common stock that may be issued in connection with the proposed merger (the "Merger") of ML Bancorp, Inc. ("ML Bancorp") with and into the Registrant. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.

(2) Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f)(1), on the basis of the closing sale price of the common stock of ML Bancorp on December 11, 1997 of $30.00 and based on 12,878,497 shares of ML Bancorp common stock to be exchanged in the Merger and unexercised options to purchase 1,065,690 shares of ML Bancorp common stock. Pursuant to Rule 457(b), the required fee is reduced by the $74,058 filing fee paid at the time of filing preliminary proxy materials in connection with this transaction on November 10, 1997.

(3) Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

                          ___________________________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_________________________________________________________________

                    [Letterhead of Sovereign Bancorp, Inc.]

                            SOVEREIGN BANCORP, INC.
                           1130 Berkshire Boulevard
                        Wyomissing, Pennsylvania  19610

                               December 15, 1997



Dear Shareholder:

            You are cordially invited to attend a special meeting of the shareholders of Sovereign Bancorp, Inc. ("Sovereign") which will be held at the Sheraton Valley Forge and Convention Center, located at 1160 First Avenue, King of Prussia, Pennsylvania, at 3:00 p.m., local time, on Thursday, January 22, 1998. For your convenience, directions to the Sheraton Valley Forge and Convention Center are included on the bottom portion of the attendance card enclosed in this Proxy Statement/Prospectus.

            At the special meeting, shareholders will be asked to approve and adopt an Agreement and Plan of Merger providing for the merger of ML Bancorp, Inc. with and into Sovereign. This combination will create a banking services company with approximately $17 billion in total assets and leading geographic markets in Pennsylvania and New Jersey. Your Board of Directors believes that the combination of ML Bancorp, Inc. with Sovereign represents a unique and major opportunity to bring substantial benefits to both organizations.

            The proposed merger is described in the accompanying
Proxy Statement/Prospectus and its annexes. Please read all of these materials carefully.

            SOVEREIGN'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF SOVEREIGN AND ITS
SHAREHOLDERS.  ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AND
RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AT THE SPECIAL
MEETING.

            Because of the significance of these matters to Sovereign, your participation in the special meeting, in person or by proxy, is especially important. We hope you will be able to attend the meeting. However, whether or not you anticipate attending in person, we urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the special meeting. If you attend the special meeting, you will, of course, be entitled to vote in person. If you intend to attend the special meeting, please return the attendance card enclosed in this Proxy Statement/Prospectus.

            Thank you very much for your continued interest and support. We look forward to seeing you at the meeting.

                                    Sincerely,


                                    Richard E. Mohn
                                    Chairman of the Board


                                    Jay S. Sidhu
                                    President and Chief Executive
                                    Officer

                            SOVEREIGN BANCORP, INC.
                           1130 Berkshire Boulevard
                        Wyomissing, Pennsylvania  19610
                                (610) 320-8400

                             ____________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                        To Be Held on January 22, 1998



            NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponement, the "Sovereign Special Meeting") of SOVEREIGN BANCORP, INC. ("Sovereign") will be held at the Sheraton Valley Forge and Convention Center, located at 1160 First Avenue, King of Prussia, Pennsylvania, at 3:00 p.m., local time, on Thursday, January 22, 1998, to consider the following matters:

            1. To vote on the approval and adoption of the Agreement and Plan of Merger dated as of September 18, 1997 (the "Merger Agreement"), between Sovereign and ML Bancorp, Inc. ("ML Bancorp"), which provides, among other things, for
      (i) the merger of ML Bancorp with and into Sovereign (the "Merger") and (ii) the conversion of each share of common stock of ML Bancorp outstanding immediately prior to the Merger (other than any dissenting shares under Pennsylvania law and shares directly or indirectly owned by Sovereign or ML Bancorp) into the right to receive a number of shares of Sovereign common stock determined in the manner set forth in the Merger Agreement, plus cash in lieu of any fractional share interest.

            2. To vote on adjournment of the Sovereign Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Sovereign Special Meeting to approve the Merger Agreement.

            3. To consider such other matters as may properly be brought before the Sovereign Special Meeting.

            Only those Sovereign shareholders of record at the close of business on December 1, 1997, shall be entitled to notice of, and to vote at, the Sovereign Special Meeting.

            The Board of Directors of Sovereign believes that the Merger is fair to and in the best interests of Sovereign and its shareholders and recommends that shareholders vote "FOR" approval of the Merger Agreement.


                                    By order of the Board of Directors


                                    Lawrence M. Thompson, Jr.
                                    Secretary


December 15, 1997


_________________________________________________________________


          PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL
               IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.  IF
                   YOU ATTEND THE SOVEREIGN SPECIAL MEETING,
                    YOU MAY VOTE IN PERSON EVEN IF YOU HAVE
                     PREVIOUSLY RETURNED YOUR PROXY CARD.

                          [LETTERHEAD OF ML BANCORP]

                               December 15, 1997



Dear Shareholder:

      You are cordially invited to attend a special meeting of shareholders (the "ML Bancorp Special Meeting") of ML Bancorp,
Inc. ("ML Bancorp") to be held on Thursday, January 22, 1998, at
2:00 p.m., local time, at the Sheraton Valley Forge and Convention Center, 1160 First Avenue, King of Prussia,
Pennsylvania.

      At the ML Bancorp Special Meeting, shareholders will consider and vote upon the Agreement and Plan of Merger dated as of September 18, 1997 (the "Merger Agreement"), between ML Bancorp and Sovereign Bancorp, Inc. ("Sovereign"), providing for the merger of ML Bancorp with and into Sovereign (the "Merger") and the conversion of each outstanding share of common stock of ML Bancorp (other than any dissenting shares under Pennsylvania law and shares directly or indirectly owned by Sovereign or ML Bancorp) into shares of common stock of Sovereign, based on an exchange ratio to be determined in accordance with the Merger Agreement, all as more fully described in the accompanying Proxy Statement/Prospectus. Sovereign will pay cash to ML Bancorp shareholders in lieu of issuing fractional shares of Sovereign Common Stock. Completion of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the shareholders of ML Bancorp and Sovereign and the approval of the Merger by various regulatory agencies.

      The attached Joint Proxy Statement/Prospectus contains important information concerning the Merger. We urge you to give it your careful attention.

      The Board of Directors of ML Bancorp has carefully considered and approved the Merger Agreement and believes that the Merger is fair to and in the best interests of ML Bancorp and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS
UNANIMOUSLY HAS APPROVED AND RECOMMENDS THAT YOU VOTE FOR
APPROVAL OF THE MERGER AGREEMENT.

      Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the ML Bancorp Special Meeting, the Board of Directors of ML Bancorp urges you to complete, sign, date and return the enclosed Proxy Card promptly in the enclosed postage-paid envelope. This will not prevent you from voting in person at the ML Bancorp Special Meeting but will ensure that your vote is counted if you are unable to attend.

      On behalf of the Board of Directors and our employees, I wish to thank you for your continued support. We appreciate your interest.

                                    Sincerely yours,



                                    John R. Eppinger
                                    Chairman of the Board




                                    Dennis S. Marlo
                                    President and Chief Executive
                                    Officer

                               ML BANCORP, INC.
                               Two Aldwyn Center
                         Lancaster Avenue & Route 320
                        Villanova, Pennsylvania  19085
                             ____________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        To Be Held on January 22, 1998
                             ____________________

            NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponement, the "ML Bancorp Special Meeting") of ML Bancorp, Inc. ("ML Bancorp"), a Pennsylvania corporation, will be held on Thursday, January 22, 1998, at 2:00 p.m., local time, at the Sheraton Valley Forge and Convention Center, 1160 First Avenue, King of Prussia, Pennsylvania, to consider and vote upon the following matters, all as more fully described in the accompanying Joint Proxy Statement/Prospectus:

                  1. The approval and adoption of the Agreement and Plan of Merger dated as of September 18, 1997 (the "Merger Agreement"), between ML Bancorp and Sovereign Bancorp, Inc. ("Sovereign"), which provides, among other things, for (i) the merger of ML Bancorp with and into Sovereign (the "Merger") and (ii) the conversion of each share of common stock of ML Bancorp outstanding immediately prior to the Merger (other than any dissenting shares under Pennsylvania law and shares directly or indirectly owned by Sovereign or ML Bancorp) into the right to receive a number of shares of Sovereign common stock determined in the manner set forth in the Merger Agreement, plus cash in lieu of any fractional share interest.

                  2. The adjournment of the ML Bancorp Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the ML Bancorp Special Meeting to approve the Merger Agreement.

                  3. The transaction of such other business as may properly be brought before the ML Bancorp Special Meeting.

            The Board of Directors of ML Bancorp has fixed the close of business on December 5, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the ML Bancorp Special Meeting.

            The Board of Directors of ML Bancorp has determined that the Merger is fair to and in the best interests of ML Bancorp and its shareholders and unanimously recommends that shareholders vote "FOR" approval of the Merger Agreement.

            YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ML BANCORP SPECIAL MEETING, THE BOARD OF DIRECTORS OF ML BANCORP URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ML BANCORP SPECIAL MEETING BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

            PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES
AT THIS TIME.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Brian M. Hartline, Secretary

Villanova, Pennsylvania
December 15, 1997

                    IF YOU HAVE ANY QUESTIONS, PLEASE CALL
                         ML BANCORP AT (610) 526-6460
                         Attention:  Brian M. Hartline

________________________________________________________________

                 SOVEREIGN BANCORP, INC. and ML BANCORP, INC.

                             JOINT PROXY STATEMENT
                             ____________________

                            SOVEREIGN BANCORP, INC.

                                  PROSPECTUS

________________________________________________________________

            This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to shareholders of Sovereign Bancorp, Inc. ("Sovereign")and to shareholders of ML Bancorp, Inc. ("ML Bancorp"), each a Pennsylvania corporation, in connection with the solicitation of proxies by the respective Boards of Directors of Sovereign and ML Bancorp for use at the Special Meeting of Shareholders of Sovereign (including any adjournments or postponements thereof, the "Sovereign Special Meeting") and the Special Meeting of Shareholders of ML Bancorp (including any adjournments or postponements thereof, the "ML Bancorp Special Meeting" and, together with the Sovereign Special Meeting, the "Meetings") to be held on January 22, 1998.

            This Proxy Statement/Prospectus relates to up to 26,388,630 shares of common stock, no par value, of Sovereign ("Sovereign Common Stock") which may be issued upon the merger of ML Bancorp with and into Sovereign (the "Merger"), pursuant to an Agreement and Plan of Merger dated as of September 18, 1997 (the "Merger Agreement"). In the Merger, if the average value of a share of common stock, no par value, of Sovereign (together with the Sovereign Rights, as hereinafter defined, attached thereto, the "Sovereign Common Stock"), determined in accordance with the Merger Agreement over 20 consecutive trading days ending on the trading day preceding the Determination Date (as hereinafter defined) (the "Sovereign Market Value"), is greater than or equal to $13.80 and less than or equal to $18.67, then each share of common stock, $.01 par value, of ML Bancorp (the "ML Bancorp Common Stock"), other than (i) any dissenting shares under Pennsylvania law ("Dissenting Shares") and (ii) shares directly or indirectly owned by Sovereign or ML Bancorp other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted ("Excluded Shares"), will be converted into and become the right to receive
1.67 shares of Sovereign Common Stock. If the Sovereign Market Value is less than $13.80 or greater than $18.67, shareholders of ML Bancorp will be entitled to receive a number of shares of Sovereign Common Stock, as follows: (i) if the Sovereign Market Value is less than $13.80 per share, each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by the Sovereign Market Value, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the option to elect that each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by $12.18, and (ii) if the Sovereign Market Value is greater than $18.67 per share, each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $31.18 divided by the Sovereign Market Value, provided that if on or prior to the effective date (the "Effective Date") of the Merger there has been any public announcement of a proposed acquisition or sale of all or substantially all of Sovereign's assets or a merger, consolidation or similar transaction involving Sovereign in which Sovereign is not the surviving entity or in which shareholders of Sovereign before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, then each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive 1.67 shares of Sovereign Common Stock. In addition, as further described in the accompanying Joint Proxy Statement/Prospectus, in the event that ML Bancorp elects to terminate the Merger Agreement as a result of a decline in the Sovereign Market Value to $12.18 or less in the absence of a specified decline in the weighted average prices of a comparable group of nine thrift holding companies, Sovereign can override such termination by increasing the number (rounded to the nearest hundredth) of shares issuable in exchange for each outstanding share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) from the number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by $12.18 to that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by the Sovereign Market Value. The term "Determination Date" means the earlier of (i) the date on which the Office of Thrift Supervision (the "OTS") approves the Merger and the merger of Main Line Bank ("Main Line Bank") with and into Sovereign Bank ("Sovereign Bank") (or the later of such dates if the OTS approves such transactions on different dates) and (ii) March 31, 1998.

            The number of shares of Sovereign Common Stock into which each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted in the Merger will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events. Sovereign will pay cash to ML Bancorp shareholders in lieu of issuing fractional shares of Sovereign Common Stock.

            This Proxy Statement/Prospectus constitutes both the proxy statement of each of Sovereign and ML Bancorp relating to
(i) the solicitation of proxies by their respective Boards of Directors for use at the Meetings to be held for the purpose of considering and voting upon a proposal to approve the Merger Agreement and (ii) the prospectus of Sovereign with respect to the Sovereign Common Stock to be issued in the Merger. Sovereign Common Stock is quoted on the Nasdaq National Market. On December 12, 1997, the last sale price of Sovereign Common Stock as reported on the Nasdaq National Market (symbol: SVRN) was $21.625.

            This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Sovereign and ML Bancorp on or about December 15, 1997.

            THE SHARES OF SOVEREIGN COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            THE SHARES OF SOVEREIGN COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR
SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ________________

            The date of this Proxy Statement/Prospectus is December 15, 1997.

                               Table of Contents

                                                        Page


AVAILABLE INFORMATION .................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .......  2

SUMMARY ...............................................  5
      The Companies ...................................  5
      The Meetings ....................................  8
      The Merger ...................................... 12
      Certain Related Transactions .................... 23
      Interests of Certain Persons in the Merger ...... 24
      Comparative Per Common Share Data ............... 25
      Recent Developments ............................. 32

SELECTED FINANCIAL DATA ............................... 35

PRO FORMA COMBINED FINANCIAL INFORMATION .............. 42
      Pro Forma Unaudited Combined Condensed Balance
      Sheet as of September 30, 1997 .................. 43

      Pro Forma Unaudited Combined Condensed Statements
      of Income for the Nine Months Ended September 30,
      1997 and 1996 and the Years Ended December 31,
      1996, 1995 and 1994 ............................. 46

THE MEETINGS .......................................... 53
      Date, Time and Place ............................ 53
      Matters To Be Considered at the Special Meetings. 53
      Votes Required .................................. 54
      Voting of Proxies ............................... 56
      Revocability of Proxies ......................... 57
      Record Date; Stock Entitled to Vote; Quorum ..... 58
      Solicitation of Proxies ......................... 59

THE MERGER ............................................ 60
      Background of and Reasons for the Merger;
            Recommendations of the Boards of Directors. 60
      Terms of the Merger ............................. 65
      Opinions of Financial Advisors .................. 69
      Effective Date of the Merger .................... 97
      Exchange of ML Bancorp Stock Certificates ....... 98
      Conditions to the Merger ........................ 99
      Subsidiary Bank Merger ..........................101
      Regulatory Approvals ............................101
      Representations and Warranties ..................103
      Business Pending the Merger .....................104
      Dividends .......................................108
      No Solicitation of Transactions .................109
      Amendment; Waivers ..............................110
      Termination; Effect of Termination ..............110
      Management and Operations after the Merger ......115
      Employee Benefits and Severance .................117
      Accounting Treatment ............................120
      Certain Federal Income Tax Consequences .........122
      Expenses ........................................124
      Resale of Sovereign Common Stock ................124
      Dissenters' Rights ..............................126

INTERESTS OF CERTAIN PERSONS IN THE MERGER ............130
      Stock Options ...................................131
      Indemnification; Directors and Officers
      Insurance .......................................131
      Continued Employment ............................132
      Employment Agreements ...........................133
      Pension and ESOP Plans ..........................136
      Retention Bonuses ...............................137
      Pennsylvania Division of Sovereign Bank Advisory
      Board ...........................................138

CERTAIN RELATED TRANSACTIONS ..........................138
      Stock Option Agreement ..........................138

INFORMATION WITH RESPECT TO SOVEREIGN .................144
      General .........................................144
      Market Price of and Dividends on Sovereign Common
      Stock and Related Shareholder Matters ...........144

INFORMATION WITH RESPECT TO ML BANCORP ................146
      General .........................................146
      Market Price of and Dividends on ML Bancorp Common
            Stock and Related Shareholder Matters .....146

DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES ...........148
      Common Stock ....................................148
      Preferred Stock .................................152
      Shareholder Rights Plan .........................158
      Special Charter and Pennsylvania Corporate Law
            Provisions ................................159

COMPARISON OF SHAREHOLDER RIGHTS ......................163
      Directors .......................................164
      Shareholder Meetings ............................167
      Action by Shareholders Without a Meeting ........167
      Inspection Rights ...............................168
      Shareholder Rights Plan .........................168
      Antitakeover Provisions .........................168
      Required Shareholder Vote .......................171
      Amendment of Bylaws .............................175
      Mandatory Tender Offer Provision ................176
      Dissenters' Rights ..............................177
      Dividends .......................................178
      Voluntary Dissolution ...........................178
      Preemptive Rights ...............................179

ADJOURNMENT ...........................................179

EXPERTS ...............................................180

LEGAL MATTERS .........................................181

OTHER MATTERS .........................................181

SHAREHOLDER PROPOSALS .................................182

ANNEXES

A.    Agreement and Plan of Merger between
      Sovereign and ML Bancorp, dated as of
      September 18, 1997. . . . . . . . . . . . . . .  A-1

B.    Stock Option Agreement between Sovereign
      and ML Bancorp, dated as of September 18,
      1997 . . . . . . . . . . . . . . . . . . . . . . B-1

C.    Opinion of Merrill Lynch, Pierce, Fenner & Smith,
      Incorporated. . . . . . . . . . . . . . . . . .  C-1

D.    Opinion of Sandler O'Neill & Partners L.P. . . . D-1

E.    Sections 1930 and 1571-1580 of the Pennsylvania
      Business Corporation Law of 1988, as amended. .  E-1

            No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Sovereign or ML Bancorp. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Sovereign or ML Bancorp since the date hereof or that the information herein is correct as of any time subsequent to its date.

            All information concerning Sovereign and its subsidiaries contained herein, incorporated herein by reference or supplied herewith, has been furnished by Sovereign, and all information concerning ML Bancorp and its subsidiaries contained herein, incorporated herein by reference or supplied herewith, has been furnished by ML Bancorp.

                             AVAILABLE INFORMATION

            Sovereign and ML Bancorp are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Sovereign and ML Bancorp with the Commission can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the Commission maintains at http://www.sec.gov.

            Sovereign has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Sovereign Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Commission by Sovereign (File No. 0-16533) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

            1. Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A dated July 10, 1997.

            2. Sovereign's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, as amended by Form 10-Q/A dated July 10, 1997, June 30, 1997 and September 30, 1997.

            3. Sovereign's Current Reports on Form 8-K dated February 5, 1997, February 6, 1997, February 13, 1997, March 18, 1997, June 17, 1997, September 12,
                  1997, as amended, September 18, 1997 and
                  December 9, 1997 (which includes Sovereign's supplemental consolidated financial statements).

            4. Sovereign's Registration Statement on Form 8-A, filed August 14, 1989, pursuant to which Sovereign registered Sovereign Rights under the Exchange Act and any amendments or reports filed for the purpose of updating such Registration Statement.

            The following documents filed with the Commission by ML Bancorp (File No. 0-24358) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

            1. ML Bancorp's Annual Report on Form 10-K for the year ended March 31, 1997.

            2. ML Bancorp's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997.

            3.    ML Bancorp's Current Report on Form 8-K dated
                  September 22, 1997 and September 24, 1997, as amended.

            In addition, all documents filed by Sovereign and ML Bancorp pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/ Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference in this Proxy Statement/ Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

            THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED
HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST. DOCUMENTS RELATING TO SOVEREIGN MAY BE REQUESTED FROM SOVEREIGN BANCORP, INC.,
1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610 (TELEPHONE NUMBER (610) 320-8400), ATTENTION: LAWRENCE M. THOMPSON, JR., SECRETARY. DOCUMENTS RELATING TO ML BANCORP MAY
BE REQUESTED FROM ML BANCORP, INC., TWO ALDWYN CENTER, ROUTE 320 AND LANCASTER AVENUE, VILLANOVA, PENNSYLVANIA 19085 (TELEPHONE NUMBER (610) 526-6460), ATTENTION: BRIAN M. HARTLINE, SECRETARY. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE MEETING, REQUESTS SHOULD BE RECEIVED BY JANUARY 9, 1998.

                                    SUMMARY

            The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. A copy of the Merger Agreement (excluding exhibits thereto) is set forth in Annex A to this Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Merger. Shareholders of Sovereign and ML Bancorp are urged to read carefully this entire Proxy Statement/Prospectus, including the Annexes hereto.

            Except as otherwise specifically indicated, all ratios and share data relating to Sovereign and all share price information relating to the Merger Agreement have been adjusted to reflect Sovereign's 6-for-5 stock split effected on March 14, 1997 (the "Stock Split").

The Companies

            Sovereign

            Sovereign, a Pennsylvania business corporation, is the holding company for Sovereign Bank, a federal savings bank. At September 30, 1997, Sovereign and its subsidiaries had total consolidated assets, deposits and shareholders' equity of approximately $14.6 billion, $7.8 billion and $742.1 million, respectively. The primary operating entity of Sovereign is Sovereign Bank. Sovereign Bank's primary business consists of attracting deposits from its network of 150 community banking offices, and originating commercial, consumer and residential mortgage loans and home equity lines of credit in the communities served by those offices. Those offices are located largely in the Pennsylvania counties of Berks, Lancaster, Bucks, Montgomery, Philadelphia, Lehigh and Northampton, the New Jersey counties of Essex, Mercer, Middlesex, Monmouth, Morris, Ocean and Union, and New Castle County in Delaware.

            On August 29, 1997, Sovereign completed its acquisition of Bankers Corp. ("Bankers"), a New Jersey corporation, pursuant to which Bankers merged with and into Sovereign, with Sovereign surviving the merger. The merger was treated as a pooling of interests for financial accounting purposes. As part of the Bankers merger, Bankers Savings, a New Jersey Savings bank and a wholly-owned subsidiary of Bankers, was merged with and into Sovereign Bank. At the date of merger, Bankers had total unaudited consolidated assets, deposits, and stockholders' equity of approximately $2.5 billion, $1.6 billion, and $204 million, respectively. Bankers Savings operated 15 branches located in Middlesex, Monmouth and Ocean Counties, New Jersey.

            On September 19, 1997 Sovereign Bank completed its purchase from Fleet Financial Group, Inc. and certain of its affiliates ("Fleet") of certain assets of Fleet's automobile finance division (the "Division"). The assets consisted principally of (i) approximately $1.9 billion of indirect automobile loans, other indirect consumer loans, dealer floor plan loans and loans to automobile leasing companies at 98.7% of principal amount or a cash purchase price of approximately $1.875 billion (less approximately $65 million of certain assumed liabilities), and (ii) miscellaneous furniture, fixtures and equipment for approximately $1 million in cash. The transaction was treated as a purchase for financial accounting purposes and, after taking into account loan loss reserves, resulted in approximately $10 million of goodwill.

            For additional information regarding the Bankers and Fleet transactions, see "-Recent Developments - Sovereign."

            The principal executive offices of Sovereign are located at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, and its telephone number is (610) 320-8400. For further information concerning Sovereign and its subsidiaries, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "SOVEREIGN SELECTED FINANCIAL DATA," "INFORMATION WITH RESPECT TO SOVEREIGN" and "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES."

            ML Bancorp

            ML Bancorp, a Pennsylvania corporation, is the holding company for Main Line Bank, a federal savings bank. At
September 30, 1997, ML Bancorp and Main Line Bank had total consolidated assets, deposits and shareholders' equity of approximately $2.3 billion, $1.0 billion and $160.0 million, respectively. The primary operating entity of ML Bancorp is Main Line Bank. Main Line Bank's primary business consists of providing a wide range of financial products and services through its network of 29 community banking offices and 9 mortgage loan production offices, including traditional depository and lending services to consumers, businesses, and governmental units. The banking offices are located primarily in the Pennsylvania counties of Bucks, Chester, Delaware and Montgomery. The loan production offices are located in Eastern Pennsylvania, Southern New Jersey, Northern Delaware and Florida.

            On September 8, 1997, ML Bancorp completed the acquisition of Penncore Financial Service Corporation ("Penncore"), pursuant to which Penncore was merged with and into ML Bancorp, with ML Bancorp surviving the merger. The Penncore acquisition was treated as a purchase for financial accounting purposes. As part of the Penncore merger, Commonwealth State Bank, a Pennsylvania-chartered bank and a wholly owned subsidiary of Penncore, was merged with and into Main Line Bank. See "- Recent Developments - ML Bancorp."

            The principal executive offices of ML Bancorp are at Two Aldwyn Center, Villanova, Pennsylvania 19085 and its telephone number is (610) 526-6460. For additional information concerning ML Bancorp, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "ML BANCORP SELECTED FINANCIAL DATA" and "INFORMATION WITH RESPECT TO ML BANCORP."

The Meetings

            General

            The Sovereign Special Meeting will be held at the Sheraton Valley Forge and Convention Center, located at
1160 First Avenue, King of Prussia, Pennsylvania, at 3:00 p.m., local time, on Thursday, January 22, 1998.

            The ML Bancorp Special Meeting will be held at the Sheraton Valley Forge and Convention Center, located at
1160 First Avenue, King of Prussia, Pennsylvania, at 2:00 p.m., local time, on Thursday, January 22, 1998.

            Record Dates

            The record date for the Sovereign Special Meeting is December 1, 1997 (the "Sovereign Record Date"). The record date for the ML Bancorp Special Meeting is December 5, 1997 (the "ML Bancorp Record Date"). Only shareholders of record at the close of business on the Sovereign Record Date or the ML Bancorp Record Date, as applicable, will be entitled to receive notice of, and to vote at, the Meetings.

            Matters to be Considered at the Meetings

            Sovereign. At the Sovereign Special Meeting, holders of Sovereign Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement attached as Annex A to this Proxy Statement/Prospectus and incorporated herein by reference. In addition, shareholders of Sovereign are being asked to approve a proposal to adjourn the Sovereign Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the Sovereign Special Meeting to approve the Merger Agreement (the "Sovereign Adjournment Proposal"). Shareholders will also consider and vote upon any other matter that may properly come before the Sovereign Special Meeting.

            ML Bancorp. At the ML Bancorp Special Meeting, holders of ML Bancorp Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement attached as Annex A to this Proxy Statement/Prospectus and incorporated herein by reference. In addition, shareholders of ML Bancorp are being asked to approve a proposal to adjourn the ML Bancorp Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the ML Bancorp Special Meeting to approve the Merger Agreement (the "ML Bancorp Adjournment Proposal"). Shareholders will also consider and vote upon any other matter that may properly come before the ML
Bancorp Special Meeting.

            See "THE MEETINGS -- Matters to be Considered at the
Meetings."

            Votes Required

            Sovereign. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Sovereign Record Date must be represented in person or by proxy at the Sovereign Special Meeting for a quorum to be present for purposes of voting on the Merger Agreement and any other matter to be considered at the Sovereign Special Meeting. The approval and adoption of the Merger Agreement and the approval of the Sovereign Adjournment Proposal will each require the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon at the Sovereign Special Meeting. Each holder of shares of Sovereign Common Stock outstanding on the Sovereign Record Date will be entitled to one vote for each share held of record at the Sovereign Special Meeting. The directors and executive officers of Sovereign have agreed to vote all shares of Sovereign Common Stock that they own on the Sovereign Record Date in favor of the approval and adoption of the Merger Agreement. On the Sovereign Record Date, directors and executive officers of Sovereign owned approximately 4,508,000 shares of Sovereign Common Stock, or approximately 5% of the then outstanding shares of Sovereign Common Stock.

            Management of Sovereign is not aware of any person or entity owning 5% or more of Sovereign Common Stock, except for 4,949,040 shares of Sovereign Common Stock (approximately 5% of outstanding shares) held of record by a nominee for York Bank & Trust Company, trustee for the Sovereign Employee Stock Ownership Plan (the "Sovereign ESOP"). Under the terms of the Sovereign ESOP, shares held by the Sovereign ESOP are allocated to individual employee accounts as the debt incurred to purchase the shares is repaid. Once allocated to an individual employee account, shares are voted in the manner directed by the employee. Prior to allocation, the trustee is required to vote the shares in its discretion. As of October 15, 1997, 881,944 shares were allocated to the accounts of Sovereign employees and 4,067 shares were unallocated.

            ML Bancorp. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the ML Bancorp Record Date must be represented in person or by proxy at the ML Bancorp Special Meeting for a quorum to be present for purposes of voting on the Merger Agreement and any other matter to be considered at the ML Bancorp Special Meeting. The approval and adoption of the Merger Agreement and the approval of the ML Bancorp Adjournment Proposal will each require the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon at the ML Bancorp Special Meeting. Each holder of shares of ML Bancorp Common Stock outstanding on the ML Bancorp Record Date will be entitled to one vote for each share held of record at the ML Bancorp Special Meeting. The directors and executive officers of ML Bancorp have agreed to vote all shares of ML Bancorp Common Stock that they own on the ML Bancorp Record Date in favor of the approval and adoption of the Merger Agreement. On the ML Bancorp Record Date, directors and executive officers of ML Bancorp owned approximately 422,421 shares of ML Bancorp Common Stock, or approximately 3.6% of the then outstanding shares of ML Bancorp Common Stock.

            Management of ML Bancorp is not aware of any person or entity owning 5% or more of the outstanding shares of ML Bancorp Common Stock, except for 1,013,146 shares of ML Bancorp Common Stock (approximately 8.5% of outstanding shares) held of record by the ML Bancorp Employee Stock Ownership Plan Trust (the "ML Bancorp ESOP Plan Trust") pursuant to the ML Bancorp Employee Stock Ownership Plan (the "ML Bancorp ESOP"). Under the terms of the ML Bancorp ESOP, PNC Bank, as trustee for the ML Bancorp
ESOP, must vote all allocated shares in accordance with the instructions of the participating employees, and vote allocated shares for which employees do not give instructions and unallocated shares in accordance with the instructions of the ML Bancorp ESOP Administrative Committee comprised of
Messrs. John R. Eppinger, Dennis S. Marlo and Brian M. Hartline. As of the October 31, 1997, 329,879 shares were allocated to the accounts of ML Bancorp employees, and 683,267 shares were unallocated.

            See "THE MEETINGS -- Votes Required."

The Merger

            Terms of the Merger

            At the Effective Date of the Merger, each outstanding share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be automatically converted into, and become a right to receive, 1.67 shares of Sovereign Common Stock provided that the Sovereign Market Value is greater than or equal to $13.80 and less than or equal to $18.67 per share.

            If, however, the Sovereign Market Value is less than $13.80 or greater than $18.67, shareholders of ML Bancorp will be entitled to receive a number of shares of Sovereign Common Stock, and corresponding percentage of Sovereign stock purchase rights, as described in the following paragraphs:

            If the Sovereign Market Value is less than $13.80 per share, each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by the Sovereign Market Value, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the option to elect that each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by $12.18.

            If the Sovereign Market Value is greater than $18.67 per share, each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $31.18 divided by the Sovereign Market Value, provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Sovereign's assets or a merger, consolidation or similar transaction involving Sovereign in which Sovereign is not the surviving entity or in which shareholders of Sovereign before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, then each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive 1.67 shares of Sovereign Common Stock.

            In addition, as further described in the accompanying Joint Proxy Statement/Prospectus, in the event that ML Bancorp elects to terminate the Merger Agreement as a result of a decline in the Sovereign Market Value to $12.18 or less in the absence of a specified decline in the weighted average prices of a comparable group of nine thrift holding companies, Sovereign can override such termination by increasing the number (rounded to the nearest hundredth) of shares issuable in exchange for each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) from the number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by $12.18 to that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by the Sovereign Market Value as of the Determination Date. See "THE MERGER -- Termination; Effect of Termination."

            The number of shares of Sovereign Common Stock issuable in exchange for shares of ML Bancorp Common Stock (as finally determined, the "Exchange Ratio") will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

            Sovereign will in all events pay cash to ML Bancorp shareholders in lieu of issuing fractional shares of Sovereign
Common Stock.

            In connection with the Merger, all outstanding options to purchase shares of ML Bancorp Common Stock issued under ML Bancorp's preexisting employee and director stock option plans generally will be converted on the Effective Date into options to acquire that number of shares of Sovereign Common Stock equal to the number of shares of ML Bancorp Common Stock covered by the option multiplied by the Exchange Ratio, and the exercise price for a whole share of Sovereign Common Stock shall be the stated exercise price for such option divided by the Exchange Ratio, such shares to be issuable upon exercise in accordance with the terms of the respective plans and grant agreements of ML Bancorp under which they were issued. See "THE MERGER -- Terms of the Merger" and "-- Accounting Treatment."

            The Effective Date will be the fifth business day following satisfaction or waiver of all conditions to the consummation of the Merger as specified in the Merger Agreement or such other date as Sovereign and ML Bancorp may mutually agree. See "THE MERGER -- Effective Date."

            Dividends

            The Merger Agreement permits ML Bancorp to pay one regular quarterly cash dividend in the calendar quarter ended December 31, 1997, not to exceed $.10 per share of ML Common Stock outstanding. With respect to each calendar quarter ending after December 31, 1997 but prior to the Effective Date, ML Bancorp may pay a quarterly cash dividend not to exceed $.033 per share of ML Common Stock outstanding, provided that if the shareholders of each of Sovereign and ML Bancorp have not approved the Merger prior to the end of any calendar quarter occurring after December 31, 1997, ML Bancorp may declare and pay an additional dividend equal to $.067 per share of ML Common Stock outstanding with respect to such quarter. See "THE
MERGER -- Dividends."

            Bank Merger

            In connection with the Merger, Main Line Bank will merge with and into Sovereign Bank as soon as practicable following the Merger, pursuant to a Bank Plan of Merger (the "Bank Plan of Merger") dated September 18, 1997 (the "Bank Merger"). See "THE MERGER -- Subsidiary Bank Merger."

            Dissenters' Rights

            Under Section 1930 and Chapter 15, Subchapter D, of the Pennsylvania Business Corporation Law (the "BCL"), holders of ML Bancorp Common Stock who, prior to the vote of ML Bancorp shareholders on the Merger, properly file with ML Bancorp a written notice of intention to dissent will have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising in anticipation of the Merger). In order to exercise such rights, a ML Bancorp shareholder must comply with the procedural requirements of Chapter 15, Subchapter D, of the BCL, a description of which is provided in "THE MERGER -- Dissenters' Rights" and the full text of which is attached to this Proxy Statement/Prospectus as Annex E. Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Chapter 15, Subchapter D, of the BCL on a timely basis may result in the loss of dissenters' rights. See "THE MERGER -- Dissenters' Rights" and "COMPARISON
OF SHAREHOLDER RIGHTS -- Dissenters' Rights."

            Accounting Treatment and Certain Federal Income Tax
            Consequences

            The Merger is intended to qualify as a pooling of interests for financial accounting purposes and is expected to constitute a tax-free reorganization for federal income tax purposes. It is a condition to completion of the Merger that Sovereign and ML Bancorp each receive an opinion from its respective independent auditor that the Merger will be treated as a pooling of interests for financial accounting purposes.

            Sovereign and ML Bancorp have each been informed by their respective independent auditors that there is no reason to believe that the Merger will not qualify as a pooling of interests for financial accounting and financial reporting purposes, provided that ML Bancorp reissue approximately 600,000 to 1,000,000 shares of ML Bancorp Common Stock for fair value to individuals or entities unaffiliated with ML Bancorp and Sovereign prior to the Effective Date (the "ML Bancorp Stock Sale"). ML Bancorp has agreed in the Merger Agreement (i) to use its reasonable best efforts to effect such a sale of ML Bancorp Common Stock after the Merger has been approved by the shareholders of Sovereign and ML Bancorp and prior to the Effective Date, and (ii) to consult with Sovereign with respect to the amount of shares of ML Bancorp Common Stock to be sold and the timing and manner of such sale. The ML Bancorp Stock Sale will not occur during the 20 consecutive trading days ending on the trading day preceding the Determination Date during which the Sovereign Market Value will be determined.

            As of the date of this Proxy Statement/Prospectus, neither Sovereign nor ML Bancorp has any reason to believe that their respective independent auditors will be unable to deliver an opinion that the Merger will qualify as a pooling of interests for financial accounting purposes, assuming completion of the ML Bancorp Stock Sale.

            Completion of the Merger is also subject to the conditions that (i) Sovereign and ML Bancorp each receive an opinion from Sovereign's counsel that the Merger will constitute a tax-free reorganization for federal income tax purposes, and
(ii) ML Bancorp receive an opinion from its counsel as to the tax consequences of the Merger as to ML Bancorp shareholders. As of the date of the Proxy Statement/Prospectus, Sovereign and ML Bancorp each has no reason to believe that its counsel will be unable to deliver such opinion.

            See "THE MERGER -- Certain Federal Income Tax
Consequences," "-- Accounting Treatment" and "-- Conditions to the Merger."

            Recommendations of Boards of Directors

            Sovereign. The Board of Directors of Sovereign believes that the terms of the Merger are fair and in the best interests of the shareholders of Sovereign and has approved the Merger Agreement. The Board of Directors of Sovereign recommends that the shareholders of Sovereign approve the Merger Agreement.

            ML Bancorp. The Board of Directors of ML Bancorp believes that the terms of the Merger are fair and in the best interests of the shareholders of ML Bancorp and has unanimously approved the Merger Agreement. The Board of Directors of ML Bancorp unanimously recommends that the shareholders of ML Bancorp approve the Merger Agreement.

            Opinions of Financial Advisor

            Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has delivered its written opinion, dated the date of this Proxy Statement/Prospectus, to the Board of Directors of Sovereign that, as of the date of such opinion, and subject to the assumptions and considerations set forth therein, the Exchange Ratio is fair to Sovereign from a financial point of view. A copy of the opinion of Merrill Lynch is attached hereto as Annex C.

            Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has delivered its written opinion, dated September 18, 1997, and updated as of the date of this Proxy Statement/Prospectus, to the Board of Directors of ML Bancorp that, as of the respective dates of such opinions, and subject to the assumptions and considerations set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of ML Bancorp Common Stock. A copy of the opinion of Sandler O'Neill, dated the date of this Proxy Statement/Prospectus, is attached hereto as Annex D.

            For information on the assumptions made, matters considered and qualifications and limitations on the reviews undertaken by Merrill Lynch and Sandler O'Neill, see "THE
MERGER -- Opinions of the Financial Advisors."

            Conditions to the Merger; Regulatory Approvals

            The obligations of Sovereign and ML Bancorp to complete the Merger are subject to various conditions usual and customary in transactions similar to the Merger, including, without limitation, obtaining requisite regulatory approvals and obtaining approvals of the shareholders of both Sovereign and ML Bancorp. Application has been made to obtain required regulatory approvals. No assurance can be given that all required approvals will be received or as to the timing or conditions of such approvals. See "THE MERGER --Regulatory Approvals." The obligation of Sovereign to complete the Merger is also subject to certain other conditions, including without limitation, that the Merger qualify as a tax-free reorganization for federal income tax purposes and as a pooling of interests for accounting purposes, as discussed above. No assurances can be given that all such conditions will be met. See "THE MERGER -- Conditions to the Merger."

            Termination; Effect of Termination

            The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of Sovereign and ML Bancorp or by either party if (i) the other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the Merger Agreement which would have a Material Adverse Effect (as defined in the Merger Agreement) on the breaching party, and such breach has not been cured by the earlier of thirty days from the date written notice of such breach was given to such party committing the breach or the Effective Date, (ii) the closing date (the "Closing Date," which, under the terms of the Merger Agreement is the same date as the Effective Date) of the Merger shall not have occurred by on or before May 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe any agreements required to be performed by such party on or before the Closing Date or
(iii) either party has received a final unappealable administrative order from a regulatory authority whose approval or consent has been requested that such approval or consent will not be granted, or in the case of termination by Sovereign, will not be granted absent the imposition of terms and conditions which would have a Material Adverse Effect, unless such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement or perform or observe in any material respect its agreements set forth therein to be performed or observed by such party on or before the Closing Date.

            In addition, ML Bancorp may terminate the Merger Agreement at any time during the ten-day period following the Determination Date if both (a) the Sovereign Market Value is less than $12.18 and Sovereign elects to have the Exchange Ratio equal the number (rounded to the nearest hundredth) obtained by dividing $23.05 by $12.18 and (b) the quotient obtained by dividing the Sovereign Market Value by $16.24 (being the closing sale price of Sovereign Common Stock immediately preceding public announcement of the Merger) (the "Sovereign Ratio") is less than the quotient obtained by dividing the weighted average closing price per share (the "Index Price") of the common stocks of a group of nine specified thrift holding companies (the "Index Group") on the Determination Date by the Index Price on September 17, 1997 and subtracting 0.10 from such latter number (the "Index Ratio"); provided, however, that if ML Bancorp elects to terminate the Merger Agreement in accordance with these provisions, such termination will not occur if Sovereign elects to increase the Exchange Ratio to the number (rounded to the nearest hundredth) which equals the quotient obtained by dividing $23.05 by the Sovereign Market Value.

            The Merger Agreement may be terminated by either the Board of Directors of Sovereign or the Board of Directors of ML Bancorp if the Board of Directors of the other party shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of the Merger Agreement and the transactions contemplated thereby.

            See "THE MERGER -- Termination; Effect of Termination."

            Comparison of Shareholder Rights

            Sovereign and ML Bancorp are each Pennsylvania corporations subject to the provisions of the BCL. Upon completion of the Merger, shareholders of ML Bancorp will become shareholders of Sovereign, and their rights as such will continue to be governed by the BCL and also by Sovereign's Articles of Incorporation and Bylaws. The rights of shareholders of Sovereign are different in certain respects from the rights of shareholders of ML Bancorp. The most significant of these differences include the following: (i) Sovereign has in effect a shareholder rights plan, pursuant to which holders of Sovereign Common Stock are entitled under certain circumstances relating to an attempt to acquire control of Sovereign to acquire Sovereign Common Stock or stock of a potential acquiror at a substantially reduced price (ML Bancorp has not adopted a similar shareholder rights plan); (ii) the existence of a provision in ML Bancorp's Articles of Incorporation prohibiting record holders of ML Bancorp Common Stock who beneficially own in excess of 10% of the outstanding shares of ML Bancorp Common Stock from voting shares held in excess of such 10% limit (Sovereign's Articles of Incorporation do not include a similar limitation); and
(iii) certain provisions of Sovereign's Articles of Incorporation designed to deter a nonnegotiated attempt to obtain control of Sovereign. See "COMPARISON OF SHAREHOLDER RIGHTS."

            Management and Operations after the Merger

            The Board of Directors and executive officers of Sovereign in office immediately prior to completion of the Merger will remain as Sovereign's Board of Directors and executive officers upon completion of the Merger. The Board of Directors and executive officers of Sovereign Bank in office immediately prior to completion of the Bank Merger will remain as Sovereign Bank's Board of Directors and executive officers, except that, upon completion of the Bank Merger, Sovereign will cause Sovereign Bank to elect or appoint Dennis S. Marlo, President and Chief Executive Officer of ML Bancorp, as President of the new Pennsylvania Division of Sovereign Bank, which will be comprised of Sovereign Bank's Pennsylvania and Delaware branch network.
Mr. Marlo will also be appointed as a director of Sovereign Bank to hold office until the 1999 annual reorganization meeting of the Board of Directors of Sovereign Bank. Sovereign has agreed, so long as Mr. Marlo remains an active employee of Sovereign or Sovereign Bank, to renominate Mr. Marlo as a director of Sovereign Bank for election at the 1999 and 2000 annual reorganization meetings of Sovereign Bank, respectively, and to vote its shares of Sovereign Bank in favor of such election at such meetings.

            On the Effective Date, Sovereign has agreed to establish for a period of at least two years the new Pennsylvania Division of Sovereign Bank Advisory Board (the "Advisory Board"), which shall consist of all non-employee members of the ML Bancorp Board of Directors immediately prior to the Effective Date.

            See "THE MERGER -- Subsidiary Bank Merger,"
"-- Management and Operations after the Merger" and "-- Employee
Benefits and Severance."

            Exchange of Certificates

            After the Effective Date, Sovereign will send to ML Bancorp shareholders transmittal materials for use in effecting the exchange of their certificates representing whole shares of ML Bancorp Common Stock for certificates representing shares of Sovereign Common Stock. Sovereign will pay holders of ML Bancorp Common Stock cash in lieu of issuing fractional shares of Sovereign Common Stock. See "THE MERGER -- Exchange of ML Bancorp Stock Certificates."

Certain Related Transactions

            As a condition to Sovereign entering into the Merger Agreement, ML Bancorp granted Sovereign an option (the "Option") under certain circumstances to purchase up to 2,361,245 shares of ML Bancorp Common Stock at a purchase price of $21.875 per share (the "Option") pursuant to a Stock Option Agreement dated September 18, 1997 (the "Stock Option Agreement"), a copy of which is included as Annex B to this Proxy Statement/Prospectus. The Option may be exercised by Sovereign only upon the occurrence of specified events that have the potential for a third party to effect an acquisition of control of ML Bancorp prior to the termination of the Merger Agreement. None of such triggering events has occurred as of the date hereof. Acquisitions of shares of ML Bancorp Common Stock pursuant to an exercise of the Option would be subject to prior regulatory approval under certain circumstances.

            The Stock Option Agreement provides that Sovereign may require, under certain circumstances, ML Bancorp to repurchase the Option and all shares of ML Bancorp Common Stock purchased by Sovereign pursuant to the Option on the terms and conditions set forth in the Stock Option Agreement. ML Bancorp's repurchase of the Option or ML Bancorp's repurchase of any of the shares of ML Bancorp Common Stock purchased by Sovereign pursuant to the Option would have the effect of precluding a potential acquiror of ML Bancorp from accounting for the acquisition of ML Bancorp as a pooling of interests for financial accounting purposes for a certain period of time. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

            The directors and executive officers of ML Bancorp have agreed to vote such ML Bancorp Common Stock in favor of the Merger Agreement and to certain restrictions which are intended to ensure compliance with applicable securities laws and that the Merger will be accounted for as a pooling of interests. See "THE MERGER -- Matters to be Considered at the Meeting." A copy of the form of letter agreement executed by the directors and executive officers of ML Bancorp is included as Exhibit 1-A to the Merger Agreement attached hereto as Annex A.

            The Stock Option Agreement and the agreements of ML Bancorp's directors and executive officers to vote in favor of the Merger are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers to the Merger. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

Interests of Certain Persons in the Merger

            Certain directors and executive officers of ML Bancorp are the holders of stock options to acquire ML Bancorp Common
Stock, which will be converted into options to acquire Sovereign
Common Stock.

            Sovereign has agreed in the Merger Agreement to honor all employment agreements, consulting agreements and termination agreements that ML Bancorp and its subsidiaries have entered into with their current or former employees, except that Sovereign and Sovereign Bank have agreed to use their reasonable best efforts to enter into a new employment agreement with Mr. Marlo. Sovereign and Mr. Marlo have preliminarily agreed to the form of such new contract. For a description of such contract, see "INTERESTS OF CERTAIN PERSONS IN THE MERGER - Employment Agreements." Mr. Marlo also will become a director of Sovereign Bank, as discussed above under "Management and Operations After the Merger."

            The members of the Advisory Board of the new
Pennsylvania Division of Sovereign Bank shall be paid an annual retainer of $18,750 ($25,000 in the case of Mr. John Eppinger, Chairman of the Board of ML Bancorp), which is equal to the annual fees currently being received by such persons in their capacities as directors of ML Bancorp and Main Line Bank.

            Also, Sovereign has agreed to indemnify and insure after the Effective Date, persons who served as directors and officers of ML Bancorp and Main Line Bank. See "THE MERGER -- Management and Operations After the Merger" and "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

Comparative Per Common Share Data

            The following table sets forth certain unaudited comparative per share data relating to book value per common share, cash dividends declared per common share and income from continuing operations per common share (i) on an historical basis for Sovereign and ML Bancorp, (ii) on a pro forma basis per share of Sovereign Common Stock to reflect completion of the Merger, assuming the Merger was effective for the periods presented, and
(iii) on an equivalent pro forma basis per share of ML Bancorp Common Stock to reflect completion of the Merger, assuming the Merger was effective for the periods presented. The pro forma information has been prepared giving effect to the Merger using the pooling of interests accounting method, assuming the Merger was effective for the periods presented. For a description of the effect of pooling of interests accounting, see "THE MERGER -- Accounting Treatment." Because Sovereign's acquisition of Bankers, completed on August 29, 1997, was accounted for as a pooling of interests, Sovereign's historical financial information has been restated to reflect for all periods presented Bankers' assets and liabilities and results of operations based on the assumption that such acquisition was completed at the beginning of the applicable period. Sovereign's historical financial information at and for the nine months ended September 30, 1997 includes the assets and liabilities Sovereign purchased from Fleet on September 19, 1997 and the results of operations relating to such assets and liabilities from September 19, 1997 through September 30, 1997. The Fleet transaction was accounted for as a purchase. The pro forma information for the nine month period ended September 30, 1997 and for the years ended December 31, 1996, 1995 and 1994 utilized ML Bancorp financial information for the six-month period ended September 30, 1997, and the years ended March 31, 1997, 1996 and 1995, respectively. ML Bancorp's historical financial information for the six months ended September 30, 1997 includes the assets and liabilities ML Bancorp acquired on September 8, 1997 in connection with its acquisition of Penncore and includes the results of operations relating to such assets and liabilities from September 8, 1997 through September 30, 1997. The Penncore transaction was accounted for as a purchase. The following equivalent per share data assume an Exchange Ratio of 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock (the applicable Exchange Ratio assuming a Sovereign Market Value greater than or equal to $13.80 and less than or equal to $18.67); the Exchange Ratio is subject to adjustment based on the actual Sovereign Market Value. See "THE MERGER -- Terms of the Merger." The following equivalent per share data does not include the effects of the ML Bancorp Stock Sale. As discussed elsewhere herein, ML Bancorp agreed in the Merger Agreement
(i) to use its reasonable best efforts to effect the ML Bancorp Stock Sale following the approval of the Merger by the shareholders of Sovereign and ML Bancorp and prior to the Effective Date, and (ii) to consult with Sovereign with respect to the amount of shares of ML Bancorp Common Stock to be sold and the timing and manner of such sale (which will not occur during the 20 consecutive trading days ending on the trading day preceding the Determination Date during which the Sovereign Market Value will be determined). See "THE MERGER - Accounting Treatment." This information should be read in conjunction with the consolidated financial statements of Sovereign (including the supplemental consolidated financial statements) and ML Bancorp, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus, and the other financial data appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "AVAILABLE INFORMATION," and "PRO FORMA COMBINED FINANCIAL STATEMENTS."

            The following information is not necessarily indicative of the results of operations of future periods or future combined financial position.

                                                            At September 30, 1997(1)              At December 31, 1996(1)



Book Value Per Common Share:
Historical:
  Sovereign . . . . . . . . . . . . . . .                       $   7.33                                $   7.02
  ML Bancorp . . . . . . . . . . . . . . .                         14.41                                   13.03
Pro Forma(2)(3):
  Pro forma per share of Sovereign Common
    Stock . . . . . . . . . . . . . . . .                           7.50                                    7.14
  Equivalent pro forma per share of ML Bancorp
    Common Stock . . . . . . . . . . . .                           12.53                                   11.92

                                                          For the nine months ended             For the year ended December 31,
                                                             September 30, 1997(1)             1996(1)      1995(1)        1994(1)




Cash Dividends Paid Per Common Share:
Historical:
  Sovereign . . . . . . . . . . . . . . .                           $0.11                   $0.14        $0.13        $0.12
  ML Bancorp. . . . . . . . . . . . . . .                            0.20                    0.38          -            -
Pro Forma(3)(4):
  Pro forma per share of Sovereign
    Common Stock. . . . . . . . . . . . .                            0.11                    0.14         0.13         0.12
  Equivalent pro forma per share
    of ML Bancorp Common Stock. . . . . .                            0.18                    0.23         0.22         0.20

Income from Continuing Operations Per Common Share:
Historical:
  Sovereign. . . . . . . . . . . . . . . .                         $0.46                    $0.69        $0.82        $0.76
  ML Bancorp. . . . . . . . . . . . . . . .                         0.68                     1.22         0.91         0.49
Pro Forma(3)(5):
  Pro forma per share of Sovereign
    Common Stock . . . . . . . . . . . . .                          0.45                     0.69         0.77         0.65
  Equivalent pro forma per share of ML Bancorp
    Common Stock . . . . . . . . . . . . .                          0.75                     1.15         1.29         1.09

__________________

(1) Data reflect ML Bancorp historical financial data at and for the six-months ended September 30, 1997, and at and for the years ended March 31, 1997, 1996 and 1995.

(2) Pro forma book value per share of Sovereign Common Stock was calculated by dividing total pro forma combined shareholders' equity amounts as of the applicable date by the sum of (i) the total shares of Sovereign Common Stock outstanding as of the applicable date assuming conversion of all Sovereign's outstanding 6-1/4% Cumulative Convertible Preferred Stock, Series B ("Series B Preferred Stock"), or 101,239,602 shares at September 30, 1997 and 99,902,114 shares at December 31, 1996, respectively, and (ii) the total shares of ML Bancorp Common Stock outstanding as of the applicable date, 11,865,564 at September 30, 1997 and 11,218,354 shares at March 31, 1997, respectively, multiplied by an Exchange Ratio of 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock. Equivalent pro forma book value per share of ML Bancorp Common Stock represents the pro forma book value per share of Sovereign Common Stock multiplied by an Exchange Ratio of
      1.67. The Exchange Ratio is subject to adjustment based on the actual Sovereign Market Value. See "THE MERGER -- Terms of the Merger."

(3) Separate pro forma information with respect to Bankers, Fleet and Penncore is not required to be presented under the Commission's rules and regulations due to the size of such transactions.

(4) Sovereign pro forma dividends per share represent historical dividends paid by Sovereign. ML Bancorp pro forma equivalent dividends per share represent such amounts multiplied by an Exchange Ratio of 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock. The Exchange Ratio is subject to adjustment based on the actual Sovereign Market Value. See "THE MERGER -- Terms of the Merger."

(5) Sovereign pro forma income from continuing operations per common share represents historical net income from continuing operations for Sovereign and ML Bancorp combined on the assumption that Sovereign and ML Bancorp had been combined for the periods presented on a pooling of interests basis, divided by the number of shares of Sovereign Common Stock which will be issued and outstanding following completion of the Merger based on an Exchange Ratio of 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock. ML Bancorp equivalent pro forma income from continuing operations per common share represents such amounts multiplied by an Exchange Ratio of
      1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock. The Exchange Ratio is subject to adjustment based on the actual Sovereign Market Value. See "THE MERGER -- Terms of the Merger."

            Market Value of Securities

            The following table sets forth the market value per share of Sovereign Common Stock, the market value per share of ML Bancorp Common Stock and the equivalent market value per share of ML Bancorp Common Stock on September 17, 1997 (the last business day preceding public announcement of the Merger) and December 12, 1997 (the latest practicable trading day before the printing of this Proxy Statement/Prospectus). The equivalent market value per share of ML Bancorp Common Stock indicated in the table is based on an Exchange Ratio of 1.67 shares of Sovereign Common Stock for each shares of ML Bancorp Common (the applicable Exchange Ratio assuming a Sovereign Market Value greater than or equal to $13.80 and less than or equal to $18.67). The Exchange Ratio is subject to adjustment based on the actual Sovereign Market Value. See "THE MERGER -- Terms of the Merger."

            The historical market values per share of Sovereign Common Stock and ML Bancorp Common Stock and the historical market value of Sovereign Common Stock used to determine the equivalent market value per share of ML Bancorp Common Stock are the per share last sale prices on September 17, 1997, and December 12, 1997, respectively, as reported on the Nasdaq National Market with respect to both Sovereign Common Stock and ML Bancorp Common Stock.

                           Sovereign          ML Bancorp

                                                      Equivalent
                                                     Market Value
                           Historical   Historical     Per Share

September 17, 1997           $16.38       $23.13        $27.35
December 12, 1997            $21.63       $30.75        $36.12

            For information concerning cash dividends paid by Sovereign, see "INFORMATION WITH RESPECT TO SOVEREIGN -- Market
Price of and Dividends on Sovereign Common Stock and Related
Shareholder Matters."

Recent Developments

            Sovereign

            On August 29, 1997, Sovereign completed its acquisition of Bankers, a New Jersey corporation, pursuant to which Bankers merged with and into Sovereign, with Sovereign surviving the merger. On the effective date of the merger, each outstanding share of Bankers common stock was automatically converted into
1.854 shares of Sovereign Common Stock. The merger was treated as a pooling of interest for financial accounting purposes. As a result, all financial information relating to Sovereign contained herein has been prepared to give retroactive effect to the acquisition of Bankers and, therefore, reflects the combined financial position and results of operations of Bankers and Sovereign as if the Bankers acquisition had taken place at the beginning of the applicable period covered by such information.
As part of the Bankers merger, Bankers Savings, a New Jersey Savings bank and a wholly owned subsidiary of Bankers, was merged with and into Sovereign Bank.

            At the date of merger, Bankers had total unaudited consolidated assets, deposits, and stockholders' equity of approximately $2.5 billion, $1.6 billion, and $204 million, respectively. Bankers Savings operated 15 branches located in Middlesex, Monmouth and Ocean Counties, New Jersey.

            On September 19, 1997 Sovereign Bank completed its purchase of certain assets of Fleet's Division. The assets consisted principally of (i) approximately $1.9 billion of indirect automobile loans, other indirect consumer loans, dealer floor plan loans and loans to automobile leasing companies at 98.7% of principal amount or a cash purchase price of approximately $1.875 billion (less approximately $65 million of certain assumed liabilities), and (ii) miscellaneous furniture, fixtures and equipment for approximately $1 million in cash.

            As part of the transaction, Sovereign has agreed to offer employment to approximately 180 employees of the Division. Sovereign, during a transition period, is also leasing certain Fleet owned or leased facilities in Melville, New York and Hartford, Connecticut.

            Sovereign expects that its new automobile finance division will serve over 2,000 automotive dealerships and 225,000 customers principally throughout New Jersey, New York,
Pennsylvania and several New England states.

            The transaction was treated as a purchase for financial accounting purposes and, after taking into account loan loss reserves, resulted in approximately $10 million of goodwill.

            Sovereign expects that its new automotive finance division will result in earnings per share accretion of $0.02 in 1997, $0.08 in 1998, $0.12 in 1999 and $0.18 in 2000, after giving pro forma effect to Sovereign's combination with Bankers.

            ML Bancorp

            On September 8, 1997, ML Bancorp completed the acquisition of Penncore, pursuant to which Penncore was merged, with and into ML Bancorp, with ML Bancorp surviving the merger. On the effective date of the merger, each outstanding share of Penncore common stock was automatically converted into $36.56 in cash or a combination of cash and ML Bancorp Common Stock. Seventy percent (70%) of the shares of Penncore common stock were exchanged for shares of ML Bancorp Common Stock and thirty percent (30%) were exchanged for cash. As part of the Penncore merger, Commonwealth State Bank, a Pennsylvania-chartered bank and a wholly owned subsidiary of Penncore, was merged with and into Main Line Bank.

            As a result of the Penncore merger, ML Bancorp acquired approximately $133.0 million in assets and $95.0 million in deposits.

            The Penncore acquisition was treated as a purchase for financial accounting purposes and resulted in approximately $7.8 million of goodwill.

                               [END OF SUMMARY]

                            SELECTED FINANCIAL DATA

            The following tables set forth (i) certain historical consolidated summary financial data for Sovereign (ii) certain historical consolidated summary financial data for ML Bancorp, and (iii) certain unaudited pro forma combined selected financial data giving effect to the Merger assuming that shareholders of ML Bancorp will receive 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock they own (the applicable Exchange Ratio assuming a Sovereign Market Value of greater than or equal to $13.80 and less than or equal to $18.67). These data are derived from, and should be read in conjunction with, among other things, the consolidated financial statements and supplemental consolidated financial statements of Sovereign and the consolidated financial statements of ML Bancorp, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus, and the pro forma combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus.

            Because Sovereign's acquisition of Bankers, completed on August 29, 1997, was accounted for as a pooling of interests, Sovereign's historical financial information has been restated to reflect for all periods presented Bankers' assets and liabilities and results of operations based on the assumption that such acquisition was completed as of the beginning of the applicable period. Sovereign's supplemental consolidated financial statements at December 31, 1996 and 1995 and for the three years ended December 31, 1996 are set forth in Sovereign's Current Report on Form 8-K, which was filed with the Commission on December 9, 1997, and reflect the effects of Sovereign's acquisition of Bankers for all periods presented. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "AVAILABLE INFORMATION" and "PRO FORMA COMBINED FINANCIAL INFORMATION."

            Sovereign's historical financial information at and for the nine months ended September 30, 1997 includes the assets and liabilities Sovereign purchased from Fleet on September 19, 1997 and the results of operations relating to such assets and liabilities from September 19, 1997 through September 30, 1997.
The Fleet transaction was accounted for as a purchase. ML Bancorp's historical financial information at and for the six months ended September 30, 1997 includes the assets and liabilities ML Bancorp acquired on September 8, 1997 in connection with its acquisition of Penncore and includes the results of operations relating to such assets and liabilities from September 8, 1997 through September 30, 1997. The Penncore transaction was accounted for as a purchase.

            Interim unaudited data for the nine months ended September 30, 1997 and 1996 with respect to Sovereign and the six months ended September 30, 1997 and 1996 with respect to ML Bancorp reflects, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Results for the 1997 interim periods are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

            The unaudited pro forma selected financial data do not give effect to any potential cost savings, potential revenue enhancements, or any merger-related expenses that may be realized or incurred as a result of the Merger or the estimated effects of the ML Bancorp Stock Sale.

                             SOVEREIGN SELECTED FINANCIAL DATA(1)

Balance Sheet
  Data
                                   At or for the Nine Months
                                       Ended September 30,                            Year Ended December 31,
                                     1997          1996             1996           1995          1994          1993        1992(2)
                                                             (Dollars in thousands, except per share data)
Total assets. . . . . . . . . . .  $14,601,008    $12,360,432    $12,500,852   $10,616,931    $8,873,991    $6,975,798   $5,678,614
Loans . . . . . . . . . . . . . .   10,299,998      8,167,229      8,321,771     6,463,490     6,029,568     4,398,125    3,715,755
Allowance for possible loan
  losses. . . . . . . . . . . . .      (94,517)       (50,242)       (52,689)      (49,075)      (50,785)      (50,108)     (44,076)
Investment and mortgage-backed
  securities available-for-sale .      869,894        581,518        528,887       904,732       107,481           -            -
Investment and mortgage-backed
  securities held-to-maturity . .    2,937,692      3,136,913      3,195,094     2,644,467     2,333,829     2,192,008    1,496,807
Deposits. . . . . . . . . . . . .    7,750,849      7,221,653      7,235,395     7,237,723     5,959,860     4,990,952    4,728,980
Borrowings. . . . . . . . . . . .    5,925,009      4,335,238      4,476,284     2,621,006     2,310,091     1,441,732      433,437
Shareholders' equity. . . . . . .      742,365        687,274        701,425       655,264       513,587       454,426      404,301

Summary Statement
      of Operations
                                   At or for the Nine Months
                                      Ended September 30,                             Year Ended December 31,
                                        1997          1996          1996           1995          1994          1993        1992(2)
                                                             (Dollars in thousands, except per share data)
Total interest income . . . . . .  $   694,585    $   598,848    $   818,594   $   666,645    $   495,678  $   418,379  $   348,638
Total interest expense. . . . . .      449,128        373,016        514,473       414,388        263,312      216,559      197,653
Net interest income . . . . . . .      245,457        225,832        304,121       252,257        232,366      201,820      150,985
Provision for possible loan
  losses. . . . . . . . . . . . .       31,199         10,166         15,366         8,150          9,962       13,130       18,357
Net interest income after
  provision for possible
  loan losses . . . . . . . . . .      214,258        215,666        288,755       244,107        222,404      188,690      132,628
Other income. . . . . . . . . . .       27,330         31,090         46,304        32,936         20,387       23,266       20,736
Other expenses. . . . . . . . . .      160,064        168,238        221,484       155,279        131,000      117,269       83,916

Income before income taxes and
  cumulative effect of change in
  accounting principle. . . . . .       81,524         78,518        113,575       121,764        111,791       94,687       69,448
Income tax provision. . . . . . .       33,949         29,643         43,436        41,354         40,888       35,080       26,879
Income before cumulative effect
  of change in accounting
  principle . . . . . . . . . . .       47,575         48,875         70,139        80,410         70,903       59,607       42,569
Cumulative effect of change
  in accounting principle . . . .        --              --            --            --             --           4,800       (1,858)
Net income. . . . . . . . . . . . $     47,575    $    48,875    $    70,139    $   80,410    $    70,903   $   64,407   $   40,711
                                  ============    ===========    ===========    ==========    ===========   ==========   ==========
Net income applicable to common
  stock . . . . . . . . . . . . .

Share Data (3)

Common shares outstanding at end
  of period (in thousands). . . .       89,275         87,508         87,928        83,836         83,686       78,937       78,698
Preferred shares outstanding at
  end of period (in thousands). .        1,998          2,000          2,000          2,000             0            0            0
Earnings per common and common
  equivalent share:
  Before cumulative effect
  of change in accounting
  principle . . . . . . . . . . .        $0.46          $0.48          $0.69          $0.82         $0.76       $0.64         $0.52
  After cumulative effect
  of change in accounting
  principle . . . . . . . . . . .         0.46           0.48           0.69           0.82          0.76        0.70          0.55
Book value per common and common
  equivalent share at end of
  period(4) . . . . . . . . . . .         7.33           6.91           7.02           6.65          5.76         5.08         4.54
Common share price at end of
  period. . . . . . . . . . . . .        17.50           9.19          10.94           8.06          5.88         9.00         5.13
Dividends paid per common share .         0.11           0.11           0.14           0.13          0.12         0.09         0.07
Dividend payout ratio . . . . . .        24.57%         22.29%         20.72%         15.73%        15.33%       12.71%       12.36%
Return on average assets. . . . .         0.58%          0.63%          0.60%          0.84%         0.92%        1.00%        0.93%
Return on average stockholders'
equity. . . . . . . . . . . . . .        10.43%         10.50%         10.27%         13.53%        14.61%       15.07%       13.17%
Equity to assets. . . . . . . . .         5.08%          5.56%          5.61%          6.17%         5.79%        6.51%        7.12%

________________

(1) The acquisitions of Bankers in August 1997, First State Financial Services, Inc. ("First State") in February 1997, Charter Bancorp, Inc. ("Charter") in November 1994 and Valley Federal Savings ("Valley Federal") in November 1993 were each accounted for as pooling of interests, and accordingly, the consolidated financial statements have been restated to include the accounts of Bankers, First State, Charter and Valley Federal for all periods presented.

(2) The acquisition of Harmonia Bancorp, Inc. ("Harmonia") was accounted for as a purchase at the close of business on December 31, 1992. Sovereign's consolidated balance sheet at December 31, 1992 includes Harmonia. Sovereign's 1992 consolidated results of operations do not include Harmonia's results.

(3) All per share data have been adjusted to reflect all stock dividends and stock splits declared or effected through the date of this Proxy Statement/Prospectus, including the Stock Split.

(4) Book value is calculated using equity divided by common shares and assuming conversion of all outstanding shares of Series B Preferred Stock. As of the date of this Proxy Statement/Prospectus, the conversion rate for Sovereign's Series B Preferred Stock is 5.9868 shares of Sovereign Common Stock for each share of Series B Preferred Stock.

                             ML BANCORP SELECTED FINANCIAL DATA(1)

FINANCIAL CONDITION
  DATA

                                              At or for the Six Months
                                                Ended September 30,                At or for the Year Ended March 31,
                                              --------------------------  ----------------------------------------------------------
                                                    1997        1996          1997       1996        1995        1994        1993
                                                 ----------  ----------   ----------  ----------  ----------  ----------  ---------
                                                                      (Dollars in thousands, except per share data)

Assets..........................               $2,315,784   $1,888,847    $1,959,847  $1,765,812  $1,563,452  $1,001,037  $989,308
Loans receivable, net(2)........                1,022,085      811,481       835,243     786,824     575,280     294,324   313,521
Investments and mortgage-backed
  securities....................                1,162,092      975,278     1,015,189     898,413     926,448     666,838   625,585
Customer accounts...............                1,000,336      807,477       873,357     861,016     693,988     679,687   618,693
Borrowings......................                1,087,058      927,798       893,703     748,206     705,231     256,633   304,881
Equity..........................                  160,337      138,067       135,704     140,337     141,300      53,978    57,056
Nonperforming assets............                    9,734       11,534        10,724      10,445       8,931      12,363    24,658
Allowance for loan losses.......                   17,757       14,981        14,733      13,124       9,111       7,337     7,488
Book value per share(3).........                   $14.41       $12.55        $13.03       12.24       11.15         N/A       N/A
Tangible book value per share(3)                   $13.50       $12.15        $12.77       11.93       11.10         N/A       N/A
Income Statement Data:
Interest income.................                   76,281       68,132       137,318    $120,421     $90,233     $61,899   $70,973
Interest expense................                   44,490       41,797        83,139      76,659      53,484      39,079    45,959
                               ---------------------------------------------------------------------------------------------------
Net interest income.............                   31,791       26,335        54,179      43,762      36,749      22,820    25,014
Provision for Loan Losses.......                    2,020        2,010         5,310       4,000       3,400       1,113     3,169
                               ---------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses.....                   29,771       24,325        48,869      39,762      33,349      21,707    21,845
Non-interest income.............                    8,717        8,350        15,706       7,269       3,412       8,616     7,196
Non-interest expenses...........                   25,053       27,538        48,860      29,139      23,093      21,000    20,253
Income before income taxes and
  effect of cumulative change
  in accounting principle.......                   13,435        5,137        15,715      17,892      13,668       9,323     8,788

Income taxes (Benefit)..........                    5,613       (2,208)        1,905       6,272       4,974       7,461     3,267
Cumulative effect of change in
  accounting for income taxes...                        0            0             0           0           0           0     1,967
                                --------------------------------------------------------------------------------------------------
Net income......................                    7,822        7,345        13,810     $11,620      $8,694      $1,862    $7,488
                                ==================================================================================================

Primary earnings per share(3)...                    $0.69        $0.62         $1.23       $0.92       $0.49         N/A       N/A
Fully diluted earnings per
  share(3)......................                    $0.68        $0.62         $1.22       $0.91       $0.49         N/A       N/A
Dividends declared per share(3).                    $0.20        $0.19         $0.38       $0.26         N/A         N/A       N/A

Average Balance Sheet Data(4):
Assets..........................               $2,087,426   $1,862,260     $1,876,198 $1,628,137  $1,310,585  $1,001,449  $946,874
Loans...........................                  888,371      804,224        805,101    662,160     412,464     304,745   355,410
Mortgage-related securities.....                  946,199      875,610        876,969    821,436     753,745     598,345   499,878
Investments.....................                  128,763       79,310         82,033     77,199      89,501      44,770    43,894
Customer accounts...............                  906,751      833,998        866,226    759,335     693,803     638,804   589,441
Borrowings......................                1,871,796    1,708,175        850,706    704,267     498,307     294,016   291,329
Equity..........................                  146,436      141,203        141,911    147,372     105,809      58,768    50,553
Weighted shares outstanding-
  primary(3)....................               11,335,840   11,833,625     11,195,279 12,695,358  13,456,962         N/A       N/A
Weighted shares outstanding-
  fully diluted(3)..............               11,570,085   11,932,312     11,281,595 12,786,594  13,456,962         N/A       N/A

Selected Financial Ratios:
Return on average equity........                    10.68%        9.92%         9.73%      7.88%       8.22%       3.17%    14.81%
Return on average assets........                     0.75%        0.75%         0.74%      0.71%       0.66%       0.19%     0.79%
Average equity to average assets                     7.02%        7.58%         7.56%      9.05%       8.07%       5.87%     5.34%
Allowance for loan losses to:
  Gross loans...................                     1.71%        1.81%         1.73%      1.64%       1.56%       2.43%     2.51%
  Non-performing loans..........                   218.53%      141.04%       156.86%    156.20%     134.74%     137.50%    55.16%
Total non-performing assets to
  total assets..................                     0.42%        0.61%         0.55%      0.59%       0.57%       1.23%     2.49%
Capital ratios:
  Tangible capital..............                     5.45%        6.54%         5.93%      7.48%       9.17%       5.15%     5.40%
  Core capital..................                     5.45%        6.54%         5.93%      7.48%       9.17%       5.11%     5.31%
  Risk-based capital............                    12.44%       15.25%        13.95%     15.31%      21.54%      12.67%    13.11%
Net interest margin.............                     3.22%        2.98%         3.06%      2.79%       2.90%       2.39%     2.74%

----------------------------------
(1)   ML Bancorp's acquisition of Penncore on September 8, 1997 was accounted for as a purchase, and accordingly, is reflected only in the financial information at or for the six-month period ended September 30, 1997.
(2)   Loans include loans receivable, net, and loans available for sale.
(3)   Per share data is calculated since August 11, 1994, the date of Bancorp's initial public offering, and has been adjusted for
      Bancorp's two-for-one stock split effected on September 6, 1996.
(4)   Certain reclassifications have been made in order to conform with current year's presentation.

________________

                  PRO FORMA COMBINED SELECTED FINANCIAL DATA

                                        At or for the Nine Months
                                        Ended September 30(1)(2),              At or for the Year Ended December 31(2)(3),
                                           1997           1996          1996        1995        1994         1993          1992
                                                               (Dollars in thousands, except per share data)
Total assets                           $16,916,792   $14,249,279   $14,460,699  $12,382,743  $10,437,443  $7,976,835   $6,667,922
Loans, net                              11,227,566     8,928,468     9,104,325    7,201,239    6,554,063   4,642,341    3,985,200
Investment securities and mortgage-
  backed securities                      4,969,678     4,693,709     4,739,170    4,447,612    3,367,758   2,858,846    2,122,390
Deposits                                 8,751,185     8,029,130     8,108,752    8,098,739    6,653,848   5,670,639    5,347,673
Borrowings                               7,012,067     5,263,036     5,369,987    3,369,212    3,015,322   1,698,365      738,318
Stockholders' equity                       902,702       825,341       837,129      795,601      654,887     508,404      461,357

Interest income                        $   770,866   $   666,980    $  955,912   $  787,066   $  585,911  $  480,278   $  419,611
Interest expense                           493,618       414,813       597,612      491,047      316,796     255,638      243,612
Net interest income before provision
  for loan losses                          277,248       252,167       358,300      296,019      269,115     224,640      175,999
Provision for loan losses                   33,219        12,176        20,676       12,150       13,362      14,243       21,526
Net interest income after provision
  for loan losses                          244,029       239,991       337,624      283,869      255,753     210,397      154,473
Other income                                36,047        39,440        62,010       40,205       23,799      31,882       27,932
Other expenses                             185,117       195,776       270,344      184,418      154,093     138,269      104,169

Income before income taxes and
  cumulative effect of change in
  accounting method                         94,959        83,655       129,290      139,656      125,459     104,010       78,236
Income taxes                                39,562        27,435        45,341       47,626       45,862      42,541       30,146
Net income before cumulative effect
  of change in accounting method            55,397        56,220        83,949       92,030       79,597      61,469       48,090
Cumulative effect of change in
  accounting method                              0             0             0            0            0       4,800          109
Net income                             $    55,397   $    56,220    $   83,949   $   92,030   $   79,597  $   66,269   $   48,199
                                       ===========   ===========    ==========   ==========   ==========  ==========   ==========

Earnings per common share              $      0.45   $      0.46    $     0.69   $     0.77   $     0.65  $     0.64   $     0.52
                                       ===========   ===========    ==========   ==========   ==========  ==========   ==========

Dividends per common share             $      0.11   $      0.11    $     0.14  $      0.13  $     0.12  $      0.09  $      0.07
                                       ===========   ===========    ===========  ==========   ==========  ==========   ==========

___________________________________
(1) Reflects ML Bancorp historical information at or for the six months ended September 30, 1997.

(2) Separate pro forma information with respect to Bankers, Fleet and Penncore is not required to be presented under the Commission's rules and regulations due to the size of such transactions.

(3) Reflects ML Bancorp historical information at or for each of the years in the five-year period ended March 31, 1997.

                   PRO FORMA COMBINED FINANCIAL INFORMATION

            The following tables set forth selected unaudited pro forma financial data reflecting the Merger.

            The pro forma information has been prepared assuming that shareholders of ML Bancorp will receive in the Merger 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock they own (the applicable Exchange Ratio assuming a Sovereign Market Value of greater than or equal to $13.80 and less than or equal to $18.67). This Exchange Ratio is subject to adjustment based on the actual Sovereign Market Value. See "THE MERGER -- Terms of the Merger."

            The pro forma financial information included in this Proxy Statement/Prospectus is presented for illustrative purposes only. Such pro forma financial information does not necessarily reflect what the actual results of Sovereign would be following completion of the Merger.

            The following pro forma information does not give effect to any potential cost savings, potential revenue enhancements or any merger-related expenses that may be realized or incurred as a result of the Merger. See "THE MERGER -- Management and Operations After the Merger." The pro forma information does not include the effects of the ML Bancorp Stock Sale. As discussed elsewhere herein, ML Bancorp agreed in the Merger Agreement (i) to use its reasonable best efforts to effect the ML Bancorp Stock Sale following the approval of the Merger by the shareholders of Sovereign and ML Bancorp and prior to the Effective Date, and (ii) to consult with Sovereign with respect to the amount of shares of ML Bancorp Common Stock to be sold and the timing and manner of such sale (which will not occur during the 20 consecutive trading days ending on the trading day preceding the Determination Date during which the Sovereign Market Value will be determined). See "THE MERGER -- Accounting Treatment."

Pro Forma Unaudited Combined Condensed Balance Sheet as of
September 30, 1997

            The following unaudited pro forma combined condensed balance sheet information reflects (i) the historical consolidated balance sheets of Sovereign and ML Bancorp as of September 30, 1997 and (ii) the pro forma combined condensed balance sheet of Sovereign as of such date, after giving effect to the Merger. The Merger has been reflected as a pooling of interests effective as of September 30, 1997. Sovereign's historical financial information as of September 30, 1997 includes the assets and liabilities Sovereign purchased from Fleet on September 19, 1997 and acquired as a result of the acquisition of Bankers on August 29, 1997, which were accounted for as a purchase and a pooling of interests, respectively. ML Bancorp's historical financial information as of September 30, 1997 includes the assets and liabilities it acquired on September 8, 1997 in connection with its acquisition of Penncore. Separate pro forma information with respect to Bankers, Fleet and Penncore is not required to be presented under the Commission's rules and regulations due to the size of such transactions. The unaudited information should be read in conjunction with the historical consolidated financial statements of Sovereign and ML Bancorp, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

             PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                (In thousands)

                                                                   Sovereign
                                                          Pro         and
                                                         Forma      ML Bancorp
                          Sovereign      ML Bancorp    Adjustments  Combined(1)
Cash and amounts due
  from depository
  institutions ......     $  178,269     $   25,514   $     -      $   203,783
Investment and
  mortgage-backed
  securities ........      3,807,596      1,162,092     (3,765)(3)   4,965,923
Loans ...............     10,299,998      1,039,843         -       11,339,841
Allowance for possible
  loan losses .......        (94,517)       (17,758)        -         (112,275)
Goodwill and other
  intangible assets .        118,357         10,742         -          129,099
Other assets ........        291,315         95,351         -          386,666

  Total assets ......    $14,601,008     $2,315,784   $ (3,765)    $16,913,027
                         ===========     ==========   ===========  ===========

Deposits ............    $ 7,750,849     $1,000,336   $     -      $ 8,751,185
Borrowings ..........      5,925,009      1,087,058         -        7,012,067
Other liabilities ...         85,576         18,053         -          103,629

  Total liabilities .     13,761,434      2,105,447         -       15,866,881

  Trust Preferred
    Securities.......         97,452         50,000         -          147,452

Preferred stock......         96,367           -            -           96,367
Common stock(2)......        380,032        101,810    (47,249)(3)(4)  434,594
Unallocated common stock
  held by ESOP and RRP       (33,258)        (6,683)     6,683 (4)     (33,258)
Treasury stock.......           (177)       (36,801)    36,801 (4)        (177)
Unrecognized gain on
  investments........          7,440          7,695         -           15,135
        and
Retained earnings....        291,718         94,315         -          386,033

Total shareholders'
  equity ............        742,122        160,337     (3,765)        898,694
Total liabilities and
  shareholders'
  equity ............    $14,601,008     $2,315,784    $(3,765)    $16,913,027
                         ===========     ==========    =========== ===========
____________________________

      (1) Does not reflect any adjustments related to the ML Bancorp Stock Sale. Assuming that 1,000,000 shares of ML Bancorp Common Stock are sold in the ML Bancorp Stock Sale at $30.75 per share, the closing price of a share of ML Bancorp Common Stock on December 12, 1997, the latest practicable trading day prior to the printing of the Proxy Statement/Prospectus, for estimated net cash proceeds of $30.55 million after expenses, total assets, common stock, total shareholders' equity and total liabilities and shareholders' equity would be $16.9 billion, $454.2 million, $929.2 million and $16.9 billion, respectively, for Sovereign and ML Bancorp on a pro forma combined basis. ML Bancorp will sell between 600,000 and 1,000,000 shares of ML Bancorp Common Stock in the ML Bancorp Stock Sale based on the number of shares of ML Bancorp Common Stock issued from ML Bancorp's treasury upon the exercise of outstanding options to purchase ML Bancorp Common Stock between the date hereof and consummation of the ML Bancorp Stock Sale. See "THE MERGER -- Accounting Treatment."

      (2) Sovereign Common Stock has no par value; accordingly, amounts shown include surplus.

      (3) Represents cancellation of Sovereign's investment in ML Bancorp Common Stock.

      (4)   Represents cancellation of treasury shares of ML
            Bancorp and termination of ML Bancorp's Employee Stock
            Ownership Plan.

Pro Forma Unaudited Combined Condensed Statements of Income for the Nine Months Ended September 30, 1997 and 1996 and the Years
Ended December 31, 1996, 1995 and 1994

            The following unaudited pro forma combined condensed statements of income reflect the historical consolidated statements of income of Sovereign (including the supplemental consolidated financial statements) and ML Bancorp, as indicated below, for each period presented and the pro forma combined condensed statements of income of Sovereign, after giving effect to the Merger. The Merger has been reflected as a pooling of interests. See "THE MERGER -- Accounting Treatment." The pro forma combined condensed statements of income for the nine-month periods ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 were prepared on the assumption that the Merger had been completed as of the beginning of the applicable six-month, nine-month or annual period for Sovereign or ML Bancorp, as the case may be. Sovereign's historical financial information for the nine months ended September 30, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1996 includes Bankers' results of operations for such interim or annual period, as the case may be, based on the assumption that such acquisition was completed as of the beginning of the applicable interim or annual period, as the case may be. Sovereign's acquisition of Bankers was accounted for as a pooling of interests. Sovereign's historical financial information for the nine months ended September 30, 1997 includes for the period from September 19, 1997 through September 30, 1997 the results of operations relating to the assets and liabilities Sovereign acquired from Fleet on September 19, 1997. The Fleet transaction was accounted for as a purchase. ML Bancorp's historical financial information for the six months ended September 30, 1997 includes for the period from September 8, 1997 through September 30, 1997 the results of operations of the assets and liabilities ML Bancorp acquired in connection with its acquisition of Penncore on September 8, 1997. Separate pro forma information with respect to Bankers, Fleet and Penncore is not required to be presented under the Commission's rules and regulations due to the size of such transactions. The pro forma combined condensed statements of income for the years ended December 31, 1996, 1995 and 1994 and for the nine-month periods ended September 30, 1997 and 1996 utilize ML Bancorp historical financial information for the years ended March 31, 1997, 1996 and 1995 and the six-month periods ended September 30, 1997 and 1996, respectively. The unaudited information should be read in conjunction with the historical consolidated financial statements of Sovereign (including Sovereign's supplemental consolidated financial statements set forth in Sovereign's Current Report on Form 8-K which was filed with the Commission on December 9, 1997) and ML Bancorp, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997(1)(2)
                     (In thousands, except per share data)

                                                       Sovereign
                                                          and
                                                       ML Bancorp
                               Sovereign  ML Bancorp    Combined

Interest income ............   $ 694,585   $ 76,281    $ 770,866
Interest expense ...........     449,128     44,490      493,618
Net interest income ........     245,457     31,791      277,248
Provision for possible
  loan losses ..............      31,199      2,020       33,219
Net interest income after
  provision for possible
  loan losses ..............     214,258     29,771      244,029
Other non-interest income...      27,330      8,717       36,047
Non-interest expense .......     160,064     25,053      185,117
Income before taxes ........      81,524     13,435       94,959
Income taxes ...............      33,949      5,613       39,562
Net income .................   $  47,575   $  7,822    $  55,397
                               =========   ========    =========

Earnings per share (fully
  diluted) .................   $    0.46   $   0.68    $    0.45
                               =========   ========    =========


__________________________

(1) Reflects ML Bancorp historical financial information for the six months ended September 30, 1997.

(2)   Does not reflect any adjustments related to the ML Bancorp
      Stock Sale.

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996(1)(2)
                     (In thousands, except per share data)

                                                       Sovereign
                                                          and
                                                      ML Bancorp
                               Sovereign  ML Bancorp    Combined

Interest income ............   $ 598,848   $ 68,132    $ 666,980
Interest expense ...........     373,016     41,797      414,813
Net interest income ........     225,832     26,335      252,167
Provision for possible
  loan losses ..............      10,166      2,010       12,176
Net interest income after
  provision for possible
  loan losses ..............     215,666     24,325      239,991
Other non-interest income...      31,090      8,350       39,440
Non-interest expense .......     168,238     27,538      195,776
Income before taxes ........      78,518      5,137       83,655
Income taxes ...............      29,643     (2,208)      27,435
Net income .................   $  48,875   $  7,345    $  56,220
                               =========   ========    =========

Earnings per share .........   $    0.48   $   0.62    $    0.46
(fully diluted)                =========   ========    =========

__________________________

(1) Reflects ML Bancorp historical financial information for the six months ended September 30, 1996.

(2)   Does not reflect any adjustments related to the ML Bancorp
      Stock Sale.

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                  FOR THE YEAR ENDED DECEMBER 31, 1996(1)(2)
                     (In thousands, except per share data)

                                                       Sovereign
                                                          and
                                                      ML Bancorp
                               Sovereign  ML Bancorp    Combined

Interest income ............   $ 818,594   $137,318    $ 955,912
Interest expense ...........     514,473     83,139      597,612
Net interest income ........     304,121     54,179      358,300
Provision for possible
  loan losses ..............      15,366      5,310       20,676
Net interest income after
  provision for possible
  loan losses ..............     288,755     48,869      337,624
Other non-interest income...      46,304     15,706       62,010
Non-interest expense .......     221,484     48,860      270,344
Income before taxes ........     113,575     15,715      129,290
Income taxes ...............      43,436      1,905       45,341
Net income .................   $  70,139   $ 13,810   $  83,949
                               =========   ========    =========

Earnings per share .........   $    0.69   $   1.22    $    0.69
(fully diluted)                =========   ========    =========

__________________________


(1) Reflects ML Bancorp historical financial information for the fiscal year ended March 31, 1997.

(2)   Does not reflect any adjustments related to the ML Bancorp
      Stock Sale.

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                  FOR THE YEAR ENDED DECEMBER 31, 1995(1)(2)
                     (In thousands, except per share data)

                                                       Sovereign
                                                          and
                                                      ML Bancorp
                               Sovereign   ML Bancorp   Combined

Interest income ............   $ 666,645   $120,421    $ 787,066
Interest expense ...........     414,388     76,659      491,047
Net interest income ........     252,257     43,762      296,019
Provision for possible
  loan losses ..............       8,150      4,000       12,150
Net interest income after
  provision for possible
  loan losses ..............     244,107     39,762      283,869
Other non-interest income...      32,936      7,269       40,205
Non-interest expense .......     155,279     29,139      184,418
Income before taxes ........     121,764     17,892      139,656
Income taxes ...............      41,354      6,272       47,626
Net income .................   $  80,410   $ 11,620    $  92,030
                               =========   ========    =========

Earnings per share .........   $    0.82   $   0.91    $    0.77
(fully diluted)                =========   ========    =========

__________________________


(1) Reflects ML Bancorp historical financial information for the fiscal year ended March 31, 1996.

(2)   Does not reflect any adjustments related to the ML Bancorp
      Stock Sale.

            PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                  FOR THE YEAR ENDED DECEMBER 31, 1994(1)(2)
                     (In thousands, except per share data)

                                                      Sovereign
                                                         and
                                                      ML Bancorp
                               Sovereign  ML Bancorp    Combined

Interest income ............   $ 495,678   $ 90,233    $ 585,911
Interest expense ...........     263,312     53,484      316,796
Net interest income ........     232,366     36,749      269,115
Provision for possible
  loan losses ..............       9,962      3,400       13,362
Net interest income after
  provision for possible
  loan losses ..............     222,404     33,349      255,753
Other non-interest income...      20,387      3,412       23,799
Non-interest expense .......     131,000     23,093      154,093
Income before taxes ........     111,791     13,668      125,459
Income taxes ...............      40,888      4,974       45,862
Net income .................   $  70,903   $  8,694    $  79,597
                               =========   ========    =========

Earnings per share .........   $    0.76   $   0.49    $    0.65
(fully diluted)                =========   ========    =========

__________________________


(1) Reflects ML Bancorp historical financial information for the fiscal year ended March 31, 1995.

(2)   Does not reflect any adjustments related to the ML Bancorp
      Stock Sale.

                                 THE MEETINGS

Date, Time and Place

            Sovereign. The Sovereign Special Meeting will be held at the Sheraton Valley Forge and Convention Center, located at 1160 First Avenue, King of Prussia, Pennsylvania, at 3:00 p.m.
local time, on Thursday, January 22, 1998.

            ML Bancorp. The ML Bancorp Special Meeting will be held at the Sheraton Valley Forge and Convention Center, located at 1160 First Avenue, King of Prussia, Pennsylvania, at 2:00 p.m.
local time, on Thursday, January 22, 1998.

Matters To Be Considered at the Special Meetings

            Sovereign. At the Sovereign Special Meeting, holders of Sovereign Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Sovereign Adjournment Proposal. Shareholders may also consider and vote upon such other matters as may properly be brought before the Sovereign Special Meeting.

            The Board of Directors of Sovereign has approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement. The Board of Directors has also approved, and recommends a vote FOR approval of, the Sovereign
Adjournment Proposal.

            ML Bancorp. At the ML Bancorp Special Meeting, holders of ML Bancorp Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the ML Bancorp Adjournment Proposal. Shareholders may also consider such other matters as may properly be brought before the ML Bancorp Special Meeting.

            The Board of Directors of ML Bancorp has (with all directors present), by unanimous vote, approved the Merger Agreement and recommends a vote FOR approval and adoption of the Merger Agreement. The Board of Directors has also, by unanimous vote, approved, and recommends a vote FOR approval of the ML Bancorp Adjournment Proposal.

Votes Required

            Sovereign. The approval and adoption of the Merger Agreement and the approval of the Sovereign Adjournment Proposal will each require the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon at the Sovereign Special Meeting.

            Holders of record of Sovereign Common Stock on the Sovereign Record Date are each entitled to one vote per share on each matter to be voted on at the Sovereign Special Meeting.

            The directors and executive officers of Sovereign have agreed to vote all shares of Sovereign Common Stock that they own on the Sovereign Record Date in favor of the approval and adoption of the Merger Agreement. As of the Sovereign Record Date, directors and executive officers of Sovereign and their affiliates beneficially owned and were entitled to vote 4,508,000 shares of Sovereign Common Stock, which represented approximately 5% of the shares of Sovereign Common Stock outstanding on the Sovereign Record Date. Management of Sovereign is not aware of any person or entity owning 5% or more of the outstanding shares of Sovereign Common Stock, except for 4,949,040 shares of Sovereign Common Stock (approximately 5% of outstanding shares) held of record by a nominee for York Bank & Trust Company, trustee for the Sovereign ESOP. Under the terms of the Sovereign ESOP, shares held by the Sovereign ESOP are allocated to individual employee accounts as the debt incurred to purchase the shares is repaid. Once allocated to an individual employee account, shares are voted in the manner directed by the employee. Prior to allocation, the trustee is required to vote the shares in its discretion. As of the Sovereign Record Date, Sovereign and its subsidiaries, as fiduciaries, custodians or agents, did not have voting power with respect to any shares of Sovereign Common Stock.

            ML Bancorp. The approval and adoption of the Merger Agreement and the approval of the ML Bancorp Adjournment Proposal will each require the affirmative vote of a majority of the votes cast, in person or by proxy, by all shareholders entitled to vote thereon at the ML Bancorp Special Meeting.

            Each holder of shares of ML Bancorp Common Stock outstanding on the ML Bancorp Record Date will be entitled to one vote for each share held of record on each matter to be considered at the ML Bancorp Special Meeting.

            The directors and executive officers of ML Bancorp have agreed to vote all shares of ML Bancorp Common Stock that they own on the ML Bancorp Record Date for approval and adoption of the Merger Agreement. As of the ML Bancorp Record Date, directors and executive officers of ML Bancorp and their affiliates beneficially owned and were entitled to vote 422,421 shares of ML Bancorp Common Stock, which represented approximately 3.6% of the shares of ML Bancorp Common Stock outstanding on the ML Bancorp Record Date. Management of
ML Bancorp is not aware of any person or entity owning 5% or more of the outstanding shares of ML Bancorp Common Stock, except for 1,013,146 shares of ML Bancorp Common Stock (approximately 8.5% of outstanding shares) held of record by the ML Bancorp ESOP Plan Trust. Under the terms of the ML Bancorp ESOP, PNC Bank, as trustee for the ML Bancorp ESOP, must vote all allocated shares in accordance with the instructions of the participating employees, and vote allocated shares for which employees do not give instructions and unallocated shares in accordance with the instructions of the ML Bancorp Administrative Committee comprised of Messrs. John R. Eppinger, Dennis S. Marlo and Brian M.
Hartline. As of October 31, 1997, 329,879 shares were allocated to the accounts of ML Bancorp employees and 683,267 shares were unallocated.

Voting of Proxies

            Shares represented by all properly executed proxies received in time for the Meetings will be voted at such Meetings in the manner specified therein by the holders thereof. In the case of Sovereign, properly executed proxies that do not contain voting instructions will be voted in favor of the Merger Agreement and in favor of the Sovereign Adjournment Proposal. In the case of ML Bancorp, properly executed proxies that do not contain voting instructions will be voted in favor of the Merger Agreement and in favor of the ML Bancorp Adjournment Proposal.

            Sovereign and ML Bancorp each intend to count shares of Sovereign Common Stock or ML Bancorp Common Stock, as the case may be, present in person at the Meetings but not voting, and shares of Sovereign Common Stock or ML Bancorp Common Stock, as the case may be, for which they have received proxies but with respect to which holders of shares have abstained on any matter, as present at the Meetings for purposes of determining the presence or absence of a quorum for the transaction of business.

            The abstention from voting with respect to any proposal by any shareholder who is present in person or by proxy at the Sovereign Special Meeting or the ML Bancorp Special Meeting will not constitute or be counted as a "vote" cast for purposes of the Sovereign Special Meeting or the ML Bancorp Special Meeting, respectively. Because the approval of the Merger Agreement and the respective Adjournment Proposals at the Sovereign Special Meeting and the ML Bancorp Special Meeting requires the affirmative vote of a majority of all votes cast by the shareholders of Sovereign and ML Bancorp entitled to vote thereon, respectively, an abstention will not have the same effect as a vote against such proposals at the Meetings.

            Under the applicable rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. ("NASD") brokers and/or members, as the case may be, who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the approval and adoption of the Merger Agreement or the respective Adjournment Proposals in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes also will not constitute or be counted as "votes" cast for purposes of the Sovereign Special Meeting or the ML Bancorp Special Meeting, and thus also will not have the same effect as a vote against such proposals.

            It is not expected that any matter other than those referred to herein will be brought before either of the Meetings. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Revocability of Proxies

            The grant of a proxy on the enclosed Sovereign or ML Bancorp form does not preclude a Sovereign shareholder or a ML Bancorp shareholder from voting in person. A Sovereign shareholder or a ML Bancorp shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Sovereign (in the case of a Sovereign shareholder) or the Secretary of ML Bancorp (in the case of a ML Bancorp shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Meeting and voting in person at such Meeting. Attendance at the applicable Meeting will not, in and of itself, constitute revocation of a proxy.

Record Date; Stock Entitled to Vote; Quorum

            Sovereign. Only holders of record of Sovereign Common Stock on the Sovereign Record Date will be entitled to notice of, and to vote at, the Sovereign Special Meeting. On the Sovereign Record Date, 93,443,510 shares of Sovereign Common Stock were issued and outstanding and held by approximately 10,530 holders of record.

            Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Sovereign Record Date must be represented in person or by proxy at the Sovereign Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement and the Sovereign Adjournment Proposal.

            ML Bancorp. Only holders of record of ML Bancorp Common Stock on the ML Bancorp Record Date will be entitled to notice of, and to vote at, the ML Bancorp Special Meeting. On the ML Bancorp Record Date, 11,878,497 shares of ML Bancorp Common Stock were issued and outstanding and held by approximately 1,413 holders of record.

            Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the ML Bancorp Record Date must be represented in person or by proxy at the ML Bancorp Special Meeting in order for a quorum to be present for purposes of voting on approval of the Merger Agreement and the ML Bancorp Adjournment Proposal.

Solicitation of Proxies

            Each of Sovereign and ML Bancorp will bear the cost of the solicitation of proxies from its own shareholders, except that Sovereign and ML Bancorp will share equally the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each of Sovereign and ML Bancorp and their subsidiaries may solicit proxies from shareholders of such company by telephone or telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Sovereign and ML Bancorp will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

            Georgeson & Company, Inc. will assist in the solicitation of proxies by Sovereign for a fee of $7,500, plus reasonable out-of-pocket expenses. Chase Mellon Shareholder Services will assist in the solicitation of proxies by ML Bancorp for a fee of $5,000, plus reasonable out-of-pocket expenses.

            ML BANCORP SHAREHOLDERS SHOULD NOT SEND STOCK
CERTIFICATES WITH THEIR PROXY CARDS.  AS DESCRIBED BELOW UNDER
THE CAPTION "THE MERGER -- EXCHANGE OF ML BANCORP STOCK
CERTIFICATES," EACH ML BANCORP SHAREHOLDER WILL BE PROVIDED WITH
MATERIALS FOR EXCHANGING SHARES OF ML BANCORP COMMON STOCK AS
PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                  THE MERGER

Background of and Reasons for the Merger; Recommendations of the Boards of Directors

            Background of the Merger

            On July 23, 1997, the respective Chief Executive Officers of Sovereign and ML Bancorp met for a previously scheduled periodic breakfast meeting to discuss general industry matters and local business conditions. As the meeting drew to a close, Sovereign's Chief Executive Officer expressed an interest in combining Sovereign and ML Bancorp. A brief general discussion of the potential mutual benefits of such a combination ensued. No specifics concerning an acquisition price were discussed other than by ML Bancorp that any consideration should be in the form of shares of Sovereign Common Stock, on a fixed exchange or fixed price basis, to yield a value in the mid $20 per share for ML Bancorp Common Stock. The meeting concluded with both parties agreeing to discuss this matter again to ascertain their respective levels of interest in pursuing a possible combination.

            During August 1997 preliminary discussions were held between executive managements of Sovereign and ML Bancorp to explore the desirability of combining. During this time, ML Bancorp's Board of Directors was made aware of the preliminary discussions between the executive managements of the two companies.

            In early September 1997, representatives of both Sovereign and ML Bancorp conducted due diligence of the other's financial condition, business and operations. Negotiations on the terms of the Merger Agreement were initiated promptly thereafter and were finalized on September 18, 1997. Due to the price and form of the consideration offered by Sovereign, and the strategic nature of the Merger, ML Bancorp did not solicit other offers or enter into negotiations with any other party.

            At a meeting of the ML Bancorp Board of Directors held on September 18, 1997, the management of ML Bancorp, as well as ML Bancorp's legal advisor and Sandler O'Neill, ML Bancorp's financial advisor, reviewed, among other things, a summary of management's due diligence findings and the terms of the proposed Merger. Based on that review, the opinion of Sandler O'Neill, and consideration of the factors discussed herein, the ML Bancorp Board of Directors unanimously approved and authorized the execution of the Merger Agreement and the Stock Option Agreement, which were executed on September 18, 1997.

            Reasons for the Merger

            Sovereign's Reasons for the Merger

            Sovereign's acquisition strategy consists of identifying financial institutions with business philosophies that are similar to those of Sovereign, which operate in strong markets that are geographically compatible with Sovereign, are financially sound and can be acquired at reasonable cost. Acquisitions are also evaluated in terms of asset quality, interest rate risk, potential operating efficiencies and management capabilities.

            In determining the terms of its offer for ML Bancorp and whether to enter into the Merger Agreement, Sovereign's Board of Directors considered a number of factors, including the following: (i) the financial condition, operating results and future prospects of Sovereign and ML Bancorp, (ii) historical pro forma financial information on the Merger, including, among other things, pro forma book value and earnings per share information, dilution analysis and capital ratio impact information, (iii) a comparison of the price being paid in this Merger to other comparable financial institution mergers, based on, among other things, multiples of book value and earnings, (iv) the historical trading prices for the ML Bancorp Common Stock and the Sovereign Common Stock, (v) the review by Sovereign's Board of Directors of comparable transactions and management's view, based on such comparable transactions, that Sovereign would be able to obtain an opinion from a reputable investment banking firm as to the fairness of the Exchange Ratio to Sovereign from a financial point of view (which opinion was subsequently delivered to the Sovereign Board by Merrill Lynch, as described under "Opinions of Financial Advisors - Sovereign" below), and (vi) the geographic location of ML Bancorp's franchise, which provides a natural fill-in between Sovereign's existing franchise concentrations in Berks County and New Jersey and which provides access to the desirable Main Line area of Montgomery and Chester Counties.

            In approving the transaction, the Sovereign Board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors. The emphasis of the Sovereign Board's discussion in considering the transaction, however, was on the financial aspects of the transaction, particularly (i) the strategic fit and enhanced franchise value discussed above, including pro forma market share information relating to deposits in Bucks, Chester, Delaware and Montgomery Counties, Pennsylvania, (ii) perceived opportunities to reduce the combined company's operating expenses following the Merger,
(iii) the ability to increase Sovereign's capital base, thereby increasing operating flexibility, (iv) ML Bancorp's asset quality, (v) the absence of any significant earnings per share dilution and significant potential for accretion in light of potential cost savings and revenue enhancements resulting from the Merger, (vi) the significant increase in capital resulting from the Merger and the significant accretion to tangible book value, (vii) pricing provisions of the Merger Agreement, which provide for a fixed Exchange Ratio of 1.67 shares of Sovereign Common Stock for each share of ML Bancorp Common Stock if the Sovereign Market Value is greater than or equal to $13.80 and less than or equal to $18.67 and a floating Exchange Ratio in the event the Sovereign Market Value is outside such range, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the option to elect a fixed Exchange Ratio equal to $23.05 divided by $12.18, and (viii) Sovereign's right, in the event that ML Bancorp elects to terminate the Merger Agreement as a result of a decline in the Sovereign Market Value to $12.18 per share or less in the absence of a specified decline in the average price of a comparable group of nine thrift holding companies, to override such termination by increasing the number (rounded to the nearest hundredth) of shares of Sovereign Common Stock issuable in the Merger to a number (rounded to the nearest hundredth) of shares having an aggregate value of $23.05 divided by the Sovereign Market Value.

            ML Bancorp's Reasons for the Merger

            In reaching its determination that the Merger and the Merger Agreement are fair to, and in the best interests of ML Bancorp and its shareholders, ML Bancorp's Board of Directors consulted with its financial advisor, as well as with ML Bancorp's management, and considered a number of factors, including, without limitation, the following: (i) the Board of Directors' belief that the terms of the Merger Agreement are attractive in that the Merger Agreement provides that ML Bancorp's shareholders will become shareholders of Sovereign, a company that the Board of Directors believes has positive future prospects; (ii) the written opinion of Sandler O'Neill that the Exchange Ratio is fair to ML Bancorp's shareholders from a financial point of view, (iii) pro forma financial information on the Merger, including, among other things, earnings per share, dilution analysis and ratio impact information; (iv) the sustainability of core earnings by Sovereign and potential for growth; (v) the tax free nature of the transaction to ML Bancorp and ML Bancorp's shareholders; (vi) historical stock price information for both Sovereign and ML Bancorp; (vii) the Board's review, based on a presentation by ML Bancorp's management regarding ML Bancorp's due diligence and its analysis of the business, operations, management, earnings and financial condition of Sovereign on both a historical and a prospective basis, of (A) the enhanced opportunities for operating efficiencies, particularly in terms of integration of operations and support functions such as product development, asset-liability management, marketing, data processing, loan review and finance and accounting, that could result from the Merger and
(B) the enhanced opportunities for growth that the Merger would make possible, particularly the ability to access the resources of Sovereign in designing future products and services that ML Bancorp does not now offer and in responding to changing competitive, technological and regulatory environments;
(viii) the Board's belief that the combined enterprise, having a greater size and greater resources than ML Bancorp, could offer ML Bancorp's customers a broader range of products and services than ML Bancorp presently offers as an independent entity;
(ix) the Board's review of alternatives to the Merger (including the alternatives of remaining independent and growing internally, remaining independent for a period of time and then selling ML Bancorp and remaining independent and growing through future acquisitions), including the range of possible values to ML Bancorp's shareholders obtainable through implementation of such alternatives and the timing and likelihood of actually receiving such values; (x) the Board's belief that the Merger represents a strategic alliance between Sovereign and ML Bancorp; (xi) the Board's review of multiples of book value, earnings per share and market price to be paid by Sovereign and paid by other acquirors in other comparable recent acquisitions of savings banks and thrifts; and (xii) the current and prospective economic environment and competitive constraints facing financial institutions, including ML Bancorp and Sovereign.

            In approving the Merger, the Board did not identify any one factor or group of factors as being more important or significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

            Recommendation of the Sovereign Board of Directors

            The Board of Directors of Sovereign believes that the terms of the Merger are fair to, and in the best interests of, Sovereign and its shareholders and has approved the Merger Agreement. The Board of Directors of Sovereign recommends that the shareholders of Sovereign approve the Merger Agreement.

            Recommendation of the ML Bancorp Board of Directors

            The Board of Directors of ML Bancorp believes that the terms of the Merger are fair to, and in the best interests of, ML
Bancorp and its shareholders and has unanimously approved the Merger Agreement. The Board of Directors of ML Bancorp unanimously recommends that the shareholders of ML Bancorp approve the Merger Agreement.

Terms of the Merger

            Upon completion of the Merger, the separate legal existence of ML Bancorp will cease. All property, rights, powers, duties, obligations, debts and liabilities of ML Bancorp will automatically be taken and deemed to be transferred to and vested in Sovereign, in accordance with Pennsylvania law. Sovereign, as the surviving corporation, will be governed by the Articles of Incorporation and Bylaws of Sovereign in effect immediately prior to completion of the Merger. The directors and executive officers of Sovereign prior to the Merger will continue, in their respective capacities, as the directors and executive officers of Sovereign after the Merger.

            At the Effective Date of the Merger, each outstanding share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be automatically converted into, and become a right to receive, 1.67 shares of Sovereign Common Stock, provided that such Sovereign Market Value is greater than or equal to $13.80 and less than or equal to $18.67 per share.
If the Sovereign Market Value is less than $13.80 or greater than $18.67, shareholders of ML Bancorp will be entitled to receive a number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as described in the following paragraphs:

            If the Sovereign Market Value is less than $13.80 per share, each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by the Sovereign Market Value, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the option to elect that each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by $12.18.

            If the Sovereign Market Value is greater than $18.67 per share, each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $31.18 divided by the Sovereign Market Value, provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Sovereign's assets or a merger, consolidation or similar transaction involving Sovereign in which Sovereign is not the surviving entity or in which shareholders of Sovereign before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, then each share of ML Bancorp Common Stock (other than any Dissenting Shares and Excluded Shares) will be converted into and become the right to receive 1.67 shares of Sovereign Common Stock.

            In addition, in the event that ML Bancorp elects to terminate the Merger Agreement as a result of a decline in the Sovereign Market Value to $12.18 or less in the absence of a specified decline in the weighted average prices of a comparable group of nine thrift holding companies, Sovereign can override such termination by increasing the number (rounded to the nearest hundredth) of shares issuable in exchange for each share of ML Bancorp Common Stock from the number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by $12.18 to that number (rounded to the nearest hundredth) of shares of Sovereign Common Stock as shall equal $23.05 divided by the Sovereign Market Value. See "THE MERGER -- Termination; Effect of Termination."

            The number of shares of Sovereign Common Stock issuable in exchange for shares of ML Bancorp Common Stock will be further adjusted to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

            Sovereign will in all events pay cash to ML Bancorp shareholders in lieu of issuing fractional shares of Sovereign
Common Stock.

            As of the ML Bancorp Record Date, directors and executive officers of ML Bancorp and/or Main Line Bank held options to purchase an aggregate of 1,065,690 shares of ML Bancorp Common Stock which had been granted pursuant to ML Bancorp's stock option plans (the "ML Options"). On the Effective Date, each ML Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of ML Bancorp Common Stock and shall be converted automatically into an option to purchase shares of Sovereign Common Stock, and Sovereign shall assume each ML Option, in accordance with the terms of the applicable ML Bancorp stock option plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) Sovereign and its Board of Directors or a duly authorized committee thereof shall be substituted for ML Bancorp and ML Bancorp's Board of Directors or duly authorized committee thereof administering such ML Bancorp stock option plan, (ii) each ML Option assumed by Sovereign may be exercised solely for shares of Sovereign Common Stock, (iii) the number of shares of Sovereign Common Stock subject to such ML Option shall be equal to the number of shares of ML Bancorp Common Stock subject to such ML Option immediately prior to the Effective Date multiplied by the Exchange Ratio, provided that any fractional shares of Sovereign Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such ML Option shall be adjusted by dividing the per share exercise price under each such ML Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each ML Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

            Neither the Merger nor consummation of the Bank Merger will require Sovereign, ML Bancorp or any subsidiary of either to distribute to depositors the liquidation account established by ML Bancorp Savings in connection with its conversion from mutual to stock form.

            The Sovereign Common Stock and cash to be received by the holders of ML Bancorp Common Stock in lieu of fractional interest in Sovereign Common Stock (including the holders of options to acquire ML Bancorp Common Stock) in exchange for each share (other than any Dissenting Shares and Excluded Shares) of ML Bancorp Common Stock (including shares subject to options) are referred to herein as the "Merger Consideration."

Opinions of Financial Advisors

      Opinion of Sovereign's Financial Advisor

            Sovereign retained Merrill Lynch to act as its financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as Merrill Lynch's prior investment banking relationship and general familiarity with Sovereign. Merrill Lynch has rendered an opinion dated as of the date of this Proxy Statement/Prospectus (the "Sovereign Fairness Opinion"), to the Sovereign Board that, as of the date thereof, the proposed Exchange Ratio in the Merger was fair to Sovereign from a financial point of view.

            The full text of the Sovereign Fairness Opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the scope of review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. Sovereign's shareholders are urged to read the Sovereign Fairness Opinion in its entirety. This summary of the Sovereign Fairness Opinion is qualified in its entirety by reference to the full text of such opinion.

            The Sovereign Fairness Opinion is addressed to the Sovereign Board, is directed only to the Exchange Ratio and does not constitute a recommendation to any shareholder of Sovereign as to how such shareholder should vote at any meeting held in connection with the Merger.

            In arriving at the Sovereign Fairness Opinion, Merrill Lynch, among other things: (i) reviewed certain publicly available business and financial information relating to Sovereign and ML Bancorp that Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of ML Bancorp and Sovereign furnished to Merrill Lynch by senior management of Sovereign and ML
Bancorp, as well as the amount and timing of the cost savings and related expenses and revenue enhancements expected to result from the Merger furnished to Merrill Lynch by the senior management of Sovereign and ML Bancorp (the "Expected Synergies");
(iii) conducted discussions with members of senior management of Sovereign and ML Bancorp concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of Sovereign and ML Bancorp before and after giving effect to the Merger and the Expected Synergies; (iv) reviewed the market prices and valuation multiples for the Sovereign
Common Stock and the ML Bancorp Common Stock with those of certain publicly-traded companies which Merrill Lynch deemed to be relevant; (v) reviewed the results of operations of ML Bancorp and Sovereign and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant;
(vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (vii) reviewed the potential pro forma impact of the Merger; (viii) reviewed the Merger Agreement, the Stock Option Agreement and this Proxy Statement/Prospectus; and
(ix) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

            In preparing the Sovereign Fairness Opinion, with Sovereign's consent, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume responsibility for independently verifying such information or undertake an independent evaluation or appraisal of the assets or liabilities of Sovereign or ML Bancorp, nor was Merrill Lynch furnished with any such evaluation or appraisal. Merrill Lynch is not expert in the evaluation of allowances for loan losses and Merrill Lynch did not make an independent evaluation of the adequacy of the allowance for loan losses of Sovereign or ML Bancorp, nor did Merrill Lynch review any individual credit files relating to ML Bancorp or Sovereign and, as a result, Merrill Lynch assumed that the aggregate allowance for loan losses for both ML Bancorp and Sovereign is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Merrill Lynch did not assume any obligation to conduct, nor did it conduct, any physical inspection of the properties or facilities of Sovereign or ML Bancorp. With respect to the financial forecast information, Merrill Lynch assumed, with Sovereign's consent, that such forecasts, including without limitation financial forecasts, evaluations of contingencies and projections regarding under-performing and non-performing assets, net charge-offs, adequacy of reserves and future economic conditions and the Expected Synergies furnished to or discussed with it by Sovereign or ML Bancorp reflect the best currently available estimates, allocations and judgments of the senior management of Sovereign and ML Bancorp as to the expected future financial performance of Sovereign, ML Bancorp or the combined entity, as the case may be, and the Expected Synergies. Merrill Lynch expressed no opinion as to such financial forecast information or the Expected Synergies or the assumptions upon which they are based. Merrill Lynch further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and will be accounted for as a pooling of interests. No limitations were imposed by Sovereign on the scope of Merrill Lynch's investigation or on the procedures followed by Merrill Lynch in rendering the Sovereign Fairness Opinion.

            The Sovereign Fairness Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Merrill Lynch as of, the date thereof. For purposes of rendering such Opinion, Merrill Lynch assumed, in all respects material to its analysis, that the representations and warranties of each party to the Merger Agreement and all related documents and instruments
(collectively, the "Documents") contained therein are true and correct, that each party to the Documents would perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger would be satisfied without waiver thereof. Merrill Lynch also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture or amendment or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, including the Expected Synergies. Certain internal management forecasts, projections and estimates were furnished to Merrill Lynch in connection with its analysis of the Merger. As a matter of policy, Sovereign does not publicly disclose forecasts, projections and estimates of this type and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, financial market, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

            In connection with rendering the Sovereign Fairness Opinion to the Sovereign Board, Merrill Lynch performed a variety of financial analyses. The summary set forth below does not purport to be a complete description of the analyses performed by Merrill Lynch in this regard, although it describes the material analyses performed by Merrill Lynch. The preparation of a fairness opinion is a complex process involving various subjective determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Merrill Lynch believes that its analyses must be considered in their entirety and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying Merrill Lynch's opinion. In addition, Merrill Lynch may have given various analyses more or less weight than the other analyses, it may have used them for different purposes and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Merrill Lynch's view of the actual value of Sovereign or ML Bancorp or of the company resulting from the Merger. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given more weight than any other analysis.

            In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, all of which are beyond the control of Merrill Lynch, Sovereign and ML
Bancorp. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, the analyses do not purport to be appraisals or to reflect the prices at which any securities of Sovereign or ML Bancorp may trade at the present time or at any time in the future. Such analyses were prepared solely as part of Merrill Lynch's analysis of the fairness of the Exchange Ratio to Sovereign from a financial point of view. With respect to the comparison of selected companies and transactions analyses summarized below, no public company or transaction utilized as a comparison is identical to Sovereign or ML Bancorp or to the proposed Merger, as the case may be, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies, and the financial and other terms of the prior transactions, and other factors that could affect the public trading values of the companies concerned or that affected the financial terms of prior transactions.

            The following is a summary of the material analyses presented by Merrill Lynch to the Sovereign Board in connection with the Sovereign Fairness Opinion:

                  (a) OFFER VALUATION. Merrill Lynch reviewed the terms of the proposed Merger, including the Exchange Ratio and the aggregate transaction value. Each of Merrill Lynch's calculations as to this and the other analyses performed in connection with the Sovereign Fairness Opinion, except as otherwise expressly indicated herein, was based upon the Exchange Ratio of 1.67 in effect pursuant to the Merger Agreement on the date thereof. Merrill Lynch reviewed the implied value of the consideration offered based upon the closing share price of Sovereign Common Stock on September 18, 1997 (the date of announcement of the Merger) (the "September 18 Sovereign Stock Price") and on October 20, 1997 (the "October 20 Sovereign Stock Price"), which indicated that the implied value of the consideration offered in the Sovereign proposal was approximately $27.45 per share of ML Bancorp Common Stock, and an aggregate transaction value of approximately $360.181 million, based on the September 18 Sovereign Stock Price, and $30.06 per share of ML Bancorp Common Stock, and an aggregate transaction value of approximately $395.709 million, based on the October 20 Sovereign Stock Price. Merrill Lynch further determined that the Exchange Ratio of 1.67, based on the September 18, 1997 Sovereign Stock
Price and the October 20, 1997 Stock Price, represented multiples of 2.19x and 2.40x, respectively, to ML Bancorp's fully diluted book value per share as of September 30, 1997; multiples of 2.35x and 2.57x, respectively, to ML Bancorp's fully diluted tangible book value per share as of September 30, 1997; multiples of 21.79x and 23.86x, respectively, to ML Bancorp's earnings per share for the 12-month period ended September 30, 1997; multiples of 17.37x and 19.03x, respectively, to ML Bancorp's estimated earnings per share for calendar 1998, and multiples of 15.25x and 16.70x, respectively, to ML Bancorp's estimated earnings per share for calendar 1999 (such estimated earnings based in each case on ML Bancorp management estimates for ML Bancorp's fiscal years ended March 31, 1998 and 1999, adjusted to conform to calendar fiscal years); and implied deposit premiums to stated tangible book value of 16.05% and 19.60%, respectively.

                  (b)   CONTRIBUTION ANALYSIS.  Merrill Lynch
reviewed the relative contributions to be made by Sovereign and ML Bancorp to the combined entity, assuming an Exchange Ratio of
1.67. The financial and operating information reviewed in such analysis included total assets, loans, deposits, equity, net income for the 12-month period ended September 30, 1997 and estimated net income for 1997, 1998 and 1999. This analysis showed that the shareholders of Sovereign would own approximately 82.44% of the outstanding shares of common stock of the combined company immediately following the Merger and that Sovereign would be contributing, on a pro forma basis, 86.42% of total assets, 92.52% of loans, 88.57% of deposits, 79.19% of equity, 77.63% of net income for the 12-month period ended September 30, 1997 and 81.00%, 81.95% and 81.29% of estimated net income per share, on a fully diluted basis, for 1997, 1998 and 1999, respectively.

                  (c)   PRO FORMA MERGER ANALYSIS.  Based on
management earnings estimates, the Expected Synergies and an estimated restructuring charge for the Merger, Merrill Lynch analyzed certain pro forma effects expected to result from the Merger. This analysis indicated that the transaction would be accretive to estimated earnings per share of Sovereign Common Stock in 1998, 1999 and 2000, and that the Merger would be dilutive to Sovereign's book value per share and slightly accretive to tangible book value per share. Merrill Lynch's analysis also indicated that the transaction would be accretive to Sovereign's ratio of total common equity to total assets and tangible common equity ratio.

            Merrill Lynch also analyzed the effect on the pro forma impact of the Merger on Sovereign of potential changes in the Exchange Ratio based on the Sovereign Market Value pursuant to the Merger Agreement. Merrill Lynch determined that the Merger would be accretive to Sovereign's estimated 1999 earnings per share for values of the Exchange Ratio pursuant to the Merger Agreement corresponding to Sovereign Market Values greater than $13.00, and that the Merger would be slightly dilutive to Sovereign's estimated 1999 earnings per share for the Exchange Ratio pursuant to the Merger Agreement corresponding to a Sovereign Market Value of $12.50 or less. See "THE MERGER -- Terms of the Merger Agreement."

                  (d) DISCOUNTED DIVIDEND STREAM ANALYSIS. Using a discounted dividend stream analysis, Merrill Lynch estimated the net present value of the future streams of after-tax cash flows that ML Bancorp could produce on a stand-alone basis from 1998 through 2002 and distribute to ML Bancorp's shareholders ("Dividendable Net Income"). In this analysis, Merrill Lynch assumed that ML Bancorp performed in accordance with its management's earnings estimates for 1998, 1999 and 2000 and would grow earnings at 10.00% thereafter, assumed a 5.00% annual asset growth rate and projected the maximum dividends that would permit
ML Bancorp's tangible common equity ratio to be maintained at a minimum 6.49% level. Merrill Lynch calculated the sum of (i) the terminal values per share of ML Bancorp Common Stock based on assumed multiples of Sovereign's projected 2003 earnings ranging from 11.00x to 13.00x plus (ii) the projected 1998-2002 five-year Dividendable Net Income streams per share, in each case, discounted to present values at assumed discount rates ranging from 12.00% to 14.00%. This discounted dividend stream analysis indicated a reference range of $19.16 to $23.66 per share of ML Bancorp Common Stock. Merrill Lynch also performed an additional similar analysis except that it assumed that ML Bancorp achieved on a standalone basis the Expected Synergies (realized 72% in the first year and 100% in the second year and thereafter). This additional discounted dividend stream analysis indicated a reference range of $31.55 to $37.55 per share of ML Bancorp
Common Stock. As indicated above, these analyses did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of ML Bancorp Common Stock may trade.

            Merrill Lynch also estimated the present value of the Dividendable Net Income that Sovereign could produce on a stand-alone basis from 1998 through 2002. In this analysis, Merrill Lynch assumed that Sovereign performed in accordance with the earnings projections as published by First Call for 1998, 1999 and 2000 (with earnings per share increasing at 10.00% per year thereafter), that Sovereign's assets would grow at an annual rate of 5.00% and that earnings in excess of those required to be retained to maintain a tangible common equity ratio of 4.31% were dividendable. Merrill Lynch calculated the sum of (i) the terminal values per share of Sovereign Common Stock based on assumed multiples of Sovereign's projected 2003 earnings ranging from 11.00x to 13.00x plus (ii) the projected 1998-2002 five-year Dividendable Net Income streams per share, in each case, discounted to present values at assumed discount rates ranging from 12.00% to 14.00%. This discounted dividend stream analysis indicated a reference range of $15.71 to $19.22 per share of Sovereign Common Stock. As indicated above, this analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Sovereign Common Stock may trade before or after the Merger.

            Discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

                  (e)   ANALYSIS OF SELECTED ACQUISITION
TRANSACTIONS. Merrill Lynch reviewed publicly available information regarding selected thrift acquisitions in the United States with a value of between $100 million and $1.0 billion which had been announced since January 1, 1997. Merrill Lynch calculated the multiples of the purchase price per share paid in such acquisitions to last twelve months' earnings per share, book value per share, tangible book value per share, as well as the premium to deposits paid based on the aggregate transaction value, which Merrill Lynch determined resulted in relevant ranges of multiples of (i) with respect to last twelve months' earnings per share, 9.38x to 33.33x, with a mean of 20.89x and a median of 19.10x (resulting in imputed values per share ML Bancorp Common Stock of $11.31, $40.17, $25.18 and $23.02, respectively);
(ii) with respect to book value per share, 1.51x to 4.80x, with a mean of 2.18x and a median of 1.98x (resulting in imputed values per share of ML Bancorp Common Stock of $18.48, $58,86, $26.68 and $24.29, respectively); (iii) with respect to tangible book value per share, 1.51x to 4.80x, with a mean of 2.24x and a median of 2.09x (resulting in imputed values per share of ML Bancorp Common Stock of $17.24, $54.92, $25.63 and $23.96,
respectively); and of deposit premiums of 5.90% to 39.31%, with a mean of 15.72% and a median of 15.19% (resulting in imputed values per share of ML Bancorp Common Stock of $4.51, $30.07, $12.02 and $11.62, respectively). In performing the above analysis, Merrill Lynch used results for ML Bancorp as of or for the period ended September 30, 1997.

            No company or transaction used in the above analysis as a comparison is identical to ML Bancorp, Sovereign or the contemplated transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies and other factors that could affect the value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not, in itself, a meaningful method of using comparable data.

                  (f) PEER GROUP ANALYSIS. Merrill Lynch reviewed and compared certain financial information, ratios, and public market multiples relating to ML Bancorp to the publicly available corresponding data for a peer group of selected thrifts which Merrill Lynch deemed to be relevant. The group of selected thrifts (the "ML Bancorp Selected Thrifts") held assets of between $1 billion and $3 billion and consisted of Northwest
Savings Bank, Harris Financial Inc., Queens County Bancorp Inc.,
JSB Financial Inc., First Savings Bank, Ocean Financial Corp., Commonwealth Bancorp Inc., Reliance Bancorp Inc., Dime Community Bancorp Inc., WSFS Financial Corporation, York Financial Corp., Haven Bancorp Inc., PennFed Financial Services Inc and Maryland Federal Bancorp.

            Based on a review of such information for the ML Bancorp Selected Thrifts, Merrill Lynch determined (in each case based on company data as of June 30, 1997 and, where applicable, closing stock prices as of October 20, 1997, except for the ML Bancorp Common Stock price, which was as of September 18, 1997):
(i) that nonperforming assets as a percentage of total assets for the ML Bancorp Selected Thrifts ranged from 0.44% to 1.66%, with a mean of 0.77%, compared to 0.46% for ML Bancorp; (ii) that the percentage of nonperforming loans as a ratio of total loans for the ML Bancorp Selected Thrifts ranged from 0.33% to 2.41%, with a mean of 1.03%, compared to 0.89% for ML Bancorp; (iii) that reserves as a percentage of nonperforming loans for the ML Bancorp Selected Thrifts ranged from 34.96% to 675.05%, with a mean of 142.51%, compared to 193.13% for ML Bancorp; (iv) that reserves as a percentage of nonperforming assets for the ML Bancorp Selected Thrifts ranged from 33.53% to 112.22%, with a mean of 75.85%, compared to 163.34% for ML Bancorp; (v) that equity as a percentage of total assets for the ML Bancorp Selected Thrifts ranged from 5.20% to 22.85%, with a mean of 10.41%, compared to 6.98% for ML Bancorp; (vi) that tangible equity as a percentage of total assets for the ML Bancorp Selected Thrifts ranged from 5.16% to 22.85%, with a mean of 9.73%, compared to 6.87% for ML Bancorp; (vii) that the Tier 1 capital ratio for the ML Bancorp Selected Thrifts ranged from 9.87% to 29.86%, with a mean of 16.10%, compared to 13.07% for ML Bancorp; (viii) that the total capital ratio for the ML Bancorp Selected Thrifts ranged from 10.45% to 30.90%, with a mean of 16.90%, compared to 14.32% for ML Bancorp; (ix) that the return on average assets for the 12-month period ended June 30, 1997 for the ML Bancorp Selected Thrifts ranged from 0.01% to 1.80%, with a mean of 0.79%, compared to 0.74% for ML Bancorp; (x) that the return on average equity for the twelve-month period ended
June 30, 1997 for the ML Bancorp Selected Thrifts ranged from 0.08% to 23.39%, with a mean of 8.01%, compared to 10.14% for ML Bancorp; (xi) that the net interest margin for the ML Bancorp Selected Thrifts ranged from 2.66% to 4.72%, with a mean of 3.51%, compared to 3.12% for ML Bancorp; (xii) that the efficiency ratio for the ML Bancorp Selected Thrifts ranged from 37.17% to 71.37%, with a mean of 53.05%, compared to 65.50% for ML Bancorp; (xiii) that the multiple of price to earnings per share for the 12-month period ended June 30, 1997 for the ML Bancorp Selected Thrifts ranged from 18.02x to 68.75x, with a mean of 33.54x, compared to 20.04x for ML Bancorp; (xiv) that the multiple of price to estimated 1997 earnings per share (based on First Call consensus estimates) for the ML Bancorp Selected Thrifts ranged from 12.59x to 32.26x, with a mean of 18.40x, compared to 18.04x for ML Bancorp; (xv) that the multiple of price to estimated 1998 earnings per share (based on First Call consensus estimates) for the ML Bancorp Selected Thrifts ranged from 10.53x to 29.33x, with a mean of 16.21x, compared to 15.03x for ML Bancorp; (xvi) that the multiple of price to book value per share for the ML Bancorp Selected Thrifts ranged from 1.35x to 3.77x, with a mean of 2.10x, compared to 1.85x for ML Bancorp;
(xvii) that the multiple of price to tangible book value for the ML Bancorp Selected Thrifts ranged from 1.35x to 4.31x, with a mean of 2.30x, compared to 1.88x for ML Bancorp; and (xviii) that the dividend yield for the ML Bancorp Selected Thrifts ranged from 0.00% to 2.96%, with a mean of 1.51%, compared to 1.56% for ML Bancorp.

            Merrill Lynch also calculated a range of imputed values for a share of ML Bancorp Common Stock based on certain of the ratios for the ML Bancorp Selected Banks specified above, including the ratio of the closing price of the common stock on September 18, 1997 to each of book value, tangible book value and estimated earnings per share for 1997 and 1998, in each case based on First Call consensus estimates. This analysis resulted in a range of imputed values for ML Bancorp Common Stock of between $17.63 and $57.93.

            Merrill Lynch reviewed and compared certain financial information, ratios, and public market multiples relating to Sovereign to the publicly available corresponding data for a peer group of selected thrifts which Merrill Lynch deemed to be relevant. The group of selected thrifts (the "Sovereign Selected Thrifts") consisted of Charter One Financial, GreenPoint Financial Corp., Dime Bancorp Inc., Bank United Corp., Astoria Financial Corp., Webster Financial Corp., St. Paul Bancorp Inc., Onbancorp Inc. and ALBANK Financial Corp.

            Based on a review of such information for the Sovereign Selected Thrifts, Merrill Lynch determined (in each case based on company data as of or for the twelve months ended June 30, 1997 and, where applicable, closing stock prices as of October 20,
1997): (i) that nonperforming assets as a percentage of total assets for the Sovereign Selected Thrifts ranged from 0.21% to 2.89%, with a mean of 0.90%, compared to 0.53% for Sovereign;
(ii) that the percentage of nonperforming loans as a ratio of total loans for the Sovereign Selected Thrifts ranged from 0.24% to 2.47%, with a mean of 0.89%, compared to 0.71% for Sovereign;
(iii) that reserves as a percentage of nonperforming loans for the Sovereign Selected Thrifts ranged from 26.69% to 459.15%, with a mean of 145.78%, compared to 101.34 percent for Sovereign;
(iv) that reserves as a percentage of nonperforming assets for the Sovereign Selected Thrifts ranged from 27.84% to 353.88%, with a mean of 116.41%, compared to 85.52% for Sovereign;
(v) that equity as a percentage of total assets for the Sovereign Selected Thrifts ranged from 5.02% to 10.31%, with a mean of 7.09%, compared to 4.90% for Sovereign; (vi) that tangible equity as a percentage of total assets for the Sovereign Selected
Thrifts ranged from 4.32% to 8.58%, with a mean of 6.19%, compared to 3.95% for Sovereign; (vii) that the Tier 1 capital ratio for the Sovereign Selected Thrifts ranged from 9.82% to 16.37%, with a mean of 13.14%, compared to 10.31% for Sovereign;
(viii) that the total capital ratio for the Sovereign Selected Thrifts ranged from 10.59% to 17.62%, with a mean of 14.15%, compared to 14.43% for Sovereign; (ix) that the return on average assets for the 12-month period ended June 30, 1997 for the Sovereign Selected Thrifts ranged from 0.42% to 0.99%, with a mean of 0.67%, compared to 0.51% for Sovereign; (x) that the return on average equity for the 12-month period ended June 30, 1997 for the Sovereign Selected Thrifts ranged from 7.06% to 14.60%, with a mean of 9.78%, compared to 10.06% for Sovereign;
(xi) that the net interest margin for the Sovereign Selected Thrifts ranged from 2.46% to 3.95%, with a mean of 3.08%, compared to 2.52% for Sovereign; (xii) that the efficiency ratio for the Sovereign Selected Thrifts ranged from 40.05% to 58.52%, with a mean of 49.74%, compared to 49.24% for Sovereign;
(xiii) that the multiple of price to earnings per share for the twelve-month period ended June 30, 1997 for the Sovereign
Selected Thrifts ranged from 19.58x to 33.16x, with a mean of 24.94x, compared to 27.69x for Sovereign; (xiv) that the multiple of price to estimated 1997 earnings per share (based on First
Call consensus estimates) for the Sovereign Selected Thrifts ranged from 15.23x to 18.52x, with a mean of 17.52x, compared to 16.51x for Sovereign; (xv) that the multiple of price to estimated 1998 earnings per share (based on First Call consensus estimates) for the Sovereign Selected Thrifts ranged from 13.41x to 16.49x, with a mean of 15.51x, compared to 13.85x for Sovereign; (xvi) that the multiple of price to book value per share for the Sovereign Selected Thrifts ranged from 1.69x to 2.82x, with a mean of 2.25x, compared to 2.63x for Sovereign;
(xvii) that the multiple of price to tangible book value for the Sovereign Selected Thrifts ranged from 1.93x to 3.37x, with a mean of 2.59x, compared to 3.49x for Sovereign; and (xviii) that the dividend yield for the Sovereign Selected Thrifts ranged from 0.77% to 2.50%, with a mean of 1.53%, compared to 0.50% for Sovereign.

            Merrill Lynch also calculated a range of imputed values for a share of Sovereign Common Stock based on certain of the ratios for the Sovereign Selected Thrifts specified above, including the ratio of the closing price of the Sovereign Common Stock on October 20, 1997 to each of book value, tangible book value and estimated earnings per share for 1997 and 1998, in each case based on First Call consensus estimates. This analysis resulted in a range of imputed values for Sovereign Common Stock of between $9.96 and $21.44.

            Merrill Lynch was retained by the Sovereign Board as an independent contractor to act as financial advisor to Sovereign with respect to the Merger and will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Merger. Merrill Lynch is a nationally recognized investment banking firm which, among other things, regularly engages in the valuation of businesses and securities, including banking institutions, in connection with mergers and acquisitions. Merrill Lynch in the past has provided financial advisory, investment banking and other services to Sovereign and has received customary fees for the rendering of such services.
In addition, in the ordinary course of its securities business, Merrill Lynch may actively trade debt and/or equity securities of Sovereign and ML Bancorp, and their respective affiliates, for its own account and the accounts of its customers, and Merrill Lynch, therefore, may from time to time hold a long or short position in such securities.

            Sovereign and Merrill Lynch entered into a letter agreement, dated September 19, 1997, relating to the services to be provided by Merrill Lynch in connection with the Merger. Sovereign agreed to compensate Merrill Lynch as follows: (i) a fee of $25,000, which was paid in cash upon execution of the letter agreement; and (ii) an additional fee of $225,000 payable upon consummation of the Merger. Sovereign also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel (provided that such expenses will not exceed $5,000 without the prior written consent of Sovereign), and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities which might arise under the federal securities laws.

      Opinion of ML Bancorp's Financial Advisor

            Pursuant to a letter agreement dated as of August 28, 1997 (the "Sandler O'Neill Agreement"), ML Bancorp retained Sandler O'Neill as an independent financial advisor in connection with ML Bancorp's consideration of a possible business combination with another institution. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions and is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

            Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to ML Bancorp in connection with the Merger. In connection therewith, the Board of Directors of ML Bancorp requested Sandler O'Neill to render its opinion as to the fairness of the Exchange Ratio to the holders of ML Bancorp Common Stock in the Merger from a financial point of view. At the September 18, 1997 meeting at which ML Bancorp's Board approved and adopted the Merger Agreement, Sandler O'Neill delivered its oral opinion, subsequently confirmed in writing, to ML Bancorp's Board that, as of such date, the Exchange Ratio was fair, from a financial point of view, to such shareholders. Sandler O'Neill has also delivered to ML Bancorp's Board a written opinion dated the date of this Proxy Statement/Prospectus (the "ML Bancorp Fairness Opinion") which is substantially identical to the September 18, 1997 opinion. The full text of the ML Bancorp Fairness Opinion, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with such opinion, is attached as Annex D to this Proxy Statement/Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Annex D. Holders of ML Bancorp Common Stock are urged to read the ML
Bancorp Fairness Opinion in its entirety in connection with their consideration of the proposed Merger.

            The ML Bancorp Fairness Opinion was provided to ML Bancorp's Board for its information and is directed only to the fairness, from a financial point of view, of the Exchange Ratio to holders of ML Bancorp's Common Stock. It does not address the underlying business decision of ML Bancorp to engage in the Merger or any other aspect of the Merger and does not constitute a recommendation to any holder of shares of ML Bancorp Common Stock as to how such shareholder should vote at the ML Bancorp Special Meeting with respect to the Merger or any other matter related thereto.

            In connection with rendering its opinion dated September 18, 1997, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill. Such summary does not purport to be a complete description of the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of ML Bancorp, Sovereign and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither ML Bancorp nor Sandler O'Neill assumes responsibility for their accuracy.

            Stock Trading History. Sandler O'Neill reviewed the history of the reported trading prices and volume of ML Bancorp's Common Stock and the Sovereign Common Stock, and the relationship between the movements in the prices of ML Bancorp's and Sovereign Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Banking Index and composite groups of publicly traded savings institutions in geographic proximity and of similar asset size to ML Bancorp and Sovereign, respectively.

            Analysis of Selected Publicly Traded Companies. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples for ML Bancorp and two different groups of selected institutions. The first group consisted of ML Bancorp and the following 12 publicly-traded regional savings institutions (the "Regional Group") having total assets ranging from $1.3 billion to $3.6 billion: ALBANK Financial Corp., Commonwealth Bancorp Inc., Haven Bancorp Inc., JSB Financial Inc., New York Bancorp Inc., Ocean Financial Corp., PennFed Financial Services Inc., Queens County Bancorp Inc., Reliance Bancorp Inc., Roslyn Bancorp Inc., TR Financial Corp., and WSFS Financial Corporation. Sandler O'Neill also compared ML Bancorp to a group of 11 publicly-traded savings institutions having total assets ranging from $1.5 billion to $7.1 billion and which had a return on average equity (based on last quarter annualized earnings) of greater than 14% and a price to tangible book value of greater than 190% (the "Highly-Valued Group"). The Highly-Valued Group institutions were: Commercial Federal Corp., D&N Financial Corp., First Federal Capital Corp., First Financial Holdings Inc., InterWest Bancorp Inc., New York Bancorp Inc., Peoples Heritage Financial Group, TR Financial Corp., Washington Federal Inc., Webster Financial Corp. and WSFS Financial Corporation. The analysis compared publicly available financial information for each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months (and in certain cases, the three months) ended June 30, 1997 with data for ML Bancorp as of and for the fiscal years ended March 31, 1992 through March 31, 1997 and as of and for the twelve months (and, in certain cases, the three months) ended June 30, 1997. The following comparisons are based upon the June 30, 1997 financial information and the data with respect to the Regional Group and the Highly-Valued Group consists of the median data for such groups.

            The total assets of ML Bancorp were $2.1 billion, compared to $2.0 billion for the Regional Group and $3.3 billion for the Highly-Valued Group. The annual growth rate of assets for ML Bancorp was 10.4%, compared to 12.6% for the Regional Group and 14.3% for the Highly-Valued Group. The tangible equity to total assets ratio was 6.86% for ML Bancorp, compared to 6.86% for the Regional Group and 6.09% for the Highly-Valued Group.
The net loans to assets ratio for ML Bancorp was 43.0%, compared to 54.6% for the Regional Group and 68.5% for the Highly-Valued Group. The cash and securities to total assets ratio was 52.5% for ML Bancorp, compared to 41.8% for the Regional Group and 26.2% for the Highly-Valued Group. Total deposits were $904 million for ML Bancorp, compared to $1.24 billion for the Regional Group and $1.73 billion for the Highly-Valued Group. ML Bancorp had a gross loans to total deposits ratio of 100.2%, compared to 81.4% for the Regional Group and 114.0% for the Highly-Valued Group. The total borrowings to total assets ratio for ML Bancorp was 45.9%, compared to 21.8% for the Regional Group and 28.2% for the Highly-Valued Group. The ratio of non-performing loans to gross loans was 0.89% for ML Bancorp, compared to 0.90% for the Regional Group and 0.93% for the Highly-Valued Group. The ratio of non-performing loans to total assets for ML Bancorp was 0.39%, compared to 0.50% for the Regional Group and 0.54% for the Highly-Valued Group. The ratio of non-performing assets to total assets for ML Bancorp was 0.46%, compared to 0.58% for the Regional Group and 0.83% for the Highly-Valued Group. The ratio of loan loss reserves to non-performing loans was 193.1% for ML Bancorp, compared to 98.2% for the Regional Group and 124.8% for the Highly-Valued Group. The ratio of loan loss reserves to gross loans for ML Bancorp was 1.71%, compared to 0.87% for the Regional Group and 0.92% for the Highly-Valued Group. The net interest margin of ML Bancorp was 3.12%, compared to 3.50% for the Regional Group and 3.25% for the Highly-Valued Group. The ratio of non-interest income to average assets for ML Bancorp was 0.79%, compared to 0.38% for the Regional Group and 0.67% for the Highly-Valued Group. The ratio of non-interest expense to average assets was 2.28% for ML Bancorp, compared to 1.88% for the Regional Group and 2.19% for the Highly-Valued Group. The efficiency ratio of ML Bancorp was 63.4%, compared to 48.8% for the Regional Group and 55.8% for the Highly-Valued Group. The annualized return on average assets for the quarter ended June 30, 1997 was 0.75% for ML Bancorp, compared to 1.03% for the Regional Group and 1.11% for the Highly-Valued Group. The annualized return on average equity for the quarter ended June 30, 1997 was 10.64% for ML Bancorp, compared to 11.06% for the Regional Group and 16.32% for the Highly-Valued Group. The price to tangible book value for ML Bancorp was 153%, compared to 170% for the Regional Group and 240% for the Highly-Valued Group. The price to earnings per share multiple based upon annualized earnings for the quarter ended June 30, 1997 was 15.6x for ML Bancorp, compared to 15.6x for the Regional Group and 14.5x for the Highly-Valued Group.
The dividend payout ratio was 30.56% for ML Bancorp, compared to 29.70% for the Regional Group and 28.11% for the Highly-Valued Group.

            Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Sovereign and two different groups of selected institutions. The first group consisted of Sovereign and the following 10 publicly-traded savings institutions (the "Peer Group") having total assets ranging from $3.2 billion to $20.1 billion: ALBANK Financial Corp., Astoria Financial Corp., Charter One Financial, Dime Bancorp Inc., GreenPoint Financial Corp., Long Island Bancorp Inc., New York Bancorp Inc., Roslyn Bancorp Inc., TR Financial Corp. and Webster Financial Corp. Sandler O'Neill also compared Sovereign to a group of seven publicly-traded savings institutions having total assets ranging from $5.6 billion to $14.5 billion and which had a return on average equity (based on last quarter annualized earnings) of greater than 11% and a price to tangible book value of greater than 200% (the "Large Highly-Valued Group" ). The Highly-Valued Group institutions were: Bank United Corp., Charter One Financial, Coast Savings Financial, Commercial Federal Corp., Peoples Heritage Financial Group, Washington Federal Inc. and Webster Financial Corp. The analysis compared publicly available financial information for Sovereign and each of the groups as of and for the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months (and, in certain cases, three months) ended June 30, 1997. The following comparisons are based upon the June 30, 1997 financial information and the data described below with respect to the Peer Group and the Large Highly-Valued Group consists of the median data for such groups.

            The total assets of Sovereign were $10.9 billion, compared to $5.9 billion for the Peer Group and $7 billion for the Large Highly-Valued Group. The annual growth rate of assets for Sovereign was 18.7%, compared to 10.4% for the Peer Group and 9.0% for the Large Highly-Valued Group. The tangible equity to total assets ratio was 3.91% for Sovereign, compared to 6.20% for the Peer Group and 5.33% for the Large Highly-Valued Group. The net loans to total assets ratio for Sovereign was 62.3%, compared to 61.1% for the Peer Group and 68.5% for the Large Highly-Valued Group. Total deposits were approximately $5.9 billion for Sovereign, compared to $4.0 billion for the Peer Group and $4.4 billion for the Large Highly-Valued Group. Sovereign had a gross loans to total deposits ratio of approximately 116.8%, compared to 88.7% for the Peer Group and 116.8% for the Large Highly-Valued Group. The total borrowings to total assets ratio for Sovereign was 39.9%, compared to 26.0% for the Peer Group and 30.8% for the Large Highly-Valued Group. The ratio of non-performing loans to gross loans was 0.71% for Sovereign, compared to 1.04% for the Peer Group and 0.88% for the Large Highly-Valued Group. The ratio of non-performing loans to total assets for Sovereign was 0.44%, compared to approximately 0.62% for the Peer Group and 0.63% for the Large Highly-Valued Group. The non-performing assets to total assets ratio for Sovereign was 0.53%, compared to 0.71% for the Peer Group and 0.83% for the Large Highly-Valued Group. The ratio of loan loss reserves to non-performing loans was 101.3% for Sovereign, compared to 99.9% for the Peer Group and 106.7% for the Large Highly-Valued Group. The ratio of loan loss reserves to gross loans for Sovereign was 0.72%, compared to 0.92% for the Peer Group and 0.91% for the Large Highly-Valued Group. The net interest margin of Sovereign was 2.52%, compared to 2.91% for the Peer Group and 2.86% for the Large Highly-Valued Group. The ratio of non-interest income to average assets for Sovereign was 0.34%, compared to 0.40% for the Peer Group and 0.61% for the Large Highly-Valued Group. The ratio of non-interest expense to average assets was 1.44% for Sovereign, compared to 1.59% for the Peer Group and 1.79% for the Large Highly-Valued Group. The efficiency ratio of Sovereign was 49.6%, compared to 48.1% for the Peer Group and 57.0% for the Large Highly-Valued Group. The annualized return on average assets for the quarter ended June 30, 1997 was 0.82% for Sovereign, compared to approximately 0.96% for the Peer Group and 0.98% for the Large Highly-Valued Group. The annualized return on average equity for the quarter ended June 30, 1997 was 16.45% for Sovereign, compared to 11.59% for the Peer Group and 16.19% for the Large Highly-Valued Group. The price to tangible book value for Sovereign was 288%, compared to 204% for the Peer Group, and 262% for the Large Highly-Valued Group. The price to earnings per share multiple based upon annualized earnings for the quarter ended June 30, 1997 was 13.8x for Sovereign, compared to 14.3x for the Peer Group and 14.7x for the Large Highly-Valued Group. The dividend payout ratio was 12.00% for Sovereign, compared to 26.0% for the Peer Group and 30.4% for the Large Highly-Valued Group.

            Analysis of Selected Merger Transactions. Sandler O'Neill reviewed 39 transactions announced between January 1, 1997 and September 15, 1997 involving public savings institutions nationwide as targets with transaction values over $15 million ("Nationwide Transactions"), seven transactions announced between January 1, 1997 and September 15, 1997 involving regional (Maryland, New Jersey, New York and Pennsylvania) public savings institutions as targets with transaction values over $15 million ("Regional Transactions"), and 9 public savings institution deals nationwide, announced between January 1, 1997 and September 15, 1997, with transaction values between $200 million and $700 million ("Large Deals"). Sandler O'Neill also reviewed 8 transactions announced between June 1, 1992 and September 15, 1997 involving savings institutions as targets and Sovereign as the acquiror ("Sovereign Transactions"). Sandler O'Neill reviewed the ratios of price to last twelve months' earnings, price to book value, price to tangible book value, price to deposits, price to assets and core deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of ML Bancorp's Common Stock of $19.42 to $32.40. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of ML Bancorp's Common Stock of $17.46 to $33.88. Based upon the median multiples for Large Transactions, Sandler O'Neill derived an imputed range of values per share of ML Bancorp's Common Stock of $19.63 to $29.35. Based upon the median multiples for Sovereign Transactions, Sandler O'Neill derived an imputed range of values per share of ML Bancorp's Common Stock of $11.39 to $31.32.

            Discounted Dividend Stream and Terminal Value Analysis. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of ML Bancorp through 2002 under various circumstances, assuming ML Bancorp performed in accordance with the earnings forecasts provided by its management. To approximate the terminal value of ML Bancorp's Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 10x to 25x and applied multiples of tangible book value ranging from 125% to 250%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 15%) chosen to reflect different assumptions regarding required rates of return of holders of prospective buyers of ML Bancorp's Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of ML Bancorp's Common Stock of between $10.62 and $31.91 when applying the price to earnings multiples, and an imputed range of values per share of ML Bancorp's Common Stock between of $13.34 and $33.79 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio) to illustrate the effects changes in the underlying assumptions could have on the resulting present value.

            Pro Forma Merger Analysis. Based upon earnings forecasts and expected cost savings of the Merger discussed with Sovereign's management, Sandler O'Neill analyzed certain potential pro forma effects of the Merger on Sovereign. This analysis indicated that the Merger would be accretive to projected earnings per share of Sovereign Common Stock in the first full year following the Merger and in each of the four years thereafter and accretive to tangible book value for all periods analyzed.

            Contribution Analysis. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total loans, total deposits, total equity and last twelve months' ("LTM") net income (exclusive of the one-time SAIF charge in 1996), to be made by ML Bancorp and Sovereign to the combined institution based on data at and for the twelve months ended
June 30, 1997. This analysis indicated that ML Bancorp's implied contribution was 13.6% of total assets, 9.7% of total loans, 10.5% of total deposits, 16.3% of total equity and 19.3% of LTM net income. Based upon an Exchange Ratio of 1.67, current holders of ML Bancorp Common Stock would own approximately 19.5% of the outstanding shares of the combined institution.

            In connection with rendering its opinion of September 18, 1997, Sandler O'Neill also reviewed, among other things: (i) the Merger Agreement and exhibits thereto; (ii) the Stock Option Agreement; (iii) Sovereign's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (iv) ML Bancorp's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended March 31, 1997; (v) Sovereign's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1997, respectively; (vi) ML Bancorp's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (vii) certain financial analyses and forecasts of ML Bancorp prepared by and reviewed with management of ML Bancorp and the views of senior management of ML Bancorp regarding ML Bancorp's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of Sovereign prepared by and reviewed with management of Sovereign and the views of senior management of Sovereign regarding Sovereign's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the Merger on Sovereign; (x) the publicly reported historical price and trading activity for the Sovereign and ML Bancorp Common Stock, including a comparison of certain financial and stock market information for Sovereign and ML Bancorp with similar publicly available information for certain other companies the securities of which are publicly traded;
(xi) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available;
(xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

            In connection with rendering the ML Bancorp Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its September 18, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

            In performing its reviews, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Sovereign or ML Bancorp or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Sovereign and ML Bancorp). With respect to the information regarding potential future financial performance provided by each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Sovereign and ML Bancorp and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Sovereign's or ML Bancorp's assets, financial condition, results of operations, business or prospects since June 30, 1997, the date of the last financial statements noted above, that Sovereign will remain as a going concern for all periods relevant to its analyses, that the Merger will be accounted for as a pooling of interests, and that the conditions precedent in the Merger Agreement are not waived.

            Under the Sandler O'Neill Agreement, ML Bancorp has agreed to pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, ML Bancorp has agreed to pay Sandler O'Neill a transaction fee of $2 million, of which 25% has been paid and 75% is payable on the day of closing of the transaction. Sandler O'Neill has also received a fee of $250,000 for rendering the ML Bancorp Fairness Opinion, which will be credited against the $2 million transaction fee. ML Bancorp has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees , agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

            Sandler O'Neill has in the past provided other financial advisory services to ML Bancorp and has received compensation for such services. Sandler O'Neill may also provide certain investment banking services to ML Bancorp in the future, including in connection with the reissuance of certain shares of ML Bancorp Common Stock in connection with the Merger, and will receive compensation for such services. In the ordinary course of its business, Sandler O'Neill may actively trade the debt and/or equity securities of ML Bancorp and Sovereign for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Effective Date of the Merger

            Under the Merger Agreement, the Effective Date will be the fifth business day following satisfaction or waiver of all conditions to the consummation of the Merger as specified in the Merger Agreement or such other date as Sovereign and ML Bancorp may mutually agree. The parties presently expect that the Effective Date will occur in early 1998. See " -- Conditions to the Merger" herein.

            On or prior to the Effective Date, Articles of Merger between Sovereign and ML Bancorp will be filed with the Pennsylvania Department of State, and such document will set forth the Effective Date. The Merger Agreement may be terminated by either party if, among other reasons, the Closing Date does not occur on or before May 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe any of the agreements required to be performed by such party on or before the Closing Date. See " -- Termination; Effect of Termination."

Exchange of ML Bancorp Stock Certificates

            The conversion of ML Bancorp Common Stock into Sovereign Common Stock will occur automatically at the Effective Date. As soon as practicable after the Effective Date, Sovereign, or a bank or trust company designated by Sovereign, in the capacity of exchange agent (the "Exchange Agent"), will send a transmittal form to each ML Bancorp shareholder of record. The transmittal form will contain instructions with respect to the surrender of certificates representing ML Bancorp Common Stock to be exchanged for Sovereign Common Stock. Under the Merger Agreement, certificates representing shares of Sovereign Common Stock and checks for cash in lieu of fractional interests in shares of Sovereign Common Stock must be mailed to former shareholders of ML Bancorp as soon as reasonably possible but in no event later than 15 business days following the receipt of certificates representing former shares of ML Bancorp Common Stock duly endorsed.

            ML BANCORP SHAREHOLDERS SHOULD NOT FORWARD ML BANCORP
STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED
TRANSMITTAL FORMS.  ML BANCORP SHAREHOLDERS SHOULD NOT RETURN
STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

            Until the certificates representing ML Bancorp Common Stock are surrendered for exchange after completion of the Merger, holders of such certificates will not receive, and will not be paid dividends on, the Sovereign Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of ML Bancorp Common Stock outstanding at the Effective Date (other than any Dissenting Shares and Excluded Shares) will be deemed to evidence ownership of and the right to receive the shares of Sovereign Common Stock (and cash in lieu of fractional shares) into which those shares have been converted by virtue of the Merger. Neither Sovereign nor ML Bancorp will be liable to any holder of shares of ML Bancorp Common Stock for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

            All shares of Sovereign Common Stock issued upon conversion of shares of ML Bancorp Common Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ML Bancorp Common Stock, subject, however, to Sovereign's obligation to pay any dividends or make any other distributions with a record date on or prior to the Effective Date, which may have been declared or made by ML Bancorp on such shares of ML Bancorp Common Stock in accordance with the Merger Agreement and which remain unpaid at the Effective Date.

            No fractional shares of Sovereign Common Stock will be issued to any shareholder of ML Bancorp upon completion of the Merger. For each fractional share that would otherwise be issued, Sovereign will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the average between the closing high bid and low asked prices of a share of Sovereign Common Stock on the Nasdaq National Market System (the "Sovereign Market Price") as of the Effective Date.

Conditions to the Merger

            The obligations of Sovereign and ML Bancorp to effect the Merger are subject to various conditions, which include the following:

                  (a) the Merger Agreement shall have been duly approved by the holders of Sovereign Common Stock and ML Bancorp
Common Stock;

                  (b) all necessary governmental approvals for the Merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the Merger shall have expired (see " -- Regulatory Approvals" herein);

                  (c) there shall not be any order, decree, or injunction in effect preventing the completion of the transactions contemplated by the Merger Agreement;

                  (d) there shall have been delivered to each of Sovereign and ML Bancorp an opinion of counsel that, among other things, the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of
Section 368(a) of the Code (see " -- Certain Federal Income Tax
Consequences"); and

                  (e) Sovereign and ML Bancorp shall each have received an opinion from its respective independent certified public accountants that the Merger will be treated as a pooling of interests for financial accounting purposes (see " --
Accounting Treatment" herein).

            In addition to the foregoing, the obligations of each party to the Merger Agreement are conditioned on (i) the accuracy in all material respects as of the date of the Merger Agreement and as of the Effective Date of the representations and warranties of the other party, except as to any representation or warranty which specially relates to an earlier date and except as otherwise contemplated by the Merger Agreement, (ii) the other party's performance in all material respects of all covenants and obligations required to be performed by it at or prior to the Effective Date and (iii) other conditions which are customary for transactions of the type contemplated by the Merger Agreement. See "-Representations and Warranties" and "-Business Pending the Merger.

            Except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the Merger Agreement, each of the conditions described above may be waived in the manner and to the extent described in " -- Amendment; Waivers" herein. Neither Sovereign nor ML Bancorp, however, anticipates waiving the conditions that it receive an opinion from its independent auditors that the Merger will be treated as a pooling of interests for financial accounting purposes and an opinion of its counsel that, in the case of Sovereign provides among other things, that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code, and in the case of ML Bancorp addresses, among other things, the tax consequences of the Merger to ML Bancorp shareholders.

Subsidiary Bank Merger

            In connection with the Merger, Sovereign Bank and Main Line Bank entered into the Bank Plan of Merger. Pursuant to the Bank Plan of Merger, concurrently with or as soon as practicable after completion of the Merger, Main Line Bank will merge with and into Sovereign Bank, with Sovereign Bank surviving.
Sovereign and Main Line Bank anticipate that the Bank Merger will be completed concurrently with the completion of the Merger.

Regulatory Approvals

            The Merger is subject to prior approval of the OTS under Section 10(e) of the Home Owners' Loan Act ("HOLA") and regulations of the OTS thereunder. An application for approval of the Merger was filed with the OTS on or about November 25, 1997. In evaluating an application under Section 10(e) the OTS shall take into consideration the financial and managerial resources and future prospects of the acquiror and the association involved, the effect of the acquisition on the association, the insurance risk to the Federal Deposit Insurance Corporation (the "FDIC") an the convenience and needs of the community to be served. Consideration of the managerial resources of a company shall include consideration of the competence, experience and integrity of the directors, officers and principal shareholders of the company. Before approving an acquisition, the OTS shall request from the U.S. Department of Justice and consider any report rendered within 30 days on the competitive factors involved. The OTS may not approve any proposed acquisition (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the savings and loan business in any part of the United States, (ii) which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would be in restraint of trade, unless the OTS finds that the anticompetitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the proposed acquisition in meeting the convenience and needs of the community to be served or (iii) the acquiror fails to provide adequate assurances to the OTS that the acquiror will make available to the OTS such information on the operations or activities of the acquiror and any affiliate thereof as the OTS determines to be appropriate to determine and enforce compliance with the HOLA.

            In addition, the OTS has the responsibility by statute and regulation to review the performance of all involved institutions in meeting their responsibilities under the Community Reinvestment Act ("CRA"), which includes the record of performance of the existing institutions in meeting the credit needs of the entire community including low- and moderate-income neighborhoods. Both Main Line Bank and Sovereign Bank received ratings of "outstanding" in their last CRA examinations.

            There can be no assurance that the OTS will approve the Merger, and, if approved, there can be no assurance as to the date of such approval. The Merger may not be consummated until 30 days (15 days if the Attorney General does not object) after the date of the OTS approval, during which time the U.S.
Department of Justice has the opportunity to challenge the Merger on antitrust grounds. The commencement of an antitrust action by the U.S. Department of Justice would stay the effectiveness of OTS approval unless a court specifically orders otherwise. In reviewing the Merger, the U.S. Department of Justice could analyze the Merger's effect on competition differently than the OTS, and thus it is possible that the Department of U.S. Justice could reach a different conclusion than the OTS regarding the Merger's competitive effects.

Representations and Warranties

            The Merger Agreement contains customary representations and warranties relating to, among other things, (a) the corporate organization of Sovereign and its subsidiaries and ML Bancorp and its subsidiaries; (b) the capital structures of Sovereign and ML Bancorp; (c) the due authorization, execution, delivery, performance and enforceability of the Merger Agreement and the Bank Plan of Merger; (d) consents or approvals of regulatory authorities or third parties necessary to complete the Merger and the Bank Merger; (e) the consistency of financial statements with generally accepted accounting principles and, where appropriate, applicable regulatory accounting principles; (f) the absence of material adverse changes, since June 30, 1997, in the consolidated assets, business, financial condition or results of operations of Sovereign or ML Bancorp; (g) the filing of tax returns and payment of taxes; (h) the absence of undisclosed material pending or threatened litigation; (i) compliance with applicable laws and regulations; (j) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974; (k) the quality of title to assets and properties; (l) the maintenance of adequate insurance;
(m) the absence of undisclosed brokers' or finders' fees; (n) the absence of material environmental violations, actions or liabilities; (o) the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria; (p) the accuracy of information supplied by Sovereign and ML Bancorp in connection with the Registration Statement on Form S-4 filed with the Commission in connection with the issuance of Sovereign Common Stock in the Merger, this Proxy Statement/Prospectus and all applications filed with regulatory authorities for approval of the Merger and the Bank Merger; (q) documents filed with the Commission and the accuracy of information contained therein; (r) the validity and binding nature of loans reflected as assets in the financial statements of ML Bancorp and Sovereign; and (s) the tax and accounting treatment of the Merger.

Business Pending the Merger

            Pursuant to the Merger Agreement, Sovereign and ML Bancorp have each agreed to use their reasonable good faith efforts to preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, ML Bancorp has agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the Merger Agreement or with the written consent of Sovereign.

            In addition, ML Bancorp has agreed in the Merger Agreement that neither it nor any ML Bancorp subsidiaries will, without the written consent of Sovereign, among other things,
(i) change its articles of incorporation, charter or bylaws;
(ii) change the number of authorized or issued shares of its capital stock, or grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock, except for (A) stock to be issued pursuant to the ML Bancorp Stock Sale, (B) the issuance of up to 1,422,200 shares of ML Bancorp Common Stock upon the exercise of ML Options outstanding on the date of the Merger Agreement, (C) the issuance of shares of ML Bancorp Common Stock and options to purchase shares of ML Bancorp Common Stock in October 1997 to non-employee directors of the Company to the extent required by the ML Bancorp stock option plans and the ML Bancorp Management Recognition and Retention Plan (the "RRP") and (D) the issuance of shares of ML Bancorp Common Stock pursuant to the Stock Option Agreement,
(iii) split, combine or reclassify any shares of its capital stock; (iv) declare, set aside or pay any dividend or other distribution in respect of its capital stock, except as otherwise specifically set forth in the Merger Agreement (see "Dividends" herein); (v) grant any severance pay, except in accordance with written policies or written agreements in effect on the date of the Merger Agreement (see " -- Employee Benefits and Severance" herein), or enter into or amend any employment agreement;
(vi) grant any pay increase except for routine periodic increases in accordance with past practice; (vii) engage in any merger, acquisition or similar transaction; (viii) dispose of any assets other than in the ordinary course of business; (ix) change any accounting practices, except as may be required by generally accepted accounting principles (without regard to any optional early adoption date); (x) implement any new employee benefit or welfare plan, or amend any such plan, unless such amendment does not result in an increase in cost, except as expressly permitted by the Merger Agreement; (xi) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;
(xii) make, enter into, renew, extend, modify or compromise any transaction with any affiliate of ML Bancorp other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations; (xiii) enter into any interest rate swap floor or cap or similar arrangement; (xiv) take any action which would give rise to a right of payment to any individual under any employment agreement; (xv) take any action that would preclude the treatment of the Merger as a pooling of interests for financial accounting purposes or as a tax-free reorganization under the Code; (xvi) waive, release, grant or transfer any rights of value, or modify or change in any material respect any existing agreement to which ML Bancorp or any ML Bancorp subsidiary is a party, other than in the ordinary course of business, consistent with past practice; (xvii) take any action which would cause any of the representations and warranties of ML Bancorp set forth in the Merger Agreement to be untrue or the conditions set forth in the Merger Agreement to be unsatisfied; or (xviii) agree to do any of the foregoing.

            ML Bancorp has also agreed in the Merger Agreement, among other things, (i) to permit Sovereign, if Sovereign elects to do so at its own expense, to cause a "phase I environmental audit" to be performed at any physical site owned or occupied by ML Bancorp or any subsidiary of ML Bancorp; (ii) if Sovereign requests and at its expense, to cause ML Bancorp's independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards
No. 36, and to issue their report on such financial statements;
(iii) if Sovereign requests, to use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to ML Bancorp or any ML Bancorp subsidiary, on terms and conditions mutually acceptable to ML Bancorp and Sovereign; and (iv) to approve the Bank Merger as sole shareholder of Main Line Bank.

            Sovereign has agreed in the Merger Agreement that neither it nor any Sovereign subsidiary will, without the written consent of ML Bancorp, (i) declare, set aside, make or pay any extraordinary cash dividend or other distribution of cash or property in respect of the Sovereign Common Stock, except for stock dividends and regular quarterly cash dividends and as otherwise provided in the Merger Agreement, (ii) amend its articles of incorporation or bylaws in a manner which would adversely affect in any manner the terms of the Sovereign Common Stock or the ability of Sovereign or Sovereign Bank to complete the transactions contemplated in the Merger Agreement, (iii) take any action that would preclude the treatment of the Merger as a pooling of interests for financial accounting purposes or as a tax-free reorganization under the Code, (iv) take any action which would result in any of the representations and warranties of Sovereign set forth in the Merger Agreement to be untrue or the conditions set forth in the Merger Agreement to be unsatisfied, or (v) agree to do any of the foregoing.

            Sovereign and ML Bancorp have jointly agreed, among other things, (i) to submit the Merger Agreement to their shareholders for approval at a meeting to be held as soon as practicable; (ii) to confer, at the request of the other party, on a monthly basis prior to the Effective Date regarding each party's financial condition, operations and business matters relating to the completion of the Merger; (iii) to provide to each other copies of the minutes of any meeting of the Board of Directors of such party and its subsidiaries, and of any of their respective committees or of any senior management committee;
(iv) to prepare all applications for, and use their reasonable best efforts to obtain, all required regulatory approvals;
(v), subject to the terms of the Merger Agreement, to take all actions necessary to complete the transactions contemplated by the Merger Agreement; (vi) to maintain adequate insurance;
(vii) to maintain accurate books and records; (v) to file all tax returns and pay all taxes when due; (ix) to agree upon the form and substance of any press release or public disclosure related to the Merger Agreement, the Merger and the Bank Merger; and
(x) to deliver to the other copies of all securities documents when filed.

Dividends

            The Merger Agreement permits ML Bancorp to pay one regular quarterly cash dividend in the calendar quarter ended December 31, 1997, not to exceed $.10 per share of ML Common Stock outstanding. With respect to each calendar quarter ending after December 31, 1997 but prior to the Effective Date, ML Bancorp may pay a quarterly cash dividend not to exceed $.033 per share of ML Common Stock outstanding, provided that if the shareholders of each of Sovereign and ML Bancorp have not approved the Merger prior to the end of any such calendar quarter occurring after December 31, 1997, ML Bancorp may declare and pay an additional dividend equal to $.067 per share of ML Common Stock outstanding with respect to such quarter. ML Bancorp agreed in the Merger Agreement to cause, as promptly as practicable, the regular quarterly dividend record dates and payment dates with respect to ML Bancorp Common Stock to be the same as Sovereign's regular quarterly dividend record dates and payment dates with respect to Sovereign Common Stock. The Merger Agreement provides that nothing contained therein shall be construed to permit shareholders of ML Bancorp to receive two dividends either from ML Bancorp or Sovereign in any quarter or to deny or prohibit shareholders of ML Bancorp from receiving one dividend from ML Bancorp or Sovereign in any quarter. Main Line Bank may pay cash dividends sufficient to permit payment of the dividends permitted to be paid by ML Bancorp. No other dividends may be paid by ML Bancorp or Main Line Bank without the prior written consent of Sovereign.

No Solicitation of Transactions

            Under the Merger Agreement, the Board of Directors of ML Bancorp generally was permitted to respond to unsolicited inquiries relating to an Acquisition Transaction (as defined below) for a 30-day period ending October 18, 1997 to the extent required in order to fulfill its fiduciary duties. No inquiries were received by ML Bancorp in this regard during this period (or, as of the date hereof, thereafter). The Merger Agreement provides that after such 30-day period, ML Bancorp shall not and ML Bancorp shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly
(i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction, (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than Sovereign or an affiliate of Sovereign) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. Notwithstanding the foregoing the ML Bancorp Board of Directors may recommend or endorse an Acquisition Transaction if, after having consulted with and considered the written advice of its financial advisers and outside counsel, it has determined in good faith that the failure to do so would result in a reasonable likelihood that the directors, under the BCL, have breached their fiduciary duty. ML Bancorp has agreed to notify Sovereign orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, ML Bancorp. "Acquisition Transaction" means one of the following transactions with a party other than Sovereign or an affiliate of Sovereign
(i) a merger or consolidation, or any similar transaction, involving ML Bancorp or an ML Bancorp subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of ML Bancorp or an ML Bancorp subsidiary or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of equity securities of ML Bancorp (other than as permitted in the Merger Agreement) or an ML Bancorp subsidiary.

Amendment; Waivers

            Subject to applicable law, at any time prior to the consummation of the transactions contemplated by the Merger Agreement, Sovereign and ML Bancorp may (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of Sovereign and ML Bancorp required in the Merger Agreement, (c) waive any inaccuracies in the representations and warranties contained in the Merger Agreement, or (d) waive compliance with any of the agreements or conditions contained in the Merger Agreement, except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree, or injunction presenting the transactions contemplated by the Merger Agreement; provided, however, that any amendment, extension or waiver granted or executed after shareholders of ML Bancorp and Sovereign have approved the Merger Agreement shall not modify either the amount or the form of consideration to be provided to holders of ML Common Stock upon completion of the Merger or otherwise materially adversely affect the shareholders of ML Bancorp or Sovereign without the approval of such shareholders.

Termination; Effect of Termination

            The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of Sovereign and ML Bancorp or by either party if (i) the other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the Merger Agreement which would have a Material Adverse Effect (as defined in the Merger Agreement), on the breaching party, and such breach has not been cured by the earlier of thirty days from the date written notice of such breach was given to such party committing the breach or the Effective Date, (ii) the Closing Date of the Merger shall not have occurred by on or before May 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe any agreements required to be performed by such party on or before the Closing Date or (iii) either party has received a final unappealable administrative order from a regulatory authority whose approval or consent has been requested that such approval or consent will not be granted, or in the case of termination by Sovereign, will not be granted absent the imposition of terms and conditions which would have a Material Adverse Effect, unless if such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement or perform or observe in any material respect its agreements set forth therein to be performed or observed by such party on or before the Closing Date.

            In addition, ML Bancorp may terminate the Merger Agreement at any time during the ten-day period following the Determination Date if both (a) the Sovereign Market Value is less than $12.18 and Sovereign elects to have the Exchange Ratio equal the number (rounded to the nearest hundredth) obtained by dividing $23.05 by $12.18 and (b) the quotient obtained by dividing the Sovereign Market Value by $16.24 (being the closing sale price of Sovereign Common Stock immediately preceding public announcement of the Merger) (the "Sovereign Ratio") is less than the quotient obtained by dividing the weighted average closing price per share (the "Index Price") of the common stocks of a group of nine specified thrift holding companies (the "Index Group") on the Determination Date by $43.09 (being the Index Price on September 17, 1997) and subtracting 0.10 from such latter number (the "Index Ratio");

provided, however, that the Merger Agreement would not be so terminated if Sovereign elects, at its sole option, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated below. There can be no assurance that the ML Bancorp Board of Directors would exercise its right to terminate the Merger Agreement if a Termination Event (i.e., the conditions described above) exists, and if the ML Bancorp Board of Directors does elect to so terminate the Merger Agreement, there can be no assurance that Sovereign will elect to increase the Exchange Ratio as provided in the Merger Agreement and as illustrated below.

            Certain possible effects of the above provisions of the Exchange Ratio may be illustrated by the following three scenarios:

            (1) If the Sovereign Market Value is not less than $12.18, there would be no Termination Event and no adjustment to the Exchange Ratio, other than the adjustment to the Exchange Ratio required by the Merger Agreement in the event the Sovereign Market Value is less than $13.80.

            (2) If the Sovereign Market Value is less than $12.18, but the Sovereign Ratio is equal to or greater than the Index Ratio, there would be no Termination Event and no increase in the Exchange Ratio, other than the adjustment to the Exchange Ratio required by the Merger Agreement in the event the Sovereign Market Value is less than $13.80.

            (3) If (i) the Sovereign Market Value is less than $12.18, (ii) Sovereign elects to have the Exchange Ratio equal the number (rounded to the nearest hundredth) obtained by dividing $23.05 by $12.18, and (iii) the Sovereign Ratio is less than the Index Ratio, there would be a Termination Event and the ML Bancorp Board of Directors could, at its sole option, elect to terminate the Merger Agreement; provided that Sovereign could, at its sole option, override such termination by electing to increase the Exchange Ratio to equal the quotient (rounded to the nearest hundredth) obtained by dividing $23.05 by the Sovereign Market Value.

            The above scenarios are for illustrative purposes only and are not intended to, and do not, reflect the value of the Sovereign Common Stock that may actually be received by holders of ML Bancorp Common Stock in the Merger, nor do they reflect all possible termination/increase scenarios.

            ML Bancorp shareholders should be aware that the Sovereign Market Value as of the Determination Date, on which the occurrence of a Termination Event and the subsequent increase, if any, in the Exchange Ratio may be determined, will be based on the average of the closing sale prices of Sovereign Common Stock during a 20-day trading period ending on the trading day preceding the Determination Date. Accordingly, because the market price of Sovereign Common Stock between the trading day preceding the Determination Date and the Effective Date, as well as on the date certificates representing shares of Sovereign Common Stock are delivered in exchange for shares of ML Bancorp Common Stock following consummation of the Merger, will fluctuate and possibly decline, the value of the Sovereign Common Stock actually received by holders of ML Bancorp Common Stock may be more or less than (i) the Sovereign Market Value on the trading day preceding the Determination Date, or (ii) the value of the Sovereign Common Stock on the Closing Date resulting from the Exchange Ratio or any possible adjustment to the Exchange Ratio as illustrated above.

            The Index Group consists of nine thrift holding companies selected by Sovereign and ML Bancorp as being directly relevant for purposes of distinguishing changes in Sovereign's stock prices that are unique from those reflective of general changes in comparable companies. The nine thrift holding companies are GreenPoint Financial Corp., Charter One Financial, Dime Bancorp, Inc., Washington Federal, Inc., Long Island Bancorp, Inc., Bank United Corp., Astoria Financial Corporation, Peoples Heritage Financial Group, Inc. and Golden State Bancorp, Inc. If Sovereign or any company belonging to the Index Group undergoes a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between September 17, 1997 and the Determination Date, the prices of Sovereign Common Stock or such other common stocks shall be appropriately adjusted. In the event the common stock of any such company ceases to be publicly traded or there has been an announcement of a proposal for the acquisition or sale of such company, such company will be removed from the Index Group and the weights will be redistributed proportionately for purposes of determining whether there has been a Termination Event.

            It is not possible to know whether a Termination Event will occur until after the Determination Date. The ML Bancorp Board of Directors has made no decision as to whether it would exercise its right to terminate the Merger Agreement if there is a Termination Event. In considering whether to exercise its termination right in such situation, the ML Bancorp Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time and would consult with its financial advisors and legal counsel. Approval of the Merger Agreement by the shareholders of ML Bancorp at the ML Bancorp Special Meeting will confer on the ML Bancorp Board of Directors the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the shareholders of ML Bancorp. If the ML Bancorp Board of Directors elects to exercise its termination right, ML Bancorp must give Sovereign prompt notice of that decision on the Closing Date. Sovereign has the option, in its sole discretion, to increase the Exchange Ratio in the manner set forth in the Merger Agreement and as illustrated above and thereby avoid such termination of the Merger Agreement.
Sovereign is under no obligation to increase the Exchange Ratio, and there can be no assurance that Sovereign would elect to increase the Exchange Ratio if the ML Bancorp Board of Directors were to exercise its right to terminate the Merger Agreement as set forth above. Any such decision would be made by Sovereign in light of the circumstances existing at the time Sovereign has the opportunity to make such an election.

            The foregoing discussion is qualified in its entirety by reference to the applicable provisions in the Merger Agreement
(a copy of which is set forth as Annex A to this Joint Proxy
Statement/Prospectus) relating to possible increase of the Exchange Ratio as the result of a Termination Event.

            In the event of termination of the Merger Agreement by either Sovereign or ML Bancorp, there will be no liability or obligation on the part of Sovereign or ML Bancorp other than the obligation dealing with confidentiality and other than any liabilities or damages incurred as a result of the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

Management and Operations after the Merger

            Directors and Executive Officers

            The Board of Directors and executive officers of Sovereign in office immediately prior to the Effective Date of the Merger will constitute Sovereign's Board of Directors and executive officers after completion of the Merger.

            The Board of Directors and executive officers of Sovereign Bank in office immediately prior to the Effective Date of the Bank Merger will constitute Sovereign Bank's Board of Directors and executive officers after completion of the Bank Merger, except that Sovereign will cause Sovereign Bank to elect or appoint Dennis S. Marlo, President and Chief Executive Officer of ML Bancorp, as President of the new Pennsylvania Division of Sovereign Bank, which will be comprised of Sovereign Bank's Pennsylvania and Delaware branch network. Mr. Marlo will also be appointed as a director of Sovereign Bank to hold office until the 1999 annual reorganization meeting of the Board of Directors of Sovereign Bank and until his successor is elected and qualified in accordance with the Charter and Bylaws of Sovereign Bank. Sovereign has agreed, so long as Mr. Marlo remains an active employee of Sovereign or Sovereign Bank, to renominate
Mr. Marlo as a director of Sovereign Bank for election at the 1999 and 2000 annual reorganization meetings of the Board of Directors of Sovereign Bank and has agreed to vote its shares of Sovereign Bank in favor of such election at such meetings.

            On the Effective Date, Sovereign Bank shall establish for a period of at least two years the Advisory Board, which shall consist of all non-employee members of the ML Bancorp Board of Directors immediately prior to the Effective Date.

            Consolidation of Operations

            Sovereign expects to achieve certain cost savings and operating synergies as a result of the Merger. These costs savings and operating synergies are anticipated to aggregate approximately 35% to 40% of ML Bancorp's recurring operating expenses, and are expected to be substantially realized within 12 months following the Effective Date. Sovereign expects that such cost savings and operating synergies will be realized primarily as the result of the elimination of duplicative administrative and back office functions. Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings will be realized, that any such cost savings will be realized over the time period currently anticipated or that such cost savings will not be offset to some degree by increases in other expenses, including expenses relating to integrating the two companies.

            Any such expected cost savings or synergies do not give effect to an expected one-time after-tax charge of approximately $10 million to $15 million, relating to Merger expenses, which will be incurred upon completion of the Merger. Such expenses will be incurred principally as a result of salaries and benefits, including payments pursuant to employment and change in control agreements and other severance payments, occupancy and equipment expense, and other operating expenses which are required to be accrued in accordance with generally accepted accounting principles.

Employee Benefits and Severance

            On and after the Effective Date, the employee pension and welfare benefit plans of Sovereign and ML Bancorp (as well as any other plan of ML Bancorp providing for benefits not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), may, at Sovereign's election and subject to the requirements of the Code, continue to be maintained separately or consolidated, except as set forth below. The Merger Agreement provides that in connection with implementation of the foregoing, the following provisions and guidelines shall apply (i) employees of ML Bancorp and its subsidiaries who become employees of Sovereign or a subsidiary of Sovereign shall become entitled to participate in the Sovereign ESOP in accordance with its terms by treating them as newly-employed individuals without any prior service credit under such plan; (ii) each participant in the ML Bancorp ESOP not fully vested will, in accordance with the terms of the ML Bancorp ESOP, become fully vested in his or her ML Bancorp ESOP account as of the Effective Date (the Merger Agreement provides that ML Bancorp, Main Line Bank and Sovereign will cooperate to cause the ML Bancorp ESOP to be terminated upon the Effective Date); (iii) employees of ML Bancorp and its subsidiaries who become employees of Sovereign or a Sovereign subsidiary shall become entitled to participate in Sovereign's Defined Benefit Pension Plan (the "Sovereign DB Plan") in accordance with its terms (each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with ML or an ML Bancorp subsidiary credited to each such employee under ML Bancorp's Defined Benefit Plan (the "ML Bancorp DB Plan") as of the date of its termination or cessation of accrual of benefits, and (B) enter the Sovereign DB Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements);
(iv) ML may proceed with the presently contemplated termination and/or cessation of the accrual of benefits under the ML Bancorp DB Plan and allocation of excess benefits and Sovereign shall take no action inconsistent therewith if the ML Bancorp DB Plan is not terminated and allocation of excess benefits thereunder are not completed prior to the Effective Date, it being the intention of the parties that such actions be taken after the Effective Date under such circumstances; (v) employees of ML Bancorp or an ML Bancorp subsidiary who become employees of Sovereign or a Sovereign subsidiary shall become entitled to participate in the Sovereign 401(k) Plan in accordance with its terms (each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with ML Bancorp or an ML Bancorp subsidiary credited to each such employee under ML Bancorp's 401(k) Plan as of the date of the Merger, and (B) enter the Sovereign 401(k) Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements); (vi) following the Merger, Sovereign will initially continue to maintain ML Bancorp's 401(k) Plan until its participants generally become eligible to participate in the Sovereign 401(k) Plan;
(vii) following the Merger, Sovereign will, as soon as administratively feasible and subject to certain limitations, consolidate the Sovereign and ML Bancorp Nonqualified Deferred Compensation Plans (the "Excess Benefit Plans") maintained by Sovereign and ML Bancorp to supplement certain pension benefits lost by some employees by reason of limitations contained in the Code; (viii) the RRP shall continue in effect following the Effective Date as a Sovereign plan with no further grants or awards contemplated to be made thereunder, except as otherwise expressly provided in the Merger Agreement; (ix) following the Merger, (A) the welfare benefit plans of Sovereign and ML Bancorp (and their respective subsidiaries) shall initially remain unchanged, (B) Sovereign shall undertake a study, in consultation with appropriate professional advisors, with a view toward the possible combination of some or all of such plans or the benefits provided thereunder, and (C) following such study, Sovereign shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the alteration of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances; (x) ML Bancorp may continue to administer its bonus programs and arrangements through the Effective Date, with such equitable modifications as may be appropriate to take into account the circumstances of the Merger and the timing thereof (in the event the Merger shall occur after the current fiscal year, bonuses shall be provided on a pro rata basis with respect to the interim period; provided, however, that bonuses for such interim period, in the aggregate, shall not exceed $200,000); (xi) prior to consummation of the Merger, Main Line Bank may continue to originate loans pursuant to its employee loan program, and upon consummation of the Bank Merger, Sovereign agrees to cause Sovereign Bank to honor all of the loans originated by Main Line Bank pursuant to such employee loan program or its predecessors; and (xii) through the Effective Date of the Merger, without the prior written consent of Sovereign and except as otherwise expressly permitted by the Merger Agreement, no further benefits, grants or awards shall be made available under any other ML Bancorp plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, and performance shares.

            Sovereign has agreed in the Merger Agreement to cause Sovereign Bank to provide the severance pay and benefits specified in the Main Line Bank severance policy to any employee of Main Line Bank whose employment is terminated in connection with the Merger within three months of the Effective Date, either because such employee's position is eliminated or such employee is not offered comparable employment (i.e., not offered employment for a position of generally similar job description or responsibilities in a location within 65 miles from ML Bancorp's headquarters), excluding any employee who has an existing employment or special termination agreement or whose employment is terminated for cause.

            Sovereign has agreed in the Merger Agreement to pay the cost of out-placement services for employees who are terminated without cause in connection with the Merger within three months after the Effective Date. Sovereign shall not be obligated to pay any out-placement fees in connection with the foregoing or more than $50,000 in the aggregate for such services.

Accounting Treatment

            The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Sovereign and ML Bancorp will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of both Sovereign and ML Bancorp for the entire fiscal year of Sovereign in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation. Expenses incurred in connection with the Merger will constitute expenses for the accounting periods to which such expenses relate.

            It is a condition to completion of the Merger that Sovereign and ML Bancorp each receive an opinion from its respective independent accountants confirming that the Merger will qualify as a pooling of interests for financial accounting purposes.

            Sovereign and ML Bancorp have each been informed by their respective independent auditors that there is no reason to believe that the Merger will not qualify as a pooling of interests for financial accounting and financial reporting purposes, provided that ML Bancorp reissue approximately 600,000 to 1,000,000 shares of ML Bancorp Common Stock for fair value to individuals or entities unaffiliated with ML Bancorp and Sovereign prior to the Effective Date. ML Bancorp has agreed in the Merger Agreement (i) to use its reasonable best efforts to effect such a sale of ML Bancorp Common Stock after the Merger has been approved by the shareholders of Sovereign and ML Bancorp and prior to the Effective Date, and (ii) to consult with Sovereign with respect to the amount of shares of ML Bancorp Common Stock to be sold and the timing and manner of such sale, which may involve a private placement or, with Sovereign's consent, a public offering. The ML Bancorp Stock Sale will not occur during the 20 consecutive trading days ending on the trading day preceding the Determination Date during which the Sovereign Market Value will be determined.

            In the event that the independent accountants of either Sovereign or ML Bancorp is unable to deliver its opinion that the Merger will qualify as a pooling of interests for financial accounting purposes, then Sovereign and ML Bancorp have agreed to appoint another national accounting firm mutually acceptable to each party to determine if the Merger is required to be accounted for as a pooling of interests. The written determination by such national accounting firm shall be binding on Sovereign and ML Bancorp for purposes of determining whether the conditions regarding the receipt of such opinions have been satisfied.

            As of the date of this Proxy Statement/Prospectus, neither Sovereign nor ML Bancorp has any reason to believe that their respective independent auditors will be unable to deliver an opinion that the Merger will qualify as a pooling of interests for financial accounting purposes, assuming completion of the ML Bancorp Stock Sale.

Certain Federal Income Tax Consequences

            Completion of the Merger is conditioned upon there being delivered to Sovereign an opinion of Stevens & Lee, P.C., counsel to Sovereign, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Merger Agreement, among other things, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Sovereign and ML Bancorp will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

            In that case, in the opinion of Stevens & Lee, P.C., the following would be the material federal income tax consequences of the Merger:

                  (i)  no gain or loss will be recognized by
Sovereign or ML Bancorp in the Merger;

                  (ii)  no gain or loss will be recognized by
holders of shares of ML Bancorp Common Stock upon their receipt of Sovereign Common Stock in exchange for their ML Bancorp Common Stock, except that shareholders who receive cash proceeds for fractional interests in Sovereign Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if their ML Bancorp Common Stock is held as a capital asset at the Effective Date;

                  (iii)  the tax basis of the shares of Sovereign
Common Stock (including fractional share interests) received by the shareholders of ML Bancorp will be the same as the tax basis of their ML Bancorp Common Stock exchanged therefor; and

                  (iv) the holding period of the Sovereign Common Stock in the hands of the ML Bancorp shareholders will include the holding period of their ML Bancorp Common Stock exchanged therefor, provided such ML Bancorp Common Stock is held as a capital asset at the Effective Date.

            Completion of the Merger is also conditioned upon there being delivered to ML Bancorp an opinion of Elias, Matz, Tiernan & Herrick L.L.P. ("Elias, Matz"), counsel to ML Bancorp, as to the tax consequences of the Merger to ML Bancorp shareholders.

            Under the Merger Agreement, the conditions that Stevens & Lee and Elias, Matz deliver the opinions described above can be waived by Sovereign and ML Bancorp, respectively. However, in the event that the delivery of such opinions of counsel is waived, or such opinions would otherwise set forth tax consequences materially different to a shareholder than those described above, Sovereign and ML Bancorp intend to resolicit proxies as required in accordance with the rules and regulations of the Commission.

            THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. THE DISCUSSION IS NOT A COMPLETE DESCRIPTION OF ALL THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND, IN PARTICULAR, DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY AFFECT THE TREATMENT OF SHAREHOLDERS WHO ACQUIRED THEIR ML BANCORP COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, OR SHAREHOLDERS WHICH ARE EXEMPT ORGANIZATIONS OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE
MERGER UNDER APPLICABLE STATE, LOCAL, OR FOREIGN LAWS. ACCORDINGLY, EACH ML BANCORP SHAREHOLDER IS ADVISED TO CONSULT A TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

Expenses

            Sovereign and ML Bancorp will each pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including fees and expenses of financial consultants, accountants and legal counsel, except that the cost of printing and mailing this Proxy Statement/ Prospectus will be shared equally by Sovereign and ML Bancorp.

Resale of Sovereign Common Stock

            The Sovereign Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any ML Bancorp shareholder who may be deemed to be an "affiliate" of ML Bancorp for purposes of Rule 145 under the Securities Act or an affiliate of Sovereign for purposes of Rule 144 promulgated under the Securities Act (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with
(i) Sovereign or ML Bancorp at the time of the ML Bancorp Special Meeting or (ii) Sovereign at or after the Effective Date.

            Rules 144 and 145 will restrict the sale of Sovereign Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally, during the year following the Effective Date, those persons who are Affiliates of ML Bancorp at the time of the ML Bancorp Special Meeting, provided they are not Affiliates of Sovereign at or following the Effective Date, may publicly resell any Sovereign Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of Sovereign Common Stock sold by them in any three-month period and as to the manner of sale. After the year period, such Affiliates may resell their shares without such restriction so long as there is adequate current public information with respect to Sovereign as required by Rule 144. Persons who are Affiliates of Sovereign after the Effective Date may publicly resell the Sovereign Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

            The ability of Affiliates to resell shares of Sovereign Common Stock received in the Merger under Rule 144 or Rule 145 as summarized herein generally will be subject to Sovereign's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Sovereign Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations requirements. This Proxy Statement/Prospectus does not cover any resales of Sovereign Common Stock received by persons who may be deemed to be Affiliates of Sovereign or ML Bancorp.

            Each director and executive officer of ML Bancorp and Sovereign has entered into an agreement with Sovereign and ML Bancorp, respectively, providing that, as an affiliate, he or she will not transfer any Sovereign Common Stock received in the Merger except in compliance with the Securities Act and will make no dispositions of any Sovereign Common Stock or ML Bancorp Common Stock (or any interest therein) during the period commencing 30 days prior to the Effective Date through the date on which financial results covering at least 30 days of combined operations of Sovereign and ML Bancorp after the Merger have been made public.

Dissenters' Rights

            Pursuant to the BCL, any shareholder of ML Bancorp has the right to dissent from the Merger, and to obtain payment of the "fair value" (as defined therein) of his ML Bancorp Common Stock if the Merger is consummated. The term "fair value" means the value of ML Bancorp Common Stock immediately before completion of the Merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Merger.

            The following summary of the steps to be taken if the right to dissent is to be exercised is qualified in its entirety by the full text of Section 1930 and Subchapter D of Chapter 15 of the BCL, which are attached as Annex E to this Proxy Statement/Prospectus. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any shareholder to comply with the aforesaid steps will result in the shareholder receiving the consideration contemplated by the Merger Agreement. See "THE MERGER -- Terms of the Merger." Any shareholder of ML Bancorp who contemplates exercising the right to dissent is urged to read carefully the provisions of
Section 1930 and Subchapter D of Chapter 15 of the BCL.

            Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Effective Date, must be sent to ML Bancorp, Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, Pennsylvania 19085 (Attention: Brian M. Hartline, Secretary).

            A person who wishes to dissent must file with ML Bancorp, prior to the vote of shareholders on the Merger at the ML Bancorp Special Meeting, a written notice of intention to demand that he be paid the fair value for his ML Bancorp Common Stock if the Merger is effected, must effect no change in the beneficial ownership of his ML Bancorp Common Stock from the date of such filing through the Effective Date, and must refrain from voting his ML Bancorp Common Stock to approve the Merger.
Neither a proxy nor a vote against approval of the Merger will constitute the necessary written notice of intention to dissent. A beneficial owner of ML Bancorp Common Stock whose shares are held of record in "street name" by a brokerage firm or other nominee must obtain the written consent of such record holder to such beneficial owner's exercise of dissenters' rights and must submit such consent to ML Bancorp no later than the time of the filing of his notice of intention to dissent.

            If the Merger is approved by the required vote of ML Bancorp's shareholders, ML Bancorp will mail a notice to all dissenters who gave due notice of intention to demand payment and who refrained from voting in favor of the Merger. The notice will state where and when a demand for payment must be sent and certificates for ML Bancorp Common Stock must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the BCL. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing of the notice.

            A shareholder who fails to timely demand payment or fails to timely deposit stock certificates, as required by ML
Bancorp's notice, will not have any right to receive payment of the fair value of his ML Bancorp Common Stock.

            Promptly after completion of the Merger, or upon timely receipt of demand for payment if the Merger already has been completed, Sovereign will either remit to dissenters who have made demand and have deposited their stock certificates the amount that Sovereign, as successor to ML Bancorp, estimates to be the fair value of the ML Bancorp Common Stock or give written notice that no such remittance is being made. The remittance or notice will be accompanied by (i) a closing balance sheet and an income statement of ML Bancorp for a fiscal year ending not more than 16 months before the date of remittance, together with the latest available interim financial statements, (ii) a statement of Sovereign's estimate of the fair value of the ML Bancorp
Common Stock, and (iii) notice of the right of the dissenter to demand payment or supplemental payment under the BCL, as the case may be, accompanied by a copy of Subchapter D of Chapter 15 of the BCL. If Sovereign does not remit the estimated fair value for shares with respect to which demand for payment has been made and stock certificates have been deposited, then Sovereign will return any certificates that have been deposited. Returned certificates, and any certificates subsequently issued in exchange therefor, will be marked to record the fact that demand for payment has been made. Transferees of shares so marked shall not acquire any rights in ML Bancorp or Sovereign other than those rights held by the original dissenter after such dissenter demanded payment of fair value.

            If a dissenter believes that the amount stated or remitted by Sovereign is less than the fair value of the ML Bancorp Common Stock, he may send Sovereign his own estimate of the fair value of the ML Bancorp Common Stock, which shall be deemed to be a demand for payment of the amount of the deficiency. If Sovereign remits payment of its estimated value of a dissenter's ML Bancorp Common Stock and the dissenter does not file his own estimate within 30 days after the mailing by Sovereign of its remittance, the dissenter will be entitled to no more than the amount remitted to him by Sovereign.

            Within 60 days after the latest to occur of completion of the Merger, timely receipt by ML Bancorp or Sovereign, as the case may be, of any demands for payment, or timely receipt by ML Bancorp or Sovereign, as the case may be, of any estimates by dissenters of fair value, if any demands for payment remain unsettled, ML Bancorp or Sovereign, as the case may be, may file in the Court of Common Pleas of Montgomery County (the "Court") an application requesting that the fair value of the ML Bancorp Common Stock be determined by the Court. In such case, all dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

            If ML Bancorp or Sovereign, as the case may be, were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against ML Bancorp or Sovereign, as its successor, may file an application in the name of ML Bancorp or Sovereign, as its successor, at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Court. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid ML Bancorp's or Sovereign's, as the case may be, estimate of the fair value of the ML Bancorp Common Stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

            ML Bancorp or Sovereign, as the case may be, intends to negotiate in good faith with any dissenting shareholder. If after negotiation, a claim cannot be settled, then ML Bancorp or Sovereign, as its successor, intends to file an application requesting that the fair value of the ML Bancorp Common Stock be determined by the Court.

            The costs and expenses of any valuation proceedings in Court, including the reasonable compensation and expense of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and asserted against ML Bancorp or Sovereign, as the case may be, except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

            Certain members of ML Bancorp's management, Main Line Bank's management, the Board of Directors of ML Bancorp and the Board of Directors of Main Line Bank may be deemed to have interests in the Merger in addition to their interests, if any, in ML Bancorp Common Stock. The ML Bancorp Board of Directors was aware of these factors and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

Stock Options

            As of the Record Date, the directors and executive officers of ML Bancorp beneficially own approximately 1,668,412 shares of ML Bancorp Common Stock, including 357,960 shares allocated on their behalf under ML Bancorp's RRP and Management Options to purchase 1,065,690 shares of ML Bancorp Common Stock. On the Effective Date, each ML Option, whether or not such ML Option is exercisable on the Effective Date, shall cease to be outstanding and shall be converted on the Effective Date into and become an option to acquire that number of shares of Sovereign Common Stock equal to the number of shares of ML Bancorp Common Stock covered by the ML Option multiplied by the Exchange Ratio, at an exercise price equal to the present stated exercise price of such option divided by the Exchange Ratio. Shares issuable upon the exercise of such options to acquire Sovereign Common Stock shall be issuable in accordance with the terms of the respective plans and grant agreements of ML Bancorp under which they were issued.

Indemnification; Directors and Officers Insurance

            Sovereign has agreed in the Merger Agreement that, on or after the Effective Date, Sovereign shall indemnify, defend and hold harmless all prior and then-existing directors and officers of ML Bancorp and Main Line Bank against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Sovereign) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ML Bancorp or any ML Bancorp subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated by the Merger Agreement, to the same extent as such officer, director or employee would be indemnified by ML Bancorp or Main Line Bank as of September 18, 1997, including the right to advancement of expenses, provided, however, that any such officer, director or employee of ML Bancorp or Main Line Bank may not be indemnified by Sovereign and/or Main Line Bank if such indemnification is prohibited by applicable law.

            Sovereign has agreed to maintain ML Bancorp's existing directors' and officers' liability insurance policy, or a policy providing comparable coverage amounts on terms no less favorable, including Sovereign's existing policy if it meets the foregoing standard, covering persons currently covered by such insurance for a period of five years after the Effective Date, subject to certain maximum cost limits.

Continued Employment

            Upon completion of the Bank Merger, Sovereign will cause Sovereign Bank to elect or appoint Dennis S. Marlo, President and Chief Executive Officer of ML Bancorp, as President of the Pennsylvania Division of Sovereign Bank. Mr. Marlo will also be appointed as a director of Sovereign Bank to hold office until the 1999 annual reorganization meeting of the Board of Directors of Sovereign Bank. Sovereign has agreed, so long as Mr. Marlo remains an active employee of Sovereign or Sovereign Bank, to renominate Mr. Marlo as a director of Sovereign Bank for election at the 1999 and 2000 annual reorganization meetings of Sovereign Bank, respectively, and to vote its shares of Sovereign Bank in favor of such election at such meetings.

Employment Agreements

            Except as otherwise provided below Sovereign has agreed in the Merger Agreement to honor all employment agreements, consulting agreements and termination agreements that ML Bancorp and its subsidiaries have entered into with their current or former employees. In connection therewith, Sovereign and Sovereign Bank have preliminarily agreed to use their reasonable best efforts to enter into a new employment agreement with Mr. Marlo. Sovereign and Mr. Marlo have agreed to the form of such new contract. The major provisions of such contract are summarized below. There can be no assurance that an agreement will be successfully negotiated or, if an agreement is negotiated, that the provisions will be as set forth below.

            Mr. Marlo's proposed agreement with Sovereign has an initial term of three years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of three years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term, unless sooner terminated.

            The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance (including medical insurance to age 66), vacation, pension and other fringe benefits and perquisites for Mr. Marlo.

            If Mr. Marlo's employment is terminated without "Cause," or if Mr. Marlo voluntarily terminates employment for "Good Reason" (as defined in the agreement), Mr. Marlo becomes entitled to severance benefits under the agreement. "Good Reason" includes the assignment of duties and responsibilities inconsistent with Mr. Marlo's status as President and Chief Executive Officer of the Pennsylvania division of Sovereign Bank, a reduction in salary or benefits, a reassignment which requires Mr. Marlo to move his principal residence more than 50 miles from ML Bancorp's principal executive office immediately prior to the agreement, or failure to annually extend the agreement. If any such termination occurs, Mr. Marlo will be paid an amount equal to three times the sum of (i) his highest annual base salary under the agreement, and (ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in thirty-six equal monthly installments. In addition, in the event of such termination, Mr. Marlo will be entitled to continuation of certain insurance and other specified benefits for thirty-six months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Marlo will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Marlo becomes subject to excise tax on excess parachute payments pursuant to Sections 4999 and 280G of the Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Marlo were terminated immediately after the Merger under circumstances entitling him to the above-described severance benefits, he would be entitled to receive $1.1 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

            If Mr. Marlo's employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or (iii) his death. Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes. In the event of Mr. Marlo's death during the term of the agreement, provision is made generally for the payment of his annual compensation to his beneficiary for a period of twenty-four months.

            Mr. Marlo also will have the right to terminate his employment agreement with Sovereign for any reason during the first two years of the agreement. In such event, he will be entitled generally to the payments and benefits provided for under his current contracts with ML Bancorp and Main Line Bank.

            The agreement contains provisions restricting
Mr. Marlo's right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

            Main Line Bank has entered into employment agreements with Messrs. Campbell, Hartline and Blaston, whereby the Bank has agreed to employ each of them in their current positions for a term of one year at base salaries of $165,000, $160,000 and $150,000, respectively, which salaries may be increased (but not decreased) from time to time. Under such contracts, the executives are also entitled to participate in bonus plans, employee benefit plans, and other benefits specified therein.
The term of each contract shall be renewed annually for an additional year unless either party elects, not less than 30 days prior to the expiration of the contract not to renew it. Sovereign Bank will assume the obligations of the employer by operation of law following the Merger.

            In the event of any such executive's termination of employment as a result of certain adverse actions taken with respect to him in connection with or following a change in control (as defined), he will be entitled to a severance benefit of two times his then base salary, payable in 24 monthly installments, but in no event shall such severance payments, when added to other payments and benefits subject to Section 280G of the Code, exceed the limitation of such section, so that no 20% federal excise tax will be payable by him and no corporate tax deduction will be limited by such section. The proposed Merger and related transactions will constitute a "change in control" for purposes of each contract. Sovereign estimates that, if the employment of Messrs. Campbell, Hartline and Blaston were to terminate following the Merger under the circumstances qualifying for the change in control severance benefits, they would be entitled to total contract payments of $330,000, $320,000 and $300,000, respectively.

Pension and ESOP Plans

            In accordance with the terms of the ML Bancorp ESOP, it will be terminated in connection with the Merger. Under the ML Bancorp ESOP's provisions, the outstanding loan owed by it (presently, approximately $4,650,000) will be paid by selling such number of unallocated shares held by the trustee as will be necessary to fund the repayment of such loan. The remaining unallocated shares will be allocated to the accounts of the ML Bancorp ESOP participants in accordance with the plan document's allocation procedures, and such participants will automatically become 100% vested in their account balances, as increased by such allocation. Based on ML Bancorp Common Stock price on December 5, 1997, assuming the unallocated shares are deemed to be earnings of the ML Bancorp ESOP, and assuming the Merger is consummated prior to March 31, 1998, it is estimated that Messrs. Marlo, Campbell, Hartline and Blaston will have additional ML Bancorp Common Stock valued at $384,093, $378,652, $359,063 and
$0 allocated to their accounts by reason of the termination of the ML Bancorp ESOP.

            In accordance with the terms of the Merger Agreement, ML Bancorp will be permitted to proceed with the presently contemplated termination of, or benefit accrual cessation under, the ML Bancorp DB Plan. As of March 31, 1997, the most recent valuation date, the ML Bancorp DB Plan was overfunded, on a termination basis, by approximately $937,000. Such overfunding will be allocated among plan participants in accordance with the provisions of the plan document and federal government requirements, and such participants will automatically become 100% vested in their accrued pensions, as increase by such allocation. Based on preliminary actuarial data, it is estimated that the annual pensions of Messrs. Marlo, Campbell, Hartline and Blaston will thereby be increased by approximately $55,500, $26,500, $4,500 and $0, respectively.

Retention Bonuses

            The Merger Agreement provides that certain key operations employees of ML Bancorp (none of whom are executive officers of ML Bancorp) will be entitled to receive a retention bonus from ML Bancorp or Main Line Bank equal to no more than six months of such person's annual base salary as of September 18, 1997 in the event that such person remains an employee of ML Bancorp or in ML Bancorp subsidiary until the Effective Date (or in certain cases, the date the systems conversion occurs after the Effective Date) and satisfactorily fulfills the duties and responsibilities of the position of such person, provided that such retention bonuses shall not exceed the amount specified in the Merger Agreement.

Pennsylvania Division of Sovereign Bank Advisory Board

            On the Effective Date, Sovereign has agreed to establish for a period of at least two years the Advisory Board, which shall consist of all non-employee members of the ML Bancorp Board of Directors immediately prior to the Effective Date. The members of the Advisory Board shall be paid an annual retainer of $18,750 ($25,000 in the case of Mr. John Eppinger, chairman of the Board of ML Bancorp), which is equal to the annual fees currently being received by such persons in their capacities as directors of ML Bancorp and Main Line Bank.

                         CERTAIN RELATED TRANSACTIONS

Stock Option Agreement

            General. As a condition to Sovereign entering into the Merger Agreement, ML Bancorp executed and delivered to Sovereign the Stock Option Agreement, dated September 18, 1997 (the "Stock Option Agreement"), which permits Sovereign to purchase ML
Bancorp Common Stock under certain circumstances. Pursuant to the Stock Option Agreement, Sovereign was granted an option (the "Option") to purchase up to 2,361,245 shares of ML Bancorp Common Stock (representing approximately 19.9% of the issued and outstanding shares of ML Bancorp Common Stock on September 17,
1997).  The exercise price per share to purchase ML Bancorp
Common Stock under the Option is equal to $21.875 per share. The Option may only be exercised, in whole or in part, upon the occurrence of certain events (collectively, "Triggering Events"), which are described below (none of which have occurred to the best of Sovereign's or ML Bancorp's knowledge as of the date of this Proxy Statement/Prospectus).

            The Stock Option Agreement, together with (i) ML Bancorp's agreement to not solicit other transactions relating to the acquisition of ML Bancorp by a third party (see "THE MERGER-- No Solicitation of Transactions") and (ii) the agreement of ML Bancorp's directors and executive officers to vote their shares in favor of the Merger Agreement, are intended to increase the likelihood that the Merger will be completed in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers to the Merger.

            Terms of Stock Option Agreement. The following is a brief summary of certain provisions of the Stock Option Agreement, a complete copy of which is included as Annex B to this Proxy Statement/Prospectus. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

            Provided that (i) Sovereign shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Merger Agreement or the Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Sovereign may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event (as such term is hereinafter defined), other than a termination of the Merger Agreement due to an uncured material breach of any material covenant, undertaking or representation of warranty, contained in the Merger Agreement which would have a Material Adverse Effect, unless in the case of termination by ML Bancorp due to such breach, the termination is as a result of a willful breach of the Merger Agreement by Sovereign (a termination due to an uncured material breach of any material covenant, undertaking or representation of warranty, contained in the Merger Agreement which would have a Material Adverse Effect, except a termination by ML Bancorp as a result of a willful breach by Sovereign, being referred to herein as a "Default Termination"), (C) 18 months after the termination of the Merger Agreement by Sovereign or ML Bancorp pursuant to a Default Termination, and (D) 18 months after termination of the Merger Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws.

            The term "Triggering Event" means the occurrence of any of the following events:

                  (i) a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of ML Bancorp Common Stock
      (excluding any shares eligible to be reported on Schedule 13G of the Commission); or

                  (ii) a person or group, other than Sovereign or an affiliate of Sovereign, enters into an agreement or letter of intent or memorandum of understanding with ML Bancorp pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with ML Bancorp, (ii) acquire all or substantially all of the assets or liabilities or ML Bancorp or all or substantially all of the assets or liabilities of Main Line Bank (or any successor subsidiary), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of ML Bancorp Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Commission) or the then outstanding shares of common stock of Main Line Bank, or ML Bancorp shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding.

            The term "Preliminary Triggering Event" means the occurrence of any of the following events:

                  (i) a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of ML Bancorp Common Stock
      (excluding any shares eligible to be reported on Schedule
      13G of the Commission);

                  (ii) a person or group, other than Sovereign or an affiliate of Sovereign, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of ML Bancorp or all or substantially all the assets or liabilities of Main Line Bank, or any other business combination involving ML Bancorp or Main Line Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of ML Bancorp Common Stock or Main Line Bank Common Stock (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of ML Bancorp called to vote on the Merger, ML Bancorp's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been canceled; or

                  (iii)  the Board of Directors of ML Bancorp shall
      (A) fail to recommend the Merger, (B) recommend an Acquisition Transaction or (C) have withdrawn or modified in a manner adverse to Sovereign the recommendation of the Board of Directors of ML Bancorp with respect to the Merger Agreement and thereafter ML Bancorp's shareholders fail to approve the Merger by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is canceled; or

                  (iv) a person or group, other than Sovereign or an affiliate of Sovereign, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, ML Bancorp shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach would entitle Sovereign to terminate the Merger Agreement (without regard to any applicable cure period unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the Merger Agreement).

            The term "Publicly Withdrawn" means an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over ML Bancorp or in soliciting or inducing any other person (other than Sovereign or an affiliate of Sovereign) to do so.

            The Stock Option Agreement provides that Sovereign may require, under certain circumstances, ML Bancorp to repurchase the Option and all shares of ML Bancorp Common Stock purchased by Sovereign pursuant to the Option on the terms and conditions set forth in the Stock Option Agreement. ML Bancorp's repurchase of the Option or ML Bancorp's repurchase of any of the shares of ML Bancorp Common Stock purchased by Sovereign pursuant to the Option could have the effect of precluding a potential acquiror of ML Bancorp from accounting for the acquisition of ML Bancorp as a pooling of interests for financial accounting purposes.

            In the event of any change in ML Bancorp Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, the number and kind of shares issuable pursuant to the Option will be adjusted appropriately.

            ML Bancorp has granted Sovereign certain registration rights with respect to shares of ML Bancorp Common Stock issuable upon exercise of the Option.

                     INFORMATION WITH RESPECT TO SOVEREIGN

General

            Financial and other information relating to Sovereign, including information relating to Sovereign's directors and executive officers, is incorporated herein by reference. See
"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE
INFORMATION."

Market Price of and Dividends on Sovereign Common Stock and
Related Shareholder Matters

            The Sovereign Common Stock is listed on the Nasdaq National Market under the symbol "SVRN." As of the Sovereign Record Date, Sovereign had approximately 10,530 shareholders of record. The table below sets forth for the periods indicated the amount of dividends paid per share and the quarterly ranges of high and low sales prices for Sovereign Common Stock as reported by the Nasdaq National Market and does not necessarily reflect mark-ups, mark-downs or commissions.

                                                 Quarterly

        Quarter Ended               Dividend     High       Low

     December 31, 1997(1)           $   --     $ 21.63   $ 17.19
     September 30, 1997               .0360      17.50     14.69
     June 30, 1997                    .0380      15.25     11.38
     March 31, 1997                   .0386      14.00     10.94
     December 31, 1996                .0368      11.38      9.06
     September 30, 1996               .0376       9.19      8.00
     June 30, 1996                    .0342       9.38      8.31
     March 31, 1996                   .0350       9.25      7.75
     December 31, 1995                .0295       8.50      7.75
     September 30, 1995               .0354       8.50      7.56
     June 30, 1995                    .0319       7.63      6.38
     March 31, 1995                   .0309       7.19      5.94

__________________

(1)   Through December 12, 1997.


            On September 17, 1997, the last business day preceding public announcement of the Merger, the last sale price for the Sovereign Common Stock was $16.38 per share. On December 12, 1997, the last sale price for the Sovereign Common Stock was $21.625 per share. The average weekly trading volume for the Sovereign Common Stock during the quarter ended September 30,
1997 was 2.28 million shares.

            For certain limitations on the ability of Sovereign Bank to pay dividends to Sovereign, see Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                    INFORMATION WITH RESPECT TO ML BANCORP

General

            Financial and other information concerning ML Bancorp, including information relating to ML Bancorp's directors and executive officers, is incorporated herein by reference. See
"INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Market Price of and Dividends on ML Bancorp Common Stock and
Related Shareholder Matters

            The ML Bancorp Common Stock is listed on the Nasdaq National Market under the symbol "MLBC." As of the ML Bancorp Record Date, there were approximately 1,453 shareholders of record. The table below sets forth for the periods indicated the amount of dividends declared per share and the quarterly ranges of high and low closing sales prices as reported on the Nasdaq National Market for the periods indicated. Such prices do not necessarily reflect mark-ups, mark-downs or commissions.

                                                 Quarterly

        Quarter Ended               Dividend    High       Low

     December 31, 1997(1)           $  0.10    $ 30.75   $ 26.50
     September 30, 1997                0.10      27.38     18.75
     June 30, 1997                     0.10      19.38     15.00
     March 31, 1997                    0.095     17.75     13.75
     December 31, 1996                 0.095     14.88     13.88
     September 30, 1996                0.095     14.06     11.88
     June 30, 1996                     0.095     12.50     11.38
     March 31, 1996                    0.08      12.38     10.88
     December 31, 1995                 0.07      12.32     10.50
     September 30, 1995                0.06      11.94      9.50
     June 30, 1995                     0.05       9.82      7.88
     March 31, 1995                     N/A       8.07      6.69

__________________

(1)   Through December 12, 1997

            On September 17, 1997, the last business day preceding public announcement of the Merger, the last sale price for the ML Bancorp Common Stock was $23.13 per share. On December 12, 1997, the last sale price for the ML Bancorp Common Stock was $30.75 per share. The average weekly trading volume for the ML Bancorp Common Stock during the quarter ended September 30, 1997 was approximately 82,000 shares.

            For information on the ability of ML Bancorp to pay dividends on the ML Bancorp Common Stock following execution of the Merger Agreement, see "THE MERGER - Dividends." For certain limitations on the ability of Main Line Bank to pay dividends to ML Bancorp, see ML Bancorp's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                  DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES

            The authorized capital stock of Sovereign consists of 200,000,000 shares of common stock, no par value ("Sovereign Common Stock"), and 7,500,000 shares of authorized preferred stock ("Sovereign Preferred Stock"). As of September 30, 1997, there were 89,275,479 shares of Sovereign Common Stock issued and outstanding, 12,319 shares held by Sovereign as treasury stock and 1,998,350 shares of 6-1/4% Cumulative Convertible Preferred Stock, Series B ($50 liquidation preference) issued and outstanding. There are no other shares of capital stock of Sovereign authorized, issued or outstanding. Sovereign has no options, warrants, or other rights authorized, issued or outstanding, other than as described herein under "Shareholder Rights Plan" and options granted under Sovereign's stock option plans or in connection with acquisitions by Sovereign.

Common Stock

            The holders of Sovereign Common Stock are entitled to share ratably in dividends when and if declared by the Sovereign Board of Directors from funds legally available therefor. Declaration and payment of cash dividends by Sovereign depends upon dividend payments by Sovereign Bank, which are Sovereign's primary source of revenue and cash flow. Sovereign is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Sovereign, and consequently the right of creditors and shareholders of Sovereign, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Sovereign in its capacity as a creditor may be recognized.

            Sovereign Bank will not be permitted to pay dividends on its capital stock or repurchase shares of its stock if its shareholders' equity would be reduced below the amount required for the liquidation accounts established in the respective conversions from mutual to stock form of the predecessors of Sovereign Bank or applicable regulatory capital requirements. Current OTS regulations require a holding company's insured institutions to give the OTS 30 days advance notice of any proposed declaration of dividends to the holding company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the holding company.

            The OTS capital distribution rule, which became effective on August 1, 1990, provides for three tiers of savings associations: (i) Tier 1 associations, associations that have capital ("total capital" as calculated under the OTS capital regulations) equal to or greater than their fully phased-in capital requirements (the requirements applicable at December 31, 1994) prior to, and on a pro forma basis after giving effect to, a proposed capital distribution; (ii) Tier 2 associations, associations that have capital equal to or greater than their minimum capital requirements, but less than their fully phased-in capital requirements prior to, and on a pro forma basis after giving effect to, a proposed capital distribution; and
(iii) Tier 3 associations, associations that do not meet their minimum capital requirements, either before or after giving effect to a proposed capital distribution. At September 30, 1997, Sovereign Bank is a "Tier 1 association" both historically and on a pro forma basis after giving effect to the Bank Merger. Under the OTS capital distribution rule, a Tier 1 association may make capital distributions of up to the greater of (a) 100% of its net income during a calendar year plus the amount that would reduce by one-half its surplus capital ratio (the percentage by which the association's capital-to-assets ratio exceeds the ratio of its fully phased-in capital requirements to its assets) at the beginning of the calendar year or (b) 75% of its net income over the most recent four-quarter period. A Tier 1 association may make capital distributions in excess of the foregoing limits if the OTS does not object after receiving notice thereof. A Tier 2 association is authorized to make distributions of up to 75% of net income over the most recent four-quarter period if it satisfies its fully phased-in risk-based capital requirement, or up to 50% of such net income if it satisfies its interim (90% of fully phased-in amount) risk-based capital requirement. A Tier 2 association may, through a written approval process, obtain OTS approval to make distributions in excess of these amounts.
Tier 3 associations are not authorized to make any capital distributions without prior written OTS approval unless, in the case of an association operating in compliance with an approved capital plan, the capital distribution is consistent with the association's capital plan. The OTS has supervisory authority to prohibit the payment of capital distributions for Tier 1 and Tier 2 associations.

            For certain limitations on the ability of Sovereign Bank to pay dividends to Sovereign, see Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

            Prior to the issuance of any Sovereign Preferred Stock which possesses voting rights (see "Preferred Stock" below), the holders of shares of Sovereign Common Stock will possess exclusive voting rights in Sovereign. Each holder of shares of Sovereign Common Stock will be entitled to one vote for each share held on matters upon which shareholders have the right to vote. Sovereign shareholders are not entitled to cumulate votes in the election of directors.

            The holders of Sovereign Common Stock have no preemptive rights to acquire any additional shares of Sovereign.
In addition, the Sovereign Common Stock is not subject to redemption.

            Sovereign's Articles of Incorporation authorize the Sovereign Board of Directors to issue authorized shares of Sovereign Common Stock without shareholder approval. Sovereign Common Stock is included for quotation on the Nasdaq National Market. As a result, in order to maintain such inclusion, approval of Sovereign's shareholders is required for the issuance of additional shares of Sovereign Common Stock or securities convertible into Sovereign Common Stock if the issuance of such securities (1) is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance; (2) is in connection with the acquisition of a company in which a director, officer or substantial shareholder of Sovereign has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more; (3) is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of Sovereign Common Stock or 20% or more of the voting power outstanding before issuance; or
(4) would result in a change in control of Sovereign. Under Nasdaq National Market rules, shareholder approval is also required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than pursuant to a broadly-based plan in which other security holders of Sovereign or employees of Sovereign participate. For a discussion of the approval of Sovereign shareholders required for the issuance of the shares of Sovereign Common Stock issuable to ML Bancorp shareholders in the Merger, see "THE MEETING -- Votes Required."

            In the event of liquidation, dissolution or winding-up of Sovereign, whether voluntary or involuntary, holders of Sovereign Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding Sovereign Preferred Stock.

Preferred Stock

      General

            Sovereign's Board of Directors is authorized to approve the issuance of Sovereign Preferred Stock, without any required approval of shareholders. The rights, qualifications, limitations and restrictions on each series of Sovereign
Preferred Stock issued will be determined by the Sovereign Board of Directors at the time of issuance and may include, among other things, rights to participating dividends, voting and convertibility into shares of Sovereign Common Stock. Shares of Sovereign Preferred Stock may be issued with dividend, redemption, voting, and liquidation rights taking priority over the Sovereign Common Stock, and may be convertible into Sovereign Common Stock, as determined by the Sovereign Board of Directors at the time of issuance.

            On May 17, 1995, Sovereign issued 2,000,000 shares of
6-1/4% Cumulative, Convertible Preferred Stock, Series B (the
"Series B Preferred Stock"), all of which remain outstanding.

      Description of Series B Preferred Stock

            Ranking. The Series B Preferred Stock ranks prior to the Sovereign Common Stock and Series A Junior Participating Preferred Stock (as hereinafter defined), and on a parity with all other Sovereign Preferred Stock (unless such other Sovereign Preferred Stock is expressly made junior to the Series B Preferred Stock), with respect to the payment of dividends and amounts payable upon any voluntary or involuntary liquidation, dissolution or winding up of Sovereign.

            Dividends. Holders of record of shares of Series B Preferred Stock are entitled to receive, when and as declared by the Board of Directors of Sovereign, cash dividends payable quarterly at the rate of 6-1/4% per annum. Dividends on the Series B Preferred Stock, calculated as a percentage of the liquidation preference, are payable quarterly on February 15, May 15, August 15 and November 15 of each year. Dividends are cumulative from the date of issue of the Series B Preferred Stock. So long as any Series B Preferred Stock is outstanding, Sovereign may not declare any dividends on the Sovereign Common Stock or any other stock ranking as to dividends or distribution of assets junior to the Series B Preferred Stock (the Sovereign Common Stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of Sovereign, other than Junior Stock, unless (i) full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Sovereign Preferred Stock other than Junior Stock and (ii) Sovereign is not in default or in arrears with respect to any sinking or other analogous fund or any call for tenders, obligation or other agreement for the purchase, redemption or other retirement of any shares of Sovereign Preferred Stock other than Junior Stock. If dividends on shares of the Series B Preferred Stock are in arrears, and there shall be outstanding shares of any other series of Sovereign Preferred Stock ranking on a parity as to dividends with the shares of the Series B Preferred Stock, Sovereign, in making any dividend payment on account of such arrears, is required to make payments ratably upon all outstanding shares of the Series B Preferred Stock and shares of such other series of Sovereign Preferred Stock in proportion to the respective amounts of dividends in arrears on such shares of Series B Preferred Stock and shares of such other series of Sovereign Preferred Stock.

            Conversion Rights. Holders of shares of Series B Preferred Stock have the right, at their option, to convert shares of Series B Preferred Stock into shares of Sovereign Common Stock at any time at an initial conversion rate of 5.987 shares of Sovereign Common Stock for each share of Series B Preferred Stock, provided that, if any of the Series B Preferred Stock is called for redemption, the conversion rights pertaining thereto will terminate at the close of business on the date fixed for redemption. On December 12, 1997, the closing prices of the Series B Preferred Stock and the Sovereign Common Stock as reported on the Nasdaq/NMS were $131.969 and $21.625, respectively. As of December 12, 1997, a holder of Series B Preferred Stock would have received 5.987 shares of Sovereign Common Stock with an aggregate market value equal to $129.47 upon conversion of each share of Series B Preferred Stock. If and when the aggregate market value of 5.987 shares of Sovereign Common exceeds the market price of a share of Series B Preferred Stock, holders of the Preferred Stock may elect to convert their shares of Series B Preferred Stock into Sovereign Common Stock, subject to Sovereign's right to redeem the Series B Preferred Stock on or after May 15, 1998. See "-Redemption."

            The conversion rate is subject to adjustment in certain events, including: (i) the issuance of capital stock as a dividend or distribution on the Sovereign Common Stock;
(ii) subdivisions and combinations of the Sovereign Common Stock;
(iii) the issuance to all holders of Sovereign Common Stock of certain rights or warrants entitling them to subscribe for or purchase Sovereign Common Stock (or securities convertible into Sovereign Common Stock) within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price per share of the Sovereign Common Stock; and (iv) the distribution to all holders of Sovereign Common Stock of evidences of indebtedness or assets of Sovereign (excluding those referred to above).

            In the case of (i) any reclassification or change of the Sovereign Common Stock, or (ii) a consolidation or merger involving Sovereign, or (iii) a sale or conveyance to another corporation of the property and assets of Sovereign as an entirety or substantially as an entirety, in each case as a result of which holders of Sovereign Common Stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Sovereign Common Stock, the holders of the Series B Preferred Stock then outstanding will be entitled thereafter to convert such Series B Preferred Stock into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Series B Preferred Stock been converted into Sovereign Common Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.

            Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Sovereign, the holders of shares of Series B Preferred Stock will be entitled to receive out of the assets of Sovereign available for distribution to shareholders, before any distribution of assets is made to holders of Sovereign Common Stock or of any other stock of Sovereign ranking as to such distribution junior to the Series B Preferred Stock, liquidating distributions in the amount of $50 per share plus accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of Sovereign, the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of Sovereign ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and of such other shares will share ratably in any such distribution of assets of Sovereign in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by Sovereign. A consolidation or merger of Sovereign with or into any other corporation or corporations or a sale of all or substantially all of the assets of Sovereign will not be deemed to be a liquidation, dissolution or winding up of Sovereign.

            Redemption. The shares of Series B Preferred Stock are not redeemable prior to May 15, 1998. On or after May 15, 1998, at any time or from time to time, each share of Series B
Preferred Stock will be redeemable in whole or in part at the option of Sovereign, upon not less than 30 nor more than 60 days' notice, at a redemption price as set forth below plus, in each case, accrued and unpaid dividends to the redemption date.

               If Redeemed During the
          Twelve Months Beginning May 15,     Redemption Price

          1998...........................         $52.188
          1999...........................          51.875
          2000...........................          51.563
          2001...........................          51.250
          2002...........................          50.938
          2003...........................          50.625
          2004...........................          50.313

     and at $50 per share thereafter.

            The Series B Preferred Stock may not be redeemed and Sovereign may not otherwise purchase or acquire any shares of the Series B Preferred Stock unless full cumulative dividends on the Series B Preferred Stock or on any series of Sovereign Preferred Stock ranking on a parity with or senior to the Series B Preferred Stock have been paid or declared and set apart for payment and unless all matured obligations of Sovereign with respect to all sinking funds or purchase funds applicable to any other series of Sovereign Preferred Stock then outstanding have been met.

            Voting Rights. Except as indicated below, or except as expressly required by applicable law, the holders of the Series B
Preferred Stock are not entitled to vote.

            If the equivalent of six quarterly dividends payable on any series of Sovereign Preferred Stock are in default (whether or not declared and whether or not consecutive), the holders of record of all outstanding shares of any series of Sovereign Preferred Stock, voting as a single class without regard to series, will be entitled to elect two directors until all dividends in default have been paid or declared and set apart for payment. The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and any other series of Sovereign Preferred Stock, voting as a single class without regard to series, will be required
(i) for any amendment to Sovereign's Articles of Incorporation
(or any certificate supplemental thereto providing for the capital stock of Sovereign) or Bylaws which will materially and adversely change the preferences, privileges, rights or powers of the Sovereign Preferred Stock, but, in any case in which one or more, but not all, series of Sovereign Preferred Stock would be affected as to their preferences, privileges, rights or powers, only the consent of holders of at least two-thirds of the shares of all such series that would be so affected, voting separately as a class, will be required; or (ii) to issue any class of stock which shall have preference as to dividends or distribution of assets over any outstanding series of Sovereign Preferred stock.

Shareholder Rights Plan

            Sovereign maintains a Shareholder Rights Plan (the "Rights Plan") designed to protect shareholders from attempts to acquire control of Sovereign at an inadequate price. Under the Rights Plan, each outstanding share of Sovereign Common Stock has attached to it one right to purchase one one-hundredth of a share of a series of junior participating preferred stock (the
"Series A Junior Participating Preferred Stock") at an initial exercise price of $40 (the "Sovereign Rights"). The Sovereign Rights are not currently exercisable or transferable, and no separate certificates evidencing the Sovereign Rights will be distributed, unless certain events occur.

            The Sovereign Rights become exercisable to purchase shares of the Series A Junior Participating Preferred Stock if a person, group or other entity acquires or commences a tender offer or an exchange offer for 19.9% or more of total voting power. The Sovereign Rights also can be exercised if a person or group who has become a beneficial owner of at least 4.9% of Sovereign Common Stock or total voting power is declared by Sovereign's Board of Directors to be an "adverse person," as defined in the Rights Plan.

            After the Sovereign Rights become exercisable, under certain circumstances, the Sovereign Rights (other than the Sovereign Rights held by a 19.9% beneficial owner or an "adverse person") will entitle the holders to purchase either Sovereign Common Stock or the common stock of the potential acquiror, in lieu of the Series A Junior Participating Preferred Stock, at a substantially reduced price.

            Sovereign is generally entitled to redeem the Sovereign Rights at $.001 per right at any time until the tenth business day following public announcement that a 19.9% position has been acquired. At any time prior to the date the Sovereign Rights have become nonredeemable, the Sovereign Board of Directors can extend the redemption period. The Sovereign Rights are not redeemable following an "adverse person" determination.

Special Charter and Pennsylvania Corporate Law Provisions

            Sovereign's Articles of Incorporation and Bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Sovereign stock, a proxy contest for control of Sovereign, the assumption of control of Sovereign by a holder of a large block of Sovereign stock and the removal of Sovereign's management. These provisions: (1) empower the Sovereign Board of Directors, without shareholder approval, to issue Sovereign Preferred Stock the terms of which, including voting power, are set by the Sovereign Board of Directors;
(2) divide the Sovereign Board of Directors into three classes serving staggered three-year terms; (3) restrict the ability of shareholders to remove directors; (4) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of Sovereign's voting power, if the transaction is not approved, in advance, by the Sovereign Board of Directors;
(5) prohibit shareholders' actions without a meeting; (6) require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of Sovereign's Articles of Incorporation; (7) require any person who acquires stock of Sovereign with voting power of 25% or more to offer to purchase for cash all remaining shares of Sovereign voting stock at the highest price paid by such person for shares of Sovereign voting stock during the preceding year;
(8) eliminate cumulative voting in elections of directors;
(9) require an affirmative vote of at least two-thirds of Sovereign's total voting power in order for shareholders to repeal or amend Sovereign's Bylaws; (10) require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and
(11) provide that officers, directors, employees, agents and persons who own 5% or more of the voting securities of any other corporation or other entity that owns 66-2/3% or more of Sovereign's outstanding voting stock cannot constitute a majority of the members of Sovereign's Board of Directors.

            The BCL also contains certain provisions applicable to Sovereign which may have the effect of impeding a change in control of Sovereign. These provisions, among other things:
(1) require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of the shares, including an increment representing a proportion of any value payable for control of the corporation, and (2) prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

            In 1990, Pennsylvania adopted legislation further amending the BCL. To the extent applicable to Sovereign at the present time, this legislation generally: (1) expands the factors and groups (including shareholders) which the Sovereign Board of Directors can consider in determining whether a certain action is in the best interests of the corporation; (2) provides that the Sovereign Board of Directors need not consider the interests of any particular group as dominant or controlling;
(3) provides that Sovereign's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; (4) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and
(5) provides that the fiduciary duty of Sovereign's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

            The 1990 amendments to the BCL explicitly provide that the fiduciary duty of directors shall not be deemed to require directors (1) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; (2) to render inapplicable, or make determinations under, provisions of the BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or (3) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the Sovereign Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the BCL grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

            Sovereign opted out of coverage by the "disgorgement" and "control-share acquisition" statutes included in the 1990 legislation, pursuant to a Bylaw amendment as permitted by the legislation. To the extent applicable to a Pennsylvania corporation, the "disgorgement" statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation's voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The "control share acquisition" statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33-1/3% and 50%) for the first time from voting the "control shares" (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders. As a result of Sovereign's opt-out from coverage by these statutes, neither the "disgorgement" nor the "control share acquisition" statute would apply to a nonnegotiated attempt to acquire control of Sovereign, although such an attempt would still be subject to the special charter and other provisions described in the preceding paragraphs. Sovereign can reverse this action, and thereby cause the "disgorgement" and "control share acquisition" statutes to apply to an attempt to acquire control of Sovereign, by means of an amendment to Sovereign's Bylaws, which could be adopted by the Board of Directors, without shareholder approval, rescinding the Bylaw provision by which Sovereign originally opted out of coverage by these statutes.

                       COMPARISON OF SHAREHOLDER RIGHTS

            At the Effective Date, shareholders of ML Bancorp automatically will become shareholders of Sovereign, and their rights as shareholders will be determined by the BCL and by Sovereign's Articles of Incorporation and Bylaws. The following is a summary of material differences between the rights of holders of Sovereign Common Stock and the rights of holders of ML Bancorp Common Stock. These differences arise from various provisions of the Articles of Incorporation, Bylaws and Rights Plan of Sovereign and the Articles of Incorporation and Bylaws of ML Bancorp.

            This summary does not purport to be a complete statement of the rights of ML Bancorp shareholders under the applicable Pennsylvania law, ML Bancorp's Articles of Incorporation or ML Bancorp's Bylaws or a comprehensive comparison with the rights of Sovereign's shareholders under the applicable Pennsylvania law, Sovereign's Articles of Incorporation and Sovereign's Bylaws, or a complete description of the specific provisions referred to herein. This summary is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the BCL and the governing corporate instruments of ML Bancorp and Sovereign. Copies of such governing corporate instruments of ML Bancorp and Sovereign are available, without charge, to any person, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, by following the instructions listed under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

Directors

      Removal

            Pursuant to Sovereign's Articles of Incorporation,
Sovereign directors may be removed from office without cause by the affirmative vote of a majority of the outstanding voting shares.

            Under ML Bancorp's Articles of Incorporation, directors may be removed from office without cause by the affirmative vote of the holders of not less than 75% of the total votes of all shares of ML Bancorp eligible to be cast by shareholders.

      Nomination

            Shareholders of both Sovereign and ML Bancorp are required to submit to their respective companies, in writing and in advance, any nomination of a candidate for election as a director.

            Sovereign's Bylaws provide that such nominations generally must be submitted not more than 120 days, and not less than 90 days, prior to a scheduled meeting for the election of directors (unless less than 21 days' notice of the meeting is given to shareholders, in which case such nominations must be submitted within seven days following the mailing of the notice to shareholders).

            ML Bancorp's Articles of Incorporation provide that its shareholders must submit written nominations not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. ML Bancorp's shareholders submitting nominations also must supply certain information regarding the identity and background of the proposed nominee, as set forth in the Articles of Incorporation of ML Bancorp.

      Election of Directors

            Sovereign's Articles of Incorporation and Bylaws provide that its Board of Directors shall be composed of not less than six nor more than 25 directors, the number of which may be determined by the Board of Directors. Presently, the Board of Directors is composed of eight members. The Sovereign Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders. Classification of the Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Sovereign Board of Directors and thereby could impede a change in control of Sovereign.

            ML Bancorp's Bylaws provide that the Board of Directors of ML Bancorp shall be composed of not less than five nor more than 15 directors, which number may be increased or decreased by resolution of the Board of Directors. Presently, the Board of Directors is composed of seven members. The Board of Directors of ML Bancorp is also divided into four classes, each serving four-year terms, so that approximately one-fourth of the directors are elected at each annual meeting of shareholders.

      Cumulative Voting

            Neither Sovereign's nor ML Bancorp's shareholders are permitted to cumulate votes in the election of directors.

      Limited Liability

            As permitted by the BCL, Sovereign's Bylaws provide that directors of Sovereign are not personally liable to Sovereign, its shareholders or others for any action taken or any failure to take any action unless the director breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and such breach or failure constitutes self-dealing, willful misconduct or recklessness; provided, however, that there is no such elimination of liability arising under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

            As permitted by the BCL, ML Bancorp's Articles of Incorporation provide that a director of ML Bancorp shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

      Indemnification

            The Bylaws of Sovereign and the Articles of Incorporation of ML Bancorp each provide for indemnification of current and former directors, officers and agents for certain litigation-related liabilities and expenses to the maximum extent provided by Pennsylvania law.

            As provided in the BCL, current and former directors, officers, employees and agents of Sovereign and ML Bancorp are entitled to indemnification in both third party actions and derivative actions unless there is a court finding that the act or failure to act giving rise to the claim for indemnification constitutes willful misconduct or recklessness. There is no requirement of a case-by-case determination that the applicable standard of conduct has been met for a person to be entitled to indemnification.

Shareholder Meetings

            Special meetings of Sovereign shareholders may be called at any time by the Board of Directors at a duly called and held meeting of the Board of Directors or upon the unanimous written consent of the members of the Board of Directors or by the Chairman of the Board or the Chief Executive Officer, but only upon receiving written direction of at least a majority of directors then in office. Sovereign shareholders are not entitled to call a special meeting of shareholders.

            Special meetings of ML Bancorp shareholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office, the Chairman of the Board or the President. ML Bancorp shareholders are not entitled to call a special meeting.

            Shareholders of Sovereign are required to submit to Sovereign, in writing and in advance, any matter desired to be placed on the agenda of an annual meeting of shareholders. Such proposal generally must be submitted not more than 150 days and not less than 90 days prior to the meeting (or seven days if less than 21 days' notice of the annual meeting is given to shareholders).

            ML Bancorp's Articles of Incorporation require that its shareholders submit to ML Bancorp written notice of any matter desired to be placed on the agenda of an annual meeting of shareholders not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Action by Shareholders Without a Meeting

            Sovereign's Bylaws provide that no action required or permitted to be taken at any annual or special meeting of Sovereign's shareholders may be taken without a meeting, and the power of Sovereign's shareholders to consent in writing to action without a meeting is expressly denied.

            ML Bancorp's Articles of Incorporation allow shareholders of ML Bancorp to act without a meeting if consent in writing setting forth the action so taken shall be signed by all shareholders who would be entitled to vote.

Inspection Rights

            The BCL provides that Shareholders of Sovereign and ML Bancorp, upon written demand under oath stating the purpose thereof, shall have the right, for any proper purpose, to examine during usual business hours the share register, books or records of account and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom.

Shareholder Rights Plan

            Sovereign has adopted a shareholder rights plan pursuant to which holders of Sovereign Common Stock are entitled, under certain circumstances generally involving an accumulation of Sovereign Common Stock, to purchase Sovereign Common Stock or common stock of the potential acquiror at a substantially reduced price. See "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES -- Shareholder Rights Plan." ML Bancorp does not have a shareholder rights plan.

Antitakeover Provisions

      Sovereign

            Sovereign is subject to some, but not all, of various provisions of the BCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the Board of Directors. The relevant provisions are contained in Subchapters 25E-H of the BCL.

            Subchapter 25E of the BCL (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

            Subchapter 25F of the BCL (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

            Subchapter 25G of the BCL (relating to control share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. Even if shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

            Subchapter 25H of the BCL (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

            Subchapters 25E-H of the BCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors.
As permitted under the BCL, Sovereign has opted out of the provisions of Subchapters 25G and H but is subject to the provisions of Subchapters 25E and F. Such action can be reversed under certain circumstances.

            In addition, the fiduciary duty standards applicable to the Board of Directors of Sovereign under the BCL and certain provisions of Sovereign's Articles of Incorporation and Bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Sovereign stock, a proxy contest for control of Sovereign, the assumption of control of Sovereign by a holder of a large block of Sovereign's stock and the removal of Sovereign's management. See "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES -- Special Charter and Pennsylvania Corporate Law Provisions."

      ML Bancorp

            ML Bancorp is subject to the provisions of Subchapter 25E through 25J of the BCL.

            In addition, the fiduciary duty standards applicable to the Board of Directors of ML Bancorp under the BCL and certain provisions of ML Bancorp's Articles of Incorporation and Bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for Sovereign stock, a proxy contest for control of ML Bancorp, the assumption of control of ML Bancorp by a holder of a large block of ML Bancorp's stock and the removal of ML Bancorp's management.

Required Shareholder Vote

      General

            Subject to the voting rights of any series of Sovereign Preferred Stock then outstanding (see "DESCRIPTION OF SOVEREIGN CAPITAL SECURITIES -- Preferred Stock"), the holders of Sovereign Common Stock possess exclusive voting rights of Sovereign. Each holder of Sovereign Common Stock is entitled to one vote for each share owned of record. For general corporate action of the shareholders of Sovereign, the affirmative vote of a majority of the votes cast at a meeting of shareholders is required for approval (abstentions with respect to any matter are not considered votes "cast" under Pennsylvania law).

            The holders of ML Bancorp Common Stock possess exclusive voting rights of ML Bancorp. Except as provided in the following paragraph, each holder of ML Bancorp Common Stock is entitled to one vote for each share owned of record. For general corporate action of the shareholders of ML Bancorp, the affirmative vote of a majority of the votes cast at a shareholders' meeting is required for approval.

            ML Bancorp's Articles provide that for a period of five years from the completion of the conversion of Main Line Federal Savings Bank (now known as Main Line Bank) from mutual to stock form, no person or entity shall directly or indirectly offer to acquire or acquire the "beneficial ownership" of (i) more than 10% of the issued and outstanding shares of any class of an equity security of ML Bancorp, or (ii) any securities convertible into, or exercisable for, any equity securities of ML Bancorp if, assuming conversion or exercise by such person or entity of all securities of which such person or entity is the beneficial owner which are convertible into, or exercisable for, such equity securities of which such person or entity is not the beneficial owner), such person or entity would be the beneficial owner of more than 10% of any class of an equity security of ML Bancorp . Beneficial ownership is generally defined to entail the possession of voting rights and other shareholder rights pursuant to direct or indirect ownership of shares of ML Bancorp Common Stock, or pursuant to some contract, agreement, or other arrangement with the owner of such shares. The status of beneficial owner extends to certain parties who are associated with beneficial owners and to persons or entities who control, are controlled by, or under common control with a beneficial owner.

            The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to ML Bancorp by underwriters or a selling group acting on its behalf,
(ii) any tax qualified employee benefit plan or arrangement established by ML Bancorp or by Main Line Bank and any trustee of such plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of ML Bancorp's Board of Directors.

            In the event that shares are acquired in violation of the restrictions on offers and acquisitions, all shares beneficially owned by any person or entity in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or entity or counted as voting shares in connection with any matter submitted to shareholders for a vote. In addition, the Board of Directors may cause such shares in excess of 10% to be transferred to an independent trustee for sale on the open market or otherwise, with the expense of such trustee to be paid out of the proceeds of the sale.

            The conversion of Main Line Federal Savings Bank from mutual to stock form was completed on August 11, 1994. These restrictions on offers and acquisitions will expire on August 10, 1999 and are not applicable to the Merger Agreement and the transactions contemplated thereby because the Merger Agreement was unanimously approved by the Board of Directors of ML Bancorp.

      Fundamental Changes

            Sovereign's Articles of Incorporation require that a plan of merger, consolidation, share exchange, division, conversion or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Sovereign other than in the usual and regular course of business) must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, except that shareholder approval of any such transaction which is approved in advance by at least 66-2/3% of the members of Sovereign's Board of Directors requires only the affirmative vote of a majority of the votes cast. In the absence of prior approval by Sovereign's Board of Directors, Sovereign's Articles of Incorporation require a vote of shareholders with at least 80% of Sovereign's total voting power to approve any merger, consolidation, share exchange, asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of Sovereign) or similar transactions involving a shareholder holding 5% or more of Sovereign's voting power. The Merger has been unanimously approved by Sovereign's Board of Directors.

            ML Bancorp's Articles of Incorporation do not contain special provisions concerning the vote required to approve mergers, consolidations, voluntary dissolution, asset sales and other fundamental transactions. Under the BCL, approval of such transactions generally requires the affirmative vote of a majority of all outstanding shares entitled to vote.

      Amendment of Articles of Incorporation

            Sovereign's Articles of Incorporation contain various provisions that require a supermajority vote of shareholders to amend or repeal particular sections of such Articles. Amendment or repeal of the provisions of Sovereign's Articles of Incorporation relating to noncumulative voting, the classification of directors, the approval of fundamental changes, the requirement of holding meetings for shareholder action, the amendment of Bylaws generally, and the consideration of non-economic factors by Sovereign's Board of Directors if evaluating a tender offer, merger, consolidation or similar transaction all require (i) the affirmative vote of 80% of the shares entitled to vote or (ii) the affirmative vote of 80% of the members of Sovereign's Board of Directors and the affirmative vote of shareholders entitled to cast at least a majority of votes which all shareholders are entitled to cast.

            ML Bancorp's Articles of Incorporation require that amendments to the ML Bancorp's Articles be approved by shareholders. Approval requires the votes of the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, to approve any amendment to ML Bancorp's Articles. Notwithstanding the prior sentence, the Articles of Incorporation require the affirmative vote of the holders of at least 75% of the shares of the ML Bancorp entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, to amend, adopt, alter, change or repeal any provisions of the Articles inconsistent with certain Articles relating to directors generally, the number and powers of directors, changes in number of directors, filling vacancies on the Board of Directors, and removing directors; preemptive rights; indemnification of officers, directors, employees and agents and limitations on personal liability of directors, employees and agents and limitations on personal liability of directors; meetings of shareholders, organization and conduct of such meetings and shareholder proposals; restrictions on offers and acquisitions of ML Bancorp's equity securities; and amendments of Articles.

Amendment of Bylaws

            The authority to amend or repeal Sovereign's Bylaws is vested in Sovereign's Board of Directors, subject always to the power of the shareholders of Sovereign to change such action by the affirmative vote of shareholders holding at least two-thirds of Sovereign's total voting power (except that any amendment to the indemnification and limitation of director liability provisions set forth in the Bylaws shall require the affirmative vote of two-thirds of the entire Board of Directors or shareholders holding 80% of the votes that all shareholders are entitled to cast).

            ML Bancorp's Articles of Incorporation require that amendments to the ML Bancorp's Bylaws be approved by shareholders. Approval requires the votes of the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, to approve any amendment to ML Bancorp's Bylaws. Notwithstanding the prior sentence, the Articles of Incorporation require the affirmative vote of the holders of at least 75% of the shares of the ML Bancorp entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, to amend, adopt, alter, change or repeal any provision of the Bylaws inconsistent with certain Bylaws relating to directors, filling vacancies on the Board of Directors, and removing directors; preemptive rights; indemnification of officers, directors, employees and agents and limitations on personal liability of directors; meetings of shareholders, organization and conduct on such meetings and shareholder proposals; restrictions on offers and acquisitions of the ML Bancorp's equity securities; and amendments of the Bylaws.

Mandatory Tender Offer Provision

            Sovereign's Articles of Incorporation provide that any person or entity acquiring Sovereign capital stock with 25% or more of Sovereign's total voting power is required to offer to purchase, for cash, all shares of Sovereign's voting stock, at a price per share equal to the highest price paid by such person for each respective class of Sovereign's voting stock within the preceding twelve months. Such provision is inapplicable if at least 80% of Sovereign's Board of Directors approves in advance such acquisition of 25% or more of Sovereign's total voting power. Neither ML Bancorp's Articles of Incorporation nor Bylaws provide ML Bancorp's shareholders with similar rights.

            Subchapter 25E of the BCL also provides that following any acquisition by a person or group of more than 20% of a publicly-held corporation's voting stock, the remaining shareholders have the right to receive payment, in cash, for their shares from such person or group of an amount equal to the "fair value" of their shares, including a proportionate amount for any control premium. Sovereign and ML Bancorp are subject to Subchapter 25E of the BCL. See "-- Antitakeover Provisions."

Dissenters' Rights

            Under the BCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's shares if such shareholder duly exercises its dissenters' rights with respect to a plan of merger or consolidation, share exchange, asset transfer, division or conversion to which such corporation is a party, unless the shares are (i) listed on a national securities exchange or
(ii) held of record by more than 2,000 shareholders. The foregoing market exceptions do not apply, and dissenters' rights generally are available in respect of, (i) shares that are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares, (ii) shares of any preferred or special class unless the shareholders of the class are entitled to vote on the plan and such class vote is required for the adoption of the plan or to effectuate the transaction and (iii) shares which under the plan are treated differently from shares of the same class or series and which are not entitled to vote as a special class under BCL Section 1906(c). The BCL allows a corporation to provide dissenters' rights notwithstanding the statutory exceptions, but Sovereign's Articles of Incorporation and Bylaws do not require such optional dissenters' rights. Under the BCL, if a plan of merger or consolidation, share exchange, asset transfer, division or conversion is adopted by the directors only, without any shareholder approvals required, the shareholders have no statutory dissenters' rights in respect of the plan other than optional dissenters' rights, if any.

            Sovereign's shareholders have no dissenters' rights with respect to the Merger. ML Bancorp's shareholders are entitled to dissenters' rights in the Merger. See "THE MERGER --
Dissenters' Rights."

Dividends

            Under the BCL, a corporation may pay dividends unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. For additional information regarding dividends with respect to Sovereign and ML Bancorp, See "INFORMATION WITH RESPECT TO SOVEREIGN" and "INFORMATION WITH RESPECT TO ML BANCORP," respectively.

Voluntary Dissolution

            Under the BCL, if the Board of Directors of the Pennsylvania corporation, such as Sovereign and ML Bancorp recommends that the corporation be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, the corporation may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

            Under Sovereign's Articles of Incorporation if at least 66-2/3% of Sovereign's Board of Directors has not recommended that Sovereign be dissolved, Sovereign may be dissolved upon the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast. ML Bancorp's Articles of Incorporation do not contain a similar provision.

Preemptive Rights

            Neither the holders of Sovereign Common Stock nor ML
Bancorp Common Stock are entitled to preemptive rights.

                                  ADJOURNMENT

            In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the Merger Agreement at the time of one or both of the Meetings, such proposal could not be approved unless the Meetings were adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by Sovereign or ML Bancorp, as the case may be, at the time of the applicable Meeting to be voted for such adjournment, if necessary, each of Sovereign and ML Bancorp has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.

            The Boards of Directors of each of Sovereign and ML Bancorp recommend that shareholders vote their proxies in favor of the Sovereign Adjournment Proposal or the ML Bancorp Adjournment Proposal, as the case may be, so that their proxies may be used for such purposes in the event it becomes necessary. Properly executed proxies will be voted in favor of the Sovereign Adjournment Proposal or the ML Bancorp Adjournment Proposal, as the case may be, unless otherwise indicated thereon. If it is necessary to adjourn one or both of the Meetings, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting.

                                    EXPERTS

            The consolidated financial statements of Sovereign, at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            The supplemental consolidated financial statements of Sovereign at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in Sovereign's Current Report on Form 8-K, dated December 9, 1997, and incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, which is based in part on the reports of KPMG Peat Marwick LLP, independent auditors. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

            The consolidated financial statements of ML Bancorp as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997, the consolidated financial statements of Bankers as of December 31, 1996 and 1995 and for each of the years in the three-year period ended
December 31, 1996, and the consolidated financial statements of First State Financial Services, Inc. as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

            The validity of the Sovereign Common Stock to be issued in the Merger, certain federal income tax consequences of the Merger, and certain other legal matters relating to the Merger are being passed upon for Sovereign by the law firm of Stevens & Lee, counsel to Sovereign. Joseph E. Lewis, a director of Sovereign Bank, is a principal of the firm of Stevens & Lee. Stevens & Lee and its attorneys own an aggregate of approximately 20,000 shares of Sovereign Common Stock, including shares issuable upon the exercise of options issued to Mr. Lewis in his capacity as director of Sovereign Bank.

            Legal matters in connection with the Merger will be passed upon for ML Bancorp by Elias, Matz, Tiernan & Herrick,
L.L.P., Washington, D.C.

                                 OTHER MATTERS

            As of the date of this Proxy Statement/Prospectus, the Boards of Directors of Sovereign and ML Bancorp know of no matters which will be presented for consideration at the Meetings other than as set forth in this Proxy Statement/Prospectus. However, if any other matters shall properly come before either of the Meetings or any adjournments thereof and be voted upon, the forms of proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                             SHAREHOLDER PROPOSALS

            Sovereign's 1998 Annual Meeting of Shareholders will be held on or about April 16, 1998. In accordance with the Bylaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 120 days prior to such annual meeting. Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign's proxy materials relating to its 1998 Special Meeting of Shareholders must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing,
Pennsylvania 19610 (Attn: Secretary), on or before November 17,
1997.

            Any proposal which a shareholder wishes to have included in the proxy materials of ML Bancorp relating to an annual meeting of shareholders, must be received at the principal executive offices of the Company, Two Aldwyn Center, Lancaster Avenue and Route 320, Villanova, Pennsylvania 19085, Attention:
Brian M. Hartline, Secretary, within the time specified by Rule 14a-8 under the Exchange Act. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

            Shareholder proposals which are not submitted for inclusion in ML Bancorp's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.D of ML Bancorp's Articles of Incorporation, which provides that business at an annual meeting of shareholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of ML Bancorp. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of ML Bancorp not less than 60 days prior to the anniversary date of the mailing of the proxy materials by ML Bancorp for the immediately preceding annual meeting.

            A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on ML Bancorp's books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of ML Bancorp Common Stock which are beneficially owned by the shareholder and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal, and (d) any material interest of the shareholder in such business.

                                                           ANNEX A


                         AGREEMENT AND PLAN OF MERGER

                              AGREEMENT AND PLAN
                                   OF MERGER


                                    between


                            SOVEREIGN BANCORP, INC.


                                      and


                               ML BANCORP, INC.


                              September 18, 1997

                                   AGREEMENT

            THIS AGREEMENT AND PLAN OF MERGER, dated as of September 18, 1997, is made by and between SOVEREIGN BANCORP, INC. ("Sovereign"), a Pennsylvania corporation, having its principal place of business in Wyomissing, Pennsylvania, and ML BANCORP, INC. ("ML"), a Pennsylvania corporation, having its principal place of business in Villanova, Pennsylvania.

                                  BACKGROUND

            1. Sovereign and ML desire for ML to merge with and into Sovereign, with Sovereign surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania, and in accordance with the plan of merger set forth herein.

            2. Sovereign and ML desire that the merger of ML and Sovereign constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling-of-interests under generally accepted accounting principles.

            3. As a condition and inducement to Sovereign's willingness to enter into this Agreement, (a) the directors and certain officers of ML are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-A, and (b) ML is concurrently granting to Sovereign an option to acquire, under certain circumstances, ML's common stock (the "Sovereign Option") pursuant to a Stock Option Agreement between Sovereign and ML in the form attached hereto as Exhibit 2.

            4. As a condition and inducement to ML's willingness to enter into this Agreement, the directors and certain officers of Sovereign are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 1-B.

            5. Sovereign desires to merge Main Line Bank, a federal savings bank and a wholly-owned subsidiary of ML ("Main Line Bank"), into and with Sovereign Bank, a federal savings bank and a wholly-owned subsidiary of Sovereign ("Sovereign Bank"), with Sovereign Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit 3.

            6. Sovereign and ML desire to provide the terms and conditions governing the transactions contemplated herein.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                  THE MERGERS

            Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Sovereign and ML.

                  Applicable Exchange Ratio shall have the meaning given to such term in Section 1.02(e)(ii)(A).

                  Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  Articles of Merger means the articles of merger to be executed by Sovereign and ML and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania.

                  Bank Merger means the merger of Main Line Bank with and into Sovereign Bank, with Sovereign Bank surviving such merger, contemplated by Section 1.03 of this Agreement.

                  Bank Plan of Merger has the meaning given to that term in Section 1.03 of this Agreement.

                  BCL means the Pennsylvania Business Corporation
      Law of 1988, as amended.

                  Closing Date means the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such other date as Sovereign and ML may mutually agree.

                  Determination Date means the earlier of (i) the date on which the OTS approves the Merger and the Bank Merger (or the later of such dates if the OTS approves such transactions on different dates) and (ii) March 31, 1998.

                  Dissenting Shares shall have the meaning set forth in Section 1.02(e)(ii)(E) hereof.

                  DOJ means the United States Department of Justice.

                  Effective Date means the date upon which the Articles of Merger shall be filed in the PDS, and shall be the same as the Closing Date.

                  Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  ERISA means the Employee Retirement Income
      Security Act of 1974, as amended.

                  Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  FDIA means the Federal Deposit Insurance Act, as amended.

                  FDIC means the Federal Deposit Insurance
      Corporation.

                  GAAP means generally accepted accounting principles as in effect at the relevant date.

                  HOLA means the Home Owners' Loan Act, as amended.

                  IRC means the Internal Revenue Code of 1986, as amended.

                  IRS means the Internal Revenue Service.

                  ML Common Stock means the common stock of ML described in Section 2.02(a).

                  ML Disclosure Schedule means a disclosure schedule delivered by ML to Sovereign pursuant to Article II of this Agreement.

                  ML Financials means (i) the audited consolidated financial statements of ML as of March 31, 1997 and for the three years ended March 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of ML as of each calendar quarter thereafter included in Securities Documents filed by ML.

                  ML Options means options to purchase shares of ML Common Stock granted pursuant to the ML Stock Option Plans.

                  ML Regulatory Reports means the Annual Reports of ML on Form H-(b)11 filed since March 31, 1995 through the Closing Date, any Current Report of ML on Form H-(b)11 filed with the OTS from March 31, 1995 through the Closing Date and the Thrift Financial Reports of Main Line Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended March 31, 1995, through the Closing Date.

                  ML Stock Option Plans means the 1994 Stock Option Plan and the 1997 Stock Option Plan.

                  ML Subsidiaries means (i) any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by ML, except any corporation the stock of which is held in the ordinary course of the lending activities of Main Line Bank, and (ii) ML Capital Trust I.

                  Material Adverse Effect shall mean, with respect to Sovereign or ML, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (a) any change in the value of the respective investment and loan portfolios of Sovereign or ML resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund, (c) reasonable expenses (not to exceed $2.5 million, plus reasonable legal fees, cost and expense relating to any litigation arising as a result of the Merger, reasonable costs associated with compliance with Section 4.16 hereof and the cost associated with Section 4.11(e) hereof) incurred in connection with this Agreement and the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby (including without limitation any actions taken by ML pursuant to
      Section 4.10(a)(vi) of this Agreement), and (e) any effect with respect to a party hereto caused, in whole or in part, by the other party.

                  Merger means the merger of ML with and into Sovereign, with Sovereign surviving such merger, contemplated by this Agreement.

                  NASD means the National Association of Securities
      Dealers, Inc.

                  OTS means the Office of Thrift Supervision.

                  PDS means the Department of State of the Commonwealth of Pennsylvania.

                  Person means any individual, corporation, partnership, joint venture, association, trust or "group"
      (as that term is defined in Section 13(d)(3) of the Exchange
      Act).

                  Prospectus/Proxy Statement means the
      prospectus/proxy statement, together with any amendments and supplements thereto, to be transmitted to holders of ML
      Common Stock and Sovereign Common Stock in connection with the transactions contemplated by this Agreement.

                  Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Sovereign Common Stock and Sovereign Stock Purchase Rights to be issued in connection with the transactions contemplated by this Agreement.

                  Regulatory Agreement has the meanings given to that term in Sections 2.11 and 3.10 of this Agreement.

                  Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the OTS, the FDIC, or the respective staffs thereof.

                  Rights means warrants, options, rights,
      convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

                  SEC means the Securities and Exchange Commission.

                  Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and in each case the rules and regulations promulgated from time to time thereunder.

                  Sovereign Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

                  Sovereign Disclosure Schedule means a disclosure schedule delivered by Sovereign to ML pursuant to
      Article III of this Agreement.

                  Sovereign Financials means (i) the audited consolidated financial statements of Sovereign as of December 31, 1996 and for the three years ended December 31, 1996, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Sovereign as of each calendar quarter thereafter included in Securities Documents filed by Sovereign.

                  Sovereign Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of Sovereign Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

                  Sovereign Market Value means the average of the Sovereign Market Prices for the twenty (20) consecutive trading days ending on the trading day preceding the Determination Date.

                  Sovereign Option means the option granted to Sovereign to acquire shares of ML Common Stock referenced in the recitals to this Agreement.

                  Sovereign Regulatory Reports means the Annual Reports of Sovereign on Form H-(b)11 filed with the OTS since December 31, 1995 through the Closing Date, any Current Report of Sovereign on Form H-(b)11 filed with the OTS from December 31, 1995 through the Closing Date and the Thrift Financial Reports of Sovereign Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date.

                  Sovereign Rights Agreement means the Rights
      Agreement dated as of September 19, 1989, as amended
      September 27, 1995, between Sovereign and Chemical Bank, as rights agent, relating to Sovereign's Series A Junior
      Participating Preferred Stock.

                  Sovereign Stock Purchase Rights means Rights to purchase a unit of Sovereign's Series A Junior Participating Preferred Stock in accordance with the terms of the Sovereign Rights Agreement.

                  Sovereign Subsidiaries means (i) any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Sovereign, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank and (ii) Sovereign Capital
      Trust I and any similar entity sponsored or created by Sovereign after the date hereof.

                  Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

            Section 1.02  The Merger.

                  (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, 111 North Sixth Street, Reading, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, ML and Sovereign shall cause the Articles of Merger to be duly executed and to be filed in the PDS.

                  (b)   The Merger.  Subject to the terms and
conditions of this Agreement, on the Effective Date, ML shall merge with and into Sovereign in accordance with the provisions of the BCL. Sovereign shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. From and after the Effective Date, the Merger shall have the effects set forth in
Section 1929 of the BCL.

                  (c) Sovereign's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and the bylaws of Sovereign, as in effect immediately prior to the Effective Date, shall automatically be and remain the articles of incorporation and bylaws of Sovereign, as the surviving corporation in the Merger, until thereafter altered, amended or repealed.

                  (d)   Board of Directors and Officers of Sovereign.

                        (i)  On the Effective Date, the Board of
Directors of Sovereign, as the surviving corporation in the Merger, shall consist of those persons holding such office immediately prior to the Effective Date.

                        (ii)  On the Effective Date, the officers of
Sovereign duly elected and holding office immediately prior to the Effective Date shall be the officers of Sovereign, as the surviving corporation in the Merger, existing on such Effective
Date.

                  (e)   Conversion of Shares.

                        (i)   Sovereign Common Stock.

                              (A)   Each share of Sovereign Common
      Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Sovereign Common Stock. Shares of Sovereign Common Stock owned by ML (other than shares held in trust, managed, custodial or nominee accounts and the like or held by mutual funds for which a subsidiary of ML acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall become treasury stock of Sovereign.

                              (B)   Each share of Sovereign Common
      Stock issued and held in the treasury of Sovereign as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Sovereign.

                        (ii)  ML Common Stock.

                              (A)    Subject to the provisions of
      subparagraphs (B), (C), (D) and (E) of this
      Section 1.02(e)(ii), each share of ML Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of ML Common Stock, if any, then owned by Sovereign or ML or any ML Subsidiary) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be converted into and become a right to receive:

                                    (i)  if the Sovereign Market Value
            is greater than or equal to $13.80 and less than or equal to $18.67, then 1.67 shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement;

                                    (ii)  if the Sovereign Market Value
            is less than $13.80, then that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $23.05 divided by the Sovereign Market Value, provided that if the Sovereign Market Value is less than $12.18, Sovereign shall have the option to elect, by written notice to ML, and subject to ML's and Sovereign's rights under Section 6.01(c) hereof, to have the Exchange Ratio be equal to that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $23.05 divided by $12.18; or

                                    (iii)  if the Sovereign Market
            Value is greater than $18.67, then that number (rounded to the nearest hundredth) of shares of fully paid and nonassessable shares of Sovereign Common Stock, and the corresponding number of Sovereign Stock Purchase Rights pursuant to the Sovereign Rights Agreement, equal to $31.18 divided by the Sovereign Market Value, provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Sovereign's assets or a merger, consolidation or similar transaction involving Sovereign in which Sovereign is not the surviving entity or in which shareholders of Sovereign before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be 1.67.

      The Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii) or
      1.02(e)(ii)(A)(iii), is hereinafter referred to as the "Applicable Exchange Ratio".

                              (B)   Each share of ML Common Stock
      (other than trust account shares or DPC shares) owned by Sovereign or a Sovereign Subsidiary on the Effective Date, if any, shall be cancelled.

                              (C)   Each share of ML Common Stock
      issued and held in the treasury of ML or owned by ML or any ML Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                              (D)   No fraction of a whole share of
      Sovereign Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of ML Common Stock who would otherwise be entitled to receive a fraction of a share of Sovereign Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the Sovereign Market Price determined as of the Effective Date.

                              (E)   Each outstanding share of ML Common
      Stock the holder of which has perfected his right to dissent under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Sovereign Common
      Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. ML shall give Sovereign prompt notice upon receipt by ML of any such written demands for payment of the fair value of such shares of ML Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of ML Common Stock shall be converted into the right to receive Sovereign
      Common Stock in accordance with Section 1.02(e)(ii) of this Agreement. Any payments made in respect of Dissenting
      Shares shall be made by Sovereign, as the surviving corporation of the Merger.

                  (f)   Stock Options.

                        (i)  On the Effective Date, each ML Option
      which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of ML Common Stock and shall be converted automatically into an option to purchase shares of Sovereign Common Stock and the corresponding number of Sovereign Stock Purchase Rights, and Sovereign shall assume each ML Option, in accordance with the terms of the applicable ML Stock Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) Sovereign and its Board of Directors or a duly authorized committee thereof shall be substituted for ML and ML's Board of Directors or duly authorized committee thereof administering such ML Stock Option Plan, (ii) each ML Option assumed by Sovereign may be exercised solely for shares of Sovereign Common Stock and Sovereign Stock Purchase Rights, (iii) the number of shares of Sovereign Common Stock subject to such ML Option shall be equal to the number of shares of ML Common Stock subject to such ML Option immediately prior to the Effective Date multiplied by the Applicable Exchange Ratio, provided that any fractional shares of Sovereign Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such ML Option shall be adjusted by dividing the per share exercise price under each such ML Option by the Applicable Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each ML Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Sovereign and ML agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

                        (ii)  As soon as practicable after the
      Effective Date, Sovereign shall deliver to each participant in each ML Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such ML Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 1.02(f)(i) hereof after giving effect to the Merger. Within 30 days after the Effective Date, Sovereign shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Sovereign Common Stock and Sovereign Stock Purchase Rights subject to such options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

                  (g)   Surrender and Exchange of ML Stock
Certificates.

                        (i)  Exchange of Certificates.  Each holder
      of shares of ML Common Stock who surrenders to Sovereign (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Sovereign Common Stock into which such holder's shares of ML Common Stock have been converted pursuant to the Merger, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(ii)(D) hereof.

                        (ii) Rights Evidenced by Certificates. Each certificate for shares of Sovereign Common Stock issued in exchange for certificates for ML Common Stock pursuant to
      Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of ML Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of Sovereign Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with
      Section 1.02(e)(ii)(D) hereof. If certificates for shares of ML Common Stock are exchanged for Sovereign Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Sovereign Common Stock, Sovereign will pay cash in an amount equal to dividends theretofore payable on such Sovereign
      Common Stock and pay or deliver any other distribution to which holders of shares of Sovereign Common Stock have theretofore become entitled. Upon surrender of certificates for shares of ML Common Stock in exchange for certificates for Sovereign Common Stock, Sovereign also shall pay any dividends to which such holder of ML Common Stock may be entitled as a result of the declaration of a dividend on the ML Common Stock by ML in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of ML Common Stock.
      Notwithstanding the foregoing, no party hereto will be liable to any holder of ML Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.
      Until such time as certificates for shares of ML Common
      Stock are surrendered by a ML shareholder to Sovereign for exchange, Sovereign shall have the right to withhold dividends or any other distributions on the shares of Sovereign Common Stock issuable to such shareholder.

                        (iii) Exchange Procedures. Each certificate for shares of ML Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Sovereign Common
      Stock for which certificates will be issued pursuant to this
      Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Sovereign Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Sovereign Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of ML Common Stock which are surrendered. As promptly as practicable after the Effective Date, Sovereign shall send or cause to be sent to each shareholder of record of ML Common Stock transmittal materials for use in exchanging certificates representing ML Common Stock for certificates representing Sovereign Common Stock into which the former have been converted in the Merger. Certificates representing shares of Sovereign
      Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of ML as soon as reasonably possible but in no event later than fifteen
      (15) business days following the receipt of certificates representing former shares of ML Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

                        (iv)  Closing of Stock Transfer Books;
      Cancellation of ML Certificates. Upon the Effective Date, the stock transfer books for ML Common Stock will be closed and no further transfers of shares of ML Common Stock will thereafter be made or recognized. All certificates for shares of ML Common Stock surrendered pursuant to this
      Section 1.02(g) will be cancelled by Sovereign.

                  (h) Anti-Dilution Provisions. If, Sovereign has, at any time after the date hereof and before the Effective Date,
(A) issued a dividend in shares of Sovereign Common Stock,
(B) combined the outstanding shares of Sovereign Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of Sovereign Common Stock, or (D) reclassified the shares of Sovereign Common Stock, then the number of shares of Sovereign Common Stock to be delivered to ML shareholders who are entitled to receive shares of Sovereign Common Stock in exchange for shares of ML Common Stock shall be adjusted so that each ML shareholder shall be entitled to receive such number of shares of Sovereign Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Sovereign shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the Applicable
Exchange Ratio shall be adjusted upward by 7%).

            Section 1.03 The Bank Merger. Sovereign and ML shall use their reasonable best efforts to cause Main Line Bank to merge with and into Sovereign Bank, with Sovereign Bank surviving such merger, on or as soon as practicable after the Effective Date. Concurrently with, or as soon as practicable after, the execution and delivery of this Agreement, Sovereign shall cause Sovereign Bank, and ML shall cause Main Line Bank, to execute and deliver the Bank Plan of Merger attached hereto as Exhibit 3.

                                  ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF ML

            ML hereby represents and warrants to Sovereign that, except as specifically set forth in the ML Disclosure Schedule delivered to Sovereign by ML on the date hereof:

            Section 2.01  Organization.

                  (a) ML is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. ML is a savings and loan holding company duly registered under the HOLA. ML has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. ML is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on ML.

                  (b) Main Line Bank is a federal savings bank duly organized and validly existing under the laws of the United
States. Main Line Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither Main Line Bank nor any other ML
Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on ML.

                  (c) There are no ML Subsidiaries other than Main Line Bank and those identified in the ML Disclosure Schedule.

                  (d) The deposits of Main Line Bank are insured by the FDIC to the extent provided in the FDIA.

                  (e) The respective minute books of ML and Main Line Bank and each other ML Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

                  (f) Prior to the date of this Agreement, ML has delivered to Sovereign true and correct copies of the articles of incorporation and bylaws of ML and the charter and bylaws of Main
Line Bank as in effect on the date hereof.

            Section 2.02  Capitalization.

                  (a) The authorized capital stock of ML consists of (a) 30,000,000 shares of common stock, $0.01 par value ("ML Common Stock"), of which 11,865,564 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and (b) 5,000,000 shares of preferred stock, no par value, none of which are issued or outstanding. Neither
ML nor Main Line Bank nor any other ML Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of ML Common
Stock, ML preferred stock or any other security of ML or any securities representing the right to vote, purchase or otherwise receive any shares of ML Common Stock, ML preferred stock or any other security of ML, other than (i) shares issuable under the Sovereign Option, (ii) 1,442,200 shares of ML Common Stock issuable under the ML Stock Option Plans, (iii) rights of each of the five non-employee directors of ML to receive scheduled grants of 1,000 shares of ML Common Stock pursuant to the ML Recognition and Retention Plan and options to purchase 4,000 shares of ML Common Stock under the ML 1994 Stock Option Plan in October 1997 and (iv) rights of holders of 9.875% Capital Securities issued by ML Capital Trust I, including without limitation the rights of such holders to acquire ML 9.875% Junior Subordinated Deferable Interest Debentures under certain circumstances, all as set forth in detail in the ML Disclosure Schedule.

                  (b) The authorized capital stock of Main Line Bank consists of 1,000,000 shares of common stock, par value $0.01 per share ("Main Line Bank Common Stock"), of which 1,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by ML. Except for agreements entered into in connection with the issuance of 9.875% Capital Securities by ML Capital Trust I, neither ML nor any ML Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any ML Subsidiary or any other security of any ML Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any ML Subsidiary. Except in the case of 9.875% Capital Securities issued by ML Capital Trust I, either ML or Main Line Bank owns all of the outstanding shares of capital stock of each ML Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                  (c) Except as set forth in the ML Disclosure Schedule, neither (i) ML, (ii) Main Line Bank nor (iii) any other ML Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of ML Subsidiaries, equity interests held by ML Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of ML Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by ML or Main Line Bank with respect to any other company's capital stock or the equity of any other person.

                  (d) To the best of ML's knowledge, except as disclosed in ML's proxy statement dated June 13, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of ML Common Stock.

            Section 2.03  Authority; No Violation.

                  (a) ML has full corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. Main Line Bank has full corporate power and authority to execute and deliver the Bank
Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by ML and the completion by ML of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of ML and, except for approval by the shareholders of ML as required under the BCL, ML's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of ML are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ML and, subject to approval of the shareholders of ML as required under the BCL, ML's articles of incorporation and bylaws and Nasdaq requirements applicable to it and receipt of the required approvals from Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of ML, enforceable against ML in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Main Line Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Main Line
Bank, enforceable against Main Line Bank in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b)   (A) The execution and delivery of this
Agreement by ML, (B) the execution and delivery of the Bank Plan of Merger by Main Line Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and ML's and Sovereign's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (D) compliance by ML or Main Line Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of ML or any ML Subsidiary;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ML or any ML Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the ML Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ML or any ML Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which ML or any ML Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on ML.

            Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of ML under the BCL, ML's articles of incorporation and bylaws and Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by ML as sole shareholder of Main Line Bank under the HOLA, and by the Main Line Bank Board of Directors, and except as disclosed in the ML Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by ML or the Bank Plan of Merger by Main Line Bank, and (b) the completion by ML of the transactions contemplated hereby or by Main Line Bank of the Bank Merger. As of the date hereof, ML has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact ML's or Main Line Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

            Section 2.05  Financial Statements.

                  (a) ML has previously delivered, or will deliver, to Sovereign the ML Regulatory Reports. The ML Regulatory
Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of ML as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                  (b) ML has previously delivered to Sovereign the ML Financials. The ML Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of ML as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein.

                  (c) At the date of each balance sheet included in the ML Financials or the ML Regulatory Reports, neither ML nor
Main Line Bank (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature
(whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such ML Financials or ML Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

            Section 2.06  Taxes.

                  (a) ML and the ML Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a).
ML has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to ML and all ML Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from ML and any ML Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or
(ii) are being contested in good faith.

                  (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to ML or any ML Subsidiary.

            Section 2.07  No Material Adverse Effect.  ML has not
suffered any Material Adverse Effect since June 30, 1997.

            Section 2.08  Contracts.

                  (a) Except as described in ML's proxy statement dated June 13, 1997 and Annual Reports on Form 10-K for the years ended March 31, 1995, 1996 and 1997, previously delivered to Sovereign, in the footnotes to the audited consolidated financial statements of ML as of March 31, 1997, and for the three years ended March 31, 1997, or in the ML Disclosure Schedule, neither
ML nor any ML Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of ML or any ML Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of ML or any ML Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of ML or any ML Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any ML Subsidiary;
(v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ML or any ML Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sovereign or any Sovereign Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any ML Subsidiary to engage in any type of banking or bank-related business permissible under law.

                  (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a), described in the ML proxy statement dated June 13, 1997 or in a footnote to the ML Financials, have been provided to Sovereign on or before the date hereof, are listed on the ML Disclosure
Schedule and are in full force and effect on the date hereof and neither ML nor any ML Subsidiary (nor, to the knowledge of ML, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to ML. Except as set forth in the ML Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the ML Disclosure Schedule, none of the employees (including officers) of ML or any ML Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the ML Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which ML or any ML Subsidiary is a party or under which ML or any ML Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the ML
Disclosure Schedule, no such agreement, plan or arrangement
(x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of ML or any ML Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires ML or any ML Subsidiary to provide a benefit in the form of ML Common Stock or determined by reference to the value of ML Common Stock.

            Section 2.09  Ownership of Property; Insurance
Coverage.

                  (a) Except as disclosed in the ML Disclosure Schedule, ML and the ML Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by ML or any ML Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the ML Regulatory Reports and in the ML Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money from a Federal Home Loan Bank, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) items permitted under Article IV. ML and the ML Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by ML and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in the ML Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the ML Financials.

                  (b) With respect to all agreements pursuant to which ML or any ML Subsidiary has purchased securities subject to an agreement to resell, if any, ML or such ML Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (c) ML and the ML Subsidiaries currently maintain insurance considered by ML to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither ML nor any ML Subsidiary has received notice from any insurance carrier that
(i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased.
There are presently no material claims pending under such policies of insurance and no notices have been given by ML or Main Line Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years ML has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

            Section 2.10 Legal Proceedings. Except as disclosed in the ML Disclosure Schedule, neither ML nor any ML Subsidiary is a party to any, and there are no pending or, to the best of ML's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against ML or any ML Subsidiary, (ii) to which ML or any ML Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of ML to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on ML.

            Section 2.11  Compliance With Applicable Law.

                  (a) ML and ML Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on ML.

                  (b) Except as disclosed in the ML Disclosure Schedule, neither ML nor any ML Subsidiary has received any notification or communication from any Regulatory Authority
(i) asserting that ML or any ML Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ML or any ML Subsidiary; (iii) requiring or threatening to require ML or any ML Subsidiary, or indicating that ML or any ML Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of ML or any ML Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of ML or any ML Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither ML nor any ML Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to Sovereign.

            Section 2.12 ERISA. ML has previously delivered to Sovereign true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the ML Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of ML or any ML Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither ML, any ML Subsidiary nor any pension plan maintained by ML or any ML Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC
Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to ML, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither ML nor any ML Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and
(ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by ML or any ML Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to ML. ML and the ML Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither ML nor any ML Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

            Section 2.13 Brokers, Finders and Financial Advisors. Except for ML's engagement of Sandler O'Neill & Partners L.P. in connection with the transactions contemplated by this Agreement, neither ML nor any ML Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in the ML Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the ML Financials. The
ML Disclosure Schedule shall contain as an exhibit the engagement letter between ML and Sandler O'Neill & Partners L.P.

            Section 2.14 Environmental Matters. To the knowledge of ML, neither ML nor any ML Subsidiary, nor any properties owned or operated by ML or any ML Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to ML. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of ML, threatened, relating to the liability of any property owned or operated by ML or any ML Subsidiary under any Environmental Law.

            Section 2.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the ML Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the ML Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

            Section 2.16 Information to be Supplied. The information to be supplied by ML and Main Line Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Sovereign and ML and up to and including the date(s) of the meetings of shareholders of Sovereign and ML to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by ML for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

            Section 2.17 Securities Documents. ML has delivered to Sovereign copies of its (i) annual reports on SEC Form 10-K for the years ended March 31, 1997, 1995 and 1994, (ii) a quarterly report on SEC Form 10-Q for the quarter ended June 30, 1997, and (iii) proxy materials used in connection with its meetings of shareholders held in 1997, 1996 and 1995. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

            Section 2.88 Related Party Transactions. Except as disclosed (i) in the ML Disclosure Schedule, (ii) in the ML proxy statement dated June 13, 1997 or (iii) in the footnotes to the ML Financials, ML is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of ML (except an ML Subsidiary); and all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the ML Disclosure Schedule, no loan or credit accommodation to any Affiliate of ML is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither ML nor Main Line Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Main Line Bank is inappropriate.

            Section 2.19 Loans. Each loan reflected as an asset in the ML Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on ML.

            Section 2.20  Accounting for the Merger;
Reorganization. As of the date hereof, ML does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP, assuming compliance by ML and Sovereign with the requirements of
Section 4.16 hereof, or (ii) as a reorganization under
Section 368(a) of the IRC.

            Section 2.21 Fairness Opinion. ML has received a written opinion from Sandler O'Neill & Partners L.P. to the effect that, as of the date hereof, the consideration to be received by shareholders of ML pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

            Section 2.22  Quality of Representations.  The
representations made by ML in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SOVEREIGN

            Sovereign hereby represents and warrants to ML that, except as set forth in the Sovereign Disclosure Schedule delivered by Sovereign to ML on or prior to the date hereof:

            Section 3.01  Organization.

                  (a) Sovereign is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sovereign is a savings and loan holding company duly registered under the HOLA. Sovereign has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Sovereign Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Sovereign nor any Sovereign Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania and the states of Delaware and New Jersey, except where the failure to be so qualified would not have a Material Adverse Effect on Sovereign.

                  (b) Sovereign Bank is a federal savings bank, duly organized and validly existing under the laws of the United States. Sovereign Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

                  (c) The deposits of Sovereign Bank are insured by the FDIC to the extent provided in the FDIA.

                  (d) The respective minute books of Sovereign and Sovereign Bank accurately record in all material respects all material corporate action of their respective shareholders and boards of directors (including committees).

                  (e) Prior to the execution of this Agreement, Sovereign has delivered to ML true and correct copies of the articles of incorporation and the bylaws of Sovereign and Sovereign Bank, respectively, as in effect on the date hereof.

            Section 3.02  Capital Structure.

                  (a) The authorized capital stock of Sovereign consists of (a) 200,000,000 shares of common stock, no par value ("Sovereign Common Stock"), of which, at the date of this Agreement, 12,319 shares were issued and held by Sovereign as treasury stock and 88,071,493 shares are outstanding, validly issued, fully paid and nonassessable, and (b) 7,500,000 shares of preferred stock, no par value, of which, at the date of this Agreement, 2,000,000 shares of 6-1/4% Cumulative, Convertible Preferred Stock, Series B, are outstanding, validly issued, fully paid and nonassessable. No shares of Sovereign Common Stock were issued in violation of any preemptive rights. Sovereign has no Rights authorized, issued or outstanding, other than (i) the Sovereign Stock Purchase Rights, (ii) options to acquire 2,588,135 shares of Sovereign Common Stock under Sovereign's stock option plans, including the non-employee directors compensation plan, and (iii) pursuant to Sovereign's employee stock ownership plan, employee stock purchase plan, and dividend reinvestment and stock purchase plan. As of December 31, 1996, Sovereign had approximately 8,500 shareholders of record.

                  (b) To the best of Sovereign's knowledge, except as disclosed in Sovereign's proxy statement dated March 19, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Sovereign Common Stock.

                  (c) Sovereign owns all of the capital stock of Sovereign Bank, free and clear of any lien or encumbrance.
Except for the Sovereign Subsidiaries, Sovereign does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Sovereign Subsidiaries, equity interests held by Sovereign Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of Sovereign Subsidiaries.

            Section 3.03  Authority; No Violation.

                  (a)   Sovereign has full corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Sovereign Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Sovereign and the completion by Sovereign of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sovereign and, except for approval of the shareholders of Sovereign under Nasdaq requirements applicable to it, no other corporate proceedings on the part of Sovereign are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sovereign and, subject to approval by the shareholders of Sovereign under Nasdaq requirements applicable to it and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Sovereign Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Sovereign Bank, enforceable against Sovereign Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                  (b)   (A) The execution and delivery of this
Agreement by Sovereign, (B) the execution and delivery of the Bank Plan of Merger by Sovereign Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and ML's and Sovereign's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Sovereign or Sovereign Bank with any of the terms or provisions hereof or of the Bank Plan of Merger will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of Sovereign or any Sovereign Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sovereign or any Sovereign Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sovereign or any Sovereign Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sovereign or any Sovereign Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Sovereign.

            Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the OTS, the DOJ, the SEC, the PDS, the NASD and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Sovereign in accordance with Nasdaq requirements applicable to it, and the approval of the Bank Plan of Merger by Sovereign as sole shareholder of Sovereign Bank under the HOLA, and by the Sovereign Bank Board of Directors, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Sovereign or the Bank Plan of Merger by Sovereign Bank, and (b) the completion by Sovereign of the transactions contemplated hereby or by Sovereign Bank of the Bank Merger. As of the date hereof, Sovereign has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Sovereign's or Sovereign Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

            Section 3.05  Financial Statements.

                  (a)   Sovereign has made, or will make, the
Sovereign Regulatory Reports available to ML for inspection. The Sovereign Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of Sovereign as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                  (b) Sovereign has previously delivered, or will deliver, to ML the Sovereign Financials. The Sovereign
Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Sovereign as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

                  (c) At the date of each balance sheet included in the Sovereign Financials or Sovereign Regulatory Reports,
Sovereign did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Sovereign Financials or Sovereign Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

            Section 3.06 Taxes. Sovereign and the Sovereign Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Sovereign has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Sovereign and all Sovereign Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Sovereign and any Sovereign Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

            Section 3.07  No Material Adverse Effect.  Sovereign
has not suffered any Material Adverse Effect since June 30, 1997.

            Section 3.08  Ownership of Property; Insurance
Coverage.

                  (a) Sovereign and the Sovereign Subsidiaries have good and, as to real property, marketable title to all assets and properties owned by Sovereign or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Sovereign Regulatory Reports and in the Sovereign Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Sovereign Disclosure Schedule or permitted under Article IV hereof, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Sovereign and the Sovereign Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Sovereign and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

                  (b) Sovereign and the Sovereign Subsidiaries currently maintain insurance in amounts considered by Sovereign to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Sovereign nor any Sovereign Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

            Section 3.09 Legal Proceedings. Neither Sovereign nor any Sovereign Subsidiary is a party to any, and there are no pending or, to the best of Sovereign's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature
(i) against Sovereign or any Sovereign Subsidiary, (ii) to which Sovereign's or any Sovereign Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Sovereign to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Sovereign.

            Section 3.10  Compliance With Applicable Law.

                  (a) Sovereign and the Sovereign Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Sovereign.

                  (b)   Neither Sovereign nor any Sovereign
Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Sovereign or any Sovereign Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Sovereign or any Sovereign Subsidiary; (iii) requiring or threatening to require Sovereign or any Sovereign Subsidiary, or indicating that Sovereign or any Sovereign Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sovereign or any Sovereign Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sovereign nor any Sovereign Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to ML.

            Section 3.11 Information to be Supplied. The information to be supplied by Sovereign for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Sovereign and ML and up to and including the date(s) of the meetings of shareholders of Sovereign and ML to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sovereign for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

            Section 3.12 ERISA. Sovereign has previously made available to ML true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA
Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Sovereign Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Sovereign or any Sovereign Subsidiary, together with
(i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Sovereign nor any Sovereign Subsidiary, and no pension plan maintained by Sovereign or any Sovereign Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC
Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Sovereign, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Sovereign nor any Sovereign Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Sovereign or any Sovereign Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Sovereign. Sovereign and the Sovereign Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

            Section 3.13 Securities Documents. Sovereign has delivered to ML copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1996, 1995 and 1994,
(ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, (iii) current reports on SEC Form 8-K dated February 5, 1997, February 6, 1997, February 13, 1997, March 18, 1997 and June 17, 1997 and (iv) proxy statement dated March 19, 1997 used in connection with its annual meeting of shareholders held in April 1997. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

            Section 3.14 Environmental Matters. To the knowledge of Sovereign, neither Sovereign nor any Sovereign Subsidiary, nor any properties owned or operated by Sovereign or any Sovereign Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in or will result in a Material
Adverse Effect with respect to Sovereign. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Sovereign, threatened, relating to the liability of any property owned or operated by Sovereign or any Sovereign Subsidiary under any Environmental Law.

            Section 3.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the Sovereign Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Sovereign Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

            Section 3.16 Brokers and Finders. In connection with the transactions contemplated by this Agreement, neither
Sovereign nor any Sovereign Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement.

            Section 3.17 Loans. Each loan reflected as an asset in the Sovereign Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Sovereign.

            Section 3.18  Accounting for the Merger;
Reorganization. As of the date hereof, Sovereign does not have any reason to believe that the Merger will fail to qualify
(i) for pooling-of-interests treatment under GAAP, assuming compliance by ML and Sovereign with the requirements of
Section 4.16 hereof, or (ii) as a reorganization under
Section 368(a) of the IRC.

            Section 3.19 Quality of Representations. The representations made by Sovereign in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                  ARTICLE IV
                           COVENANTS OF THE PARTIES

            Section 4.01  Conduct of ML's Business.

                  (a)   From the date of this Agreement to the
Closing Date, ML and each ML Subsidiary will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of Sovereign. ML will use its reasonable good faith efforts, and will cause Main Line Bank to use its reasonable good faith efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers of ML and ML Subsidiaries and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Sovereign in writing or as permitted or required by this Agreement, ML will not, and ML will not permit any ML Subsidiary to:

                        (i)  amend or change any provision of its
      certificate or articles of incorporation, charter, or bylaws;

                        (ii)  except as required by Section 4.16,
      change the number of authorized or issued shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) ML may issue up to an aggregate of 1,442,200 shares of ML Common Stock upon the valid exercise of ML Options, (B) ML may issue shares of ML Common Stock and options to purchase shares of ML Common Stock in October 1997 to the extent required by the ML Recognition and Retention Plan and the ML 1994 Stock Option Plan, as set forth in Section 2.02 hereof, (C) ML may issue shares of ML Common Stock pursuant to the Sovereign Option,
      (D) ML may pay one regular quarterly cash dividend in the calendar quarter ended December 31, 1997, not to exceed
      $.10 per share of ML Common Stock outstanding; and thereafter, ML may pay a quarterly cash dividend not to exceed $.033 per share of ML Common Stock outstanding, provided that if the shareholders of each of Sovereign and ML have not approved the Merger prior to the end of any such calendar quarter occurring after December 31, 1997, ML may declare and pay an additional dividend equal to $.067 per share of ML Common Stock outstanding for such quarter and
      (E) ML Capital Trust I may make distributions on its 9.875% Capital Securities in accordance with their terms. As promptly as practicable following the date of this Agreement, the Board of Directors of ML shall cause its regular quarterly dividend record dates and payment dates to be the same as Sovereign's regular quarterly dividend record dates and payment dates for Sovereign Common Stock, and ML shall not change its regular dividend payment dates and record dates without prior written consent of Sovereign. Nothing contained in this Section 4.01(ii) or in any other Section of this Agreement shall be construed to permit ML shareholders to receive two dividends either from ML or from ML and Sovereign in any quarter or to deny or prohibit them from receiving one dividend from ML or Sovereign in any quarter. Nothing contained herein shall be deemed to affect the ability of an ML Subsidiary to pay dividends on its capital stock to ML subject to applicable regulatory restrictions.

                        (iii) grant any severance or termination pay (other than pursuant to written policies or written agreements of ML or ML Subsidiaries in effect on the date hereof and provided to Sovereign prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of ML or any ML Subsidiary, except for routine periodic increases, individually and in the aggregate, in accordance with past practice;

                        (iv)  merge or consolidate ML or any ML
      Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of ML or any ML Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement between any ML Subsidiary and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any ML Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                        (v) sell or otherwise dispose of the capital stock of Main Line Bank or sell or otherwise dispose of any asset of ML or of any ML Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of ML or of any ML Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (vi)  take any action which would result in
      any of the representations and warranties of ML set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

                        (vii)  change any method, practice or
      principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating ML or Main Line Bank;

                        (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which ML or any ML
      Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

                        (ix)  implement any pension, retirement,
      profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or, except as required by law, materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; provided, however, that ML may contribute to the ML pension plan an amount not to exceed the minimum amount required under ERISA or the IRC only if (A) such amount is usual and ordinary, consistent with past practice and (B) ML obtains an opinion of legal counsel that the full amount of such contribution will be deductible by ML for federal tax purposes;

                        (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard &
      Poor's Corporation or Moody's Investor Services, Inc.;

                        (xi)  amend or otherwise modify the
      underwriting and other lending guidelines and policies of Main Line Bank in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

                        (xii)  enter into, renew, extend or modify
      any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

                        (xiii)  enter into any interest rate swap,
      floor or cap or similar commitment, agreement or arrangement;

                        (xiv)  except for the execution of this
      Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                        (xv) take any action that would preclude the Merger from qualifying (A) for pooling-of-interests accounting treatment under GAAP or (B) as a reorganization within the meaning of Section 368 of the IRC, provided, however, that nothing contained herein shall limit the ability of ML to comply with its obligations under the Stock Option Agreement; or

                        (xvi)  agree to do any of the foregoing.

            For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for ML or any ML Subsidiary to do any of the following: (i) make any capital expenditure of $100,000 or more not disclosed on ML Disclosure
Schedule 4.01, without the prior written consent of Sovereign;
(ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $5,000,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance and sales of loans, or transactions in the investment securities portfolio by ML or a ML Subsidiary or repurchase agreements, in each case, in the ordinary course of business; or
(iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by ML or any ML Subsidiary of more than $100,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

            Section 4.02  Access; Confidentiality.

                  (a) From the date of this Agreement through the Closing Date, ML or Sovereign, as the case may be, shall afford to, and shall cause each ML Subsidiary or Sovereign Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of ML and Sovereign will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

                  (b) ML and Sovereign each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

                  (c)   In addition to the access permitted by
subparagraph (a) above, from the date of this Agreement through the Closing Date, ML shall permit employees of Sovereign reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs of ML and the ML Subsidiaries, provided that nothing contained in this subparagraph shall be construed to grant Sovereign or any Sovereign employee any decision-making authority with respect to such matters. Sovereign shall have the right, however, at Sovereign's expense, to cause ML or any ML Subsidiary to obtain an appraisal by an independent third party experienced in such matters, and mutually satisfactory to Sovereign and ML, of the assets or property securing any loan made by ML or any ML Subsidiary, with a principal balance of $1.0 million or more.

                  (d) All information furnished to Sovereign by ML or by ML to Sovereign previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreements, dated August 20, 1997, between ML and Sovereign (the "Confidentiality
Agreements").

            Section 4.03  Regulatory Matters and Consents.

                  (a) ML and Sovereign shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed by Sovereign with the SEC in the Registration Statement, which Prospectus/Proxy Statement shall conform to all applicable legal requirements. Sovereign shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and ML and Sovereign shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Sovereign will advise ML, promptly after Sovereign receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Sovereign shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Sovereign will provide ML with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as ML may reasonably request.

                  (b)   Sovereign and ML will prepare all
Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

                  (c)   ML will furnish Sovereign with all
information concerning ML and ML Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made by or on behalf of Sovereign to any Regulatory Authority in connection with the transactions contemplated by this Agreement and the Bank
Plan of Merger.

                  (d) Sovereign and ML shall have the right to review in advance, and to the extent practicable each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement and the Bank Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Plan of Merger and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

                  (e) Sovereign will promptly furnish ML with copies of all Applications and other written communications to, or received by Sovereign or any Sovereign Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby and the Bank Plan of Merger.

            Section 4.04 Taking of Necessary Action. Sovereign and ML shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Merger and the Bank Merger as soon as practicable after the date hereof, including, without limitation,
(A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither ML nor any ML Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sovereign, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the Bank Merger pursuant to this Agreement and the Bank Plan of Merger; provided that nothing herein contained shall preclude Sovereign or ML or from exercising its rights under this Agreement or the Stock Option Agreement.

            Section 4.05  Indemnification; Insurance.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of ML or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of ML, any of the ML Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the BCL and the Articles of Incorporation and Bylaws of ML. On or after the Effective Date, Sovereign shall indemnify, defend and hold harmless all prior and then-existing directors and officers of ML or of any ML Subsidiary, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the prior approval of Sovereign) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ML or any ML Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by ML or any ML Subsidiary as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee of ML or any ML Subsidiary may not be indemnified by Sovereign and/or Sovereign Bank if such indemnification is prohibited by applicable law.

                  (b)   Sovereign shall maintain ML's existing
directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including Sovereign's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of five years after the Effective Date; provided, however, that in no event shall Sovereign be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by ML for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sovereign shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that Sovereign acts as its own insurer for all of its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Sovereign's obligations under this Section 4.05(b) may be satisfied by such self insurance, so long as its senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not lower than such ratings as of the date hereof.

                  (c) In the event that Sovereign or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.05.

            Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, ML shall not and ML shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than Sovereign or an affiliate of Sovereign) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or
(v) enter into an agreement with any other party with respect to an Acquisition Transaction. Notwithstanding the foregoing,
(i) for a period of 30 days after the date of this Agreement, the Board of Directors of ML may respond to unsolicited inquiries relating to an Acquisition Transaction or (ii) the Board of Directors may recommend or endorse an Acquisition Transaction if, after having consulted with and considered the written advice of its financial advisers and outside counsel, it has determined in good faith that the failure to do so would result in a reasonable likelihood that the directors, under the BCL, have breached their fiduciary duty. ML will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Sovereign with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.06. ML will notify Sovereign orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, ML. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than Sovereign of an affiliate of Sovereign (i) a merger or consolidation, or any similar transaction, involving ML or an ML Subsidiary, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of ML or an ML Subsidiary or
(iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of equity securities of ML (other than as permitted by Section 4.01(a)(ii) hereof) or an ML Subsidiary.

            Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. Each party shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Each party shall update its respective Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Schedule shall not relieve a party from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 5.01(c) or 5.02(c) hereof, as applicable.

            Section 4.08  Conduct of Sovereign's Business.

                  (a)   From the date of this Agreement to the
Closing Date, Sovereign will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Sovereign and Sovereign Subsidiaries and others with whom business relationships exist.

                  (b) Except with the prior written consent of ML or as expressly contemplated hereby, between the date hereof and the Effective Date, Sovereign shall not, and shall cause each Sovereign Subsidiary not to:

                        (i)  declare, set aside, make or pay any
      extraordinary cash dividend or other distribution of cash or property in respect of the Sovereign Common Stock, except for stock dividends and regular quarterly cash dividends, provided, however, that nothing contained herein shall be deemed to affect the ability of a Sovereign Subsidiary to pay dividends on its capital stock to Sovereign;

                        (ii)  amend its Articles of Incorporation or
      equivalent document or Bylaws in a manner which would adversely affect in any manner the terms of the Sovereign
      Common Stock or the ability of Sovereign or Sovereign Bank to consummate the transactions contemplated hereby;

                        (iii)  take any action that would preclude
      the Merger from qualifying (A) for pooling-of-interests accounting treatment under GAAP or (B) as a reorganization within the meaning of Section 368 of the IRC; provided, however, that nothing contained herein shall limit the ability of Sovereign to exercise its rights under the Stock Option Agreement;

                        (iv)  take any action which would result in
      any of the representations and warranties of Sovereign contained in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law; or

                        (v)  agree to do any of the foregoing.

            Section 4.09  Current Information.

                  (a) During the period from the date of this Agreement to the Effective Date, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31 in the case of Sovereign and March 31 in the case of
ML), ML and Sovereign will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31 in the case of Sovereign and March 31 in the case of ML, ML and Sovereign will deliver to the other party its Annual Report on Form 10-K. Within 25 days after the end of each month, ML and Sovereign will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month.

                  9.W   Each party shall provide to the other party a
copy of the minutes of any meeting of the Board of Directors of such party or any Subsidiary thereof, or any committee thereof, or any senior management committee, promptly after such minutes are approved at a subsequent meeting of the board or committee, but in any event within 40 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

            Section 4.10  Undertakings by Sovereign and ML.

                  (a) From and after the date of this Agreement, ML shall:

                        (i)  Phase I Environmental Audit.  Permit
      Sovereign, if Sovereign elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by ML or any ML Subsidiary on the date hereof;

                        (ii)  Approval of Bank Plan of Merger.
      Approve the Bank Plan of Merger as sole shareholder of Main
      Line Bank and obtain the approval of, and cause the execution and delivery of, the Bank Plan of Merger by Main
      Line Bank;

                        (iii)  Timely Review.  If requested by
      Sovereign at Sovereign's sole expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue its report on such financial statements as soon as is practicable thereafter;

                        (iv)  Outside Service Bureau Contracts.  If
      requested to do so by Sovereign, use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to ML or any ML Subsidiary, on terms and conditions mutually acceptable to ML and Sovereign;

                        (v)  List of Nonperforming Assets.  Provide
      Sovereign, within fifteen (15) days after the quarterly meeting of its Asset Review Committee, a written list of nonperforming assets as of the end of such month; and

                        (vi)  Reserves and Merger-Related Costs.  On
      or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of ML to those of Sovereign (as such practices and methods are to be applied to ML from and after the Closing Date) and Sovereign's plans with respect to the conduct of the business of ML following the Merger and otherwise to reflect Merger-related expenses and costs incurred by ML, provided, however, that ML shall not be required to take such action (A) more than five (5) days prior to the Effective Date; and (B) unless Sovereign agrees in writing that all conditions to closing set forth in
      Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sovereign of the writing referred to in the preceding clause, ML shall provide Sovereign a written statement, certified without personal liability by the chief executive officer of ML and dated the date of such writing, that the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date. No accrual or reserve made by ML or any ML Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of
      Section 6.01(d) hereof.

                  (b) From and after the date of this Agreement, Sovereign and ML shall each:

                        (i)  Shareholders Meetings.  Each of ML and
      Sovereign shall take all action necessary to properly call and convene a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby.
      The Board of Directors of ML and the Board of Directors of Sovereign will recommend that the shareholders of ML and Sovereign, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of ML or the Board of Directors of Sovereign may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the written advice of its financial advisers and outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would result in a reasonable likelihood that the directors, under the BCL, have breached their fiduciary duty. If required by the other party, a party shall retain a proxy solicitor in connection with the solicitation of the approval of its shareholders of this Agreement and the transactions contemplated hereby.

                        (ii)  Public Announcements.  Cooperate and
      cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation, communications to ML shareholders and ML's internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

                        (iii)  Maintenance of Insurance.  Maintain,
      and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                        (iv)  Maintenance of Books and Records.
      Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                        (v)  Delivery of Securities Documents.
      Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

                        (vi)  Taxes.  File all federal, state, and
      local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

            Section 4.11  Employee Benefits and Termination
Benefits.

                  (a)   Employee Benefits.  On and after the
Effective Date, the employee pension and welfare benefit plans of Sovereign and ML (as well as any other plan of ML providing for benefits not subject to ERISA) may, at Sovereign's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated, except as set forth below. In connection with implementation of the foregoing, the following provisions and guidelines shall apply:

                        (i)  Sovereign Employee Stock Ownership Plan
      ("ESOP"). Employees of ML and ML Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign ESOP in accordance with its terms by treating them as newly employed individuals without any prior service credit under such plan.

                        (ii)  ML ESOP.

                              (A)   Each participant in the ML Employee
            Stock Ownership Plan ("ML ESOP") not fully vested will, in accordance with the terms of the ML ESOP, become fully vested in his or her ML ESOP account as of the Effective Date. As soon as practicable after the execution of this Agreement, ML, Main Line Bank and Sovereign will cooperate to cause the ML ESOP to be amended and other action taken, in a manner reasonably acceptable to ML and Sovereign, to provide that the ML
            ESOP will terminate upon the Effective Date. Between the date hereof and the Effective Date, the existing ML ESOP indebtedness shall be paid in the ordinary course of business and ML or Main Line Bank shall make such contributions to the ML ESOP as necessary to fund such payments. Any indebtedness of the ML ESOP remaining as of the Effective Date shall be repaid from the Trust associated with the ML ESOP through application or sale of the Sovereign Common Stock received by the ML ESOP; provided, however, that (i) any related sale or distribution of shares by the ML ESOP shall be effected in accordance with the requirements of federal and any applicable state securities laws and regulations, including any rules of the NASD, (ii) any related sale or distribution of shares by the ML ESOP and any participant shall be effected in such a manner (and with such safeguards as may be necessary or appropriate) so as not to jeopardize the intended
            "pooling of interests" accounting treatment of the Merger, and (iii) all distributions from the ML ESOP after the Effective Date shall be in shares of Sovereign Common Stock. Upon the repayment of the ML
            ESOP loan, the remaining funds in the ML ESOP suspense account will be allocated (to the extent permitted by Sections 401(a), 415 or 4975 of the IRC and the applicable laws and regulations including, without limitation, the applicable provisions of ERISA) to ML
            ESOP participants (as determined under the terms of the ML ESOP). ML and Sovereign agree that, subject to the conditions described herein, as soon as practicable after the Effective Date and repayment of the ML ESOP loan, participants in the ML ESOP shall be entitled at their election to have the amounts in their ML ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including Sovereign plans to the extent permitted by Sovereign) or individual retirement account.

                              (B)   The actions relating to termination
            of the ML ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving a favorable determination letter from the Internal
            Revenue Service ("IRS") with regard to the continued qualification of the ML ESOP after any required amendments. ML and Sovereign will cooperate in submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date hereof. ML and Sovereign will adopt such additional amendments to the ML ESOP as may be reasonably required by the IRS as a condition to granting such determination letter, provided that such amendments do not (i) substantially change the terms outlined herein, (ii) have a Material Adverse Effect on ML or (iii) result in an additional material liability to Sovereign.

                              (C)   As of and following the Effective
            Date, Sovereign shall cause the ML ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Date and proceed with termination of the ML ESOP through distribution of its assets in accordance with its terms subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the ML ESOP, provided, however, that no such termination distributions of the ML ESOP shall occur after the Effective Date until a favorable termination letter has been received from the IRS.

                        (iii) Sovereign Defined Benefit Pension Plan ("DB Plan"). Employees of ML and ML Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in Sovereign's DB Plan in accordance with its terms. In this regard, each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with ML or an ML Subsidiary credited to each such employee under ML's DB Plan as of the date of its termination or cessation of accrual of benefits, and (B) enter the Sovereign DB Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                        7889 ML DB Plan. ML may proceed with the presently contemplated termination and/or cessation of the accrual of benefits under its DB Plan and allocation of excess benefits and Sovereign shall take no action inconsistent therewith if the DB Plan is not terminated and allocation of excess benefits thereunder are not completed prior to the Effective Date, it being the intention of the parties that such actions be taken after the Effective Date under such circumstances. No termination or cessation distribution shall be made until ML or Sovereign has received a favorable determination letter from the IRS.

                        (v) Sovereign 401(k) Retirement Savings Plan ("401(k) Plan"). Employees of ML and ML Subsidiaries who become employees of Sovereign or a Sovereign Subsidiary shall become entitled to participate in the Sovereign 401(k) Plan in accordance with its terms. In this regard, each such employee shall (A) receive, for purposes of participation and vesting only, credit for all service with ML or an ML Subsidiary credited to each such employee under ML's 401(k) Plan as of the date of the date of the Merger, and (B) enter the Sovereign 401(k) Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                        (vi)  ML Savings Plan ("401(k) Plan").
      Following the Merger, Sovereign will initially continue to maintain ML's 401(k) Plan until its participants generally become eligible to participate in the Sovereign 401(k) Plan. Thereafter, Sovereign shall have the right, but not the obligation, to combine the two plans on such terms as it deems appropriate and in accordance with applicable law.

                        (vii) Sovereign and ML Nonqualified Deferred Compensation Plans ("Excess Benefit Plans"). Following the Merger, Sovereign will, as soon as administratively feasible, consolidate the Excess Benefit Plans maintained by Sovereign and ML to supplement certain pension benefits lost by some employees by reason of limitations contained in the IRC. Such consolidation shall be effected in such a manner that no person receive redundant benefits or lose existing benefits. The intent of the preceding sentence is that affected employees of ML and ML Subsidiaries generally shall be entitled only to the sum of (A) the benefits accrued under the ML Excess Benefit Plan(s) as of the plan consolidation, and (B) the benefits accrued thereafter under the combined Excess Benefit Plan.

                        (viii)  ML Recognition and Retention Plan
      ("RRP"). The RRP shall continue in effect following the Effective Date as a Sovereign plan. No action shall be taken that would adversely affect the rights of plan participants who hold outstanding grants or awards of shares of ML Common Stock, whether before or after the Effective Date. Except as expressly permitted by this Agreement, no further grants or awards shall be made under the RRP following the date of this Agreement. Any shares of ML Common Stock outstanding under such Plan's related trust, but not subject to a grant or award, shall be converted into Sovereign Common Stock as of the Effective Date.

                        (ix)  Welfare Benefit Plans.  Following the
      Merger, the welfare benefit plans of Sovereign and ML (and their respective subsidiaries) shall initially remain unchanged. Sovereign shall undertake a study, in consultation with appropriate professional advisors, with a view toward the possible combination of some or all of such plans or the benefits provided thereunder. Following such study, Sovereign shall take such action with respect to such plans (which may include the implementation of new benefits, reduction or elimination of some benefits, and the alteration of the respective cost allocation between employer and employee) as it deems appropriate under the circumstances.

                        (x) ML Bonus Plans and Arrangements. ML may continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Date, with such equitable modifications as may be appropriate to take into account the circumstances of the Merger and the timing thereof. In the event the Merger shall occur after such current fiscal year, bonuses shall be provided on a pro rata basis with respect to the interim period; provided, however, that bonuses for such interim period, in the aggregate, shall not exceed $200,000.

                        (xi)  Employer Loan Program.  Prior to
      consummation of the Merger, Main Line Bank may continue to originate loans pursuant to its employee loan program in effect as of the date hereof, as disclosed pursuant to this Agreement, and upon consummation of the Bank Merger, Sovereign agrees to cause Sovereign Bank to honor all of the loans originated by Main Line Bank pursuant to such employee loan program or its predecessors.

                        (xii) Other ML Plans. From the date of this Agreement through the Effective Date of the Merger, without the prior written consent of Sovereign and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other ML plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, and performance shares.

                  (b) Severance Policy. Sovereign agrees to cause Sovereign Bank to provide the severance pay and benefits specified in the Main Line Bank severance policy to any employee of Main Line Bank whose employment is terminated in connection with the Merger within three (3) months of the Effective Date, either because such employee's position is eliminated or such employee is not offered comparable employment (i.e., not offered employment for a position of generally similar job description or responsibilities in a location within 65 miles from ML's headquarters), excluding any employee who has an existing employment or special termination agreement or whose employment is terminated for Cause (as defined below). For purposes of this
Section 4.11(b), "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses). The benefits provided to terminated ML and Main Line Bank employees under this subsection are the only severance benefits payable by ML or Main Line Bank under any plan or policy (excluding severance benefits provided under existing employment or special termination agreements or as otherwise required by law) and shall be in lieu of any termination benefits to which such employees would otherwise be entitled under Sovereign's or Sovereign Bank's severance policies or programs then in effect.
ML shall amend its severance policy, to the extent reasonably necessary, so that the effect of its administration shall not be in conflict with the provisions of this Agreement, including, without limitation, provisions relating to bonuses and out-placement services.

                  (c)   Intention Regarding Future Employment.
Within ninety (90) days of the date hereof, Sovereign and Sovereign Bank shall use their reasonable best efforts to inform the employees of ML and Main Line Bank of the likelihood of such employees having continued employment with Sovereign Bank following the Effective Date and, where appropriate, shall use their reasonable best efforts to interview the ML and Main Line Bank employees to determine if there are mutually beneficial employment opportunities available at Sovereign Bank. It is the intent of Sovereign Bank in connection with reviewing applicants for employment positions to give any Main Line Bank employee who is terminated in connection with the Merger within three (3) months of the Effective Date the same consideration as is afforded Sovereign Bank employees for such positions in accordance with existing formal or informal polices for a period of three (3) months from such date of termination.

                  (d) Employment and Other Contracts. Sovereign agrees to honor all employment contracts, consulting contracts and other special termination agreements that ML and the ML
Subsidiaries have with their current or former employees and which have been disclosed to Sovereign pursuant to this Agreement.

                  (e) Retention Bonuses. Each employee of ML or one of the ML Subsidiaries identified in the ML Disclosure Schedule shall be entitled to receive a "retention" bonus from ML or Main Line Bank equal to no more than six (6) months of such employee's annual base salary as of the date of this Agreement in the event that such employee remains an employee of ML or one of the ML Subsidiaries, as applicable, until the Effective Date (or in certain cases, the date the systems conversion occurs after the Effective Date) and satisfactorily fulfills the duties and responsibilities of the position of such employee of ML or one of the ML Subsidiaries, as the case may be, through the Effective Date; provided that retention bonuses, in the aggregate, shall not exceed $350,000.

                  (f) Out-Placement. Sovereign shall pay the cost of out-placement services for employees who are terminated without Cause (as defined in Section 4.11(b)) in connection with the Merger within three (3) months after the Effective Date.
Sovereign shall not be obligated to pay any out-placement fees in connection with the foregoing or more than $50,000 in the aggregate for such services.

            Section 4.12 Stock Exchange Listing. Sovereign shall use all reasonable efforts to cause the shares of Sovereign
Common Stock to be issued in connection with the Merger to be approved for quotation on the Nasdaq Stock Market's National
Market, subject to official notice of issuance, as of or prior to the Effective Date.

            Section 4.13      Affiliate Letters.

                  (a) Each party has provided to the other party a schedule of each person that, to the best of its knowledge, is deemed to be an "Affiliate" of it, as that term is used in Rule
145 under the Securities Act or Accounting Series Releases 130 and 135 of the Commission.

                  (b)   Each of ML and Sovereign shall use its
reasonable best efforts to cause each person who may be deemed to be an Affiliate of ML and Sovereign respectively, to execute and deliver to Sovereign as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of ML and Sovereign to be called pursuant to Section 4.10(b)(i) hereof, a written agreement in the form of Exhibit 1-A and 1-B in the case of Affiliates of ML and Sovereign, respectively.

            Section 4.14      Directors and Officers.

                  (a) Effective as of the effective date of the Bank Merger, Sovereign shall cause Sovereign Bank to elect or appoint Dennis S. Marlo as President of the Pennsylvania Division of Sovereign Bank, which shall consist of all Pennsylvania and Delaware branches of Sovereign Bank existing at the Effective Date.

                  (b) Sovereign and Sovereign Bank shall use their reasonable best efforts to enter into a new employment agreement with Dennis S. Marlo substantially in the form set forth in the ML Disclosure Schedule, with such other changes thereto as may be mutually agreed upon by Sovereign, Sovereign Bank and Mr. Marlo, effective as of the effective date of the Bank Merger.

                  (c) On the effective date of the Bank Merger, the directors of Sovereign Bank, as the surviving institution in the Bank Merger, shall consist of (i) those persons holding such office immediately prior to the effective date of the Bank Merger and (ii) Dennis S. Marlo, who shall be appointed as a director of Sovereign Bank effective as of the effective date of the Bank
Merger. Mr. Marlo shall be appointed to hold office until the 1999 annual reorganization meeting of the Board of Directors of Sovereign Bank and until his successor is elected and qualified. Sovereign agrees to cause Mr. Marlo, so long as he remains an active employee of Sovereign or Sovereign Bank, to be renominated as a director of Sovereign Bank for election at the 1999 and 2000 annual reorganization meetings of the Board of Directors of Sovereign Bank and agrees to vote its shares of Sovereign Bank in favor of such election at such meetings.

                  (d) On the effective date of the Bank Merger, the officers of Sovereign Bank shall be (i) the officers of Sovereign
Bank, as the surviving corporation in the Bank Merger, immediately prior to such effective date, and (ii) Dennis S.
Marlo, who shall be appointed as President of the Pennsylvania
Division of Sovereign Bank effective as of the effective date of the Bank Merger.

                  (e) On the Effective Date, Sovereign Bank shall establish for a period of at least two years the Pennsylvania Division of Sovereign Bank Advisory Board (the "Advisory
Board"), which shall consist of all non-employee members of the ML Board of Directors immediately prior to the Effective Date.
The members of the Advisory Board shall be paid an annual retainer of $18,750 ($25,000 in the case of John Eppinger).

            Section 4.15 Sovereign Rights Agreement. Sovereign agrees that any Sovereign Rights issued pursuant to the Sovereign Rights Agreement shall be issued with respect to each share of Sovereign Common Stock issued pursuant to the terms hereof regardless whether there has occurred a "Distribution Date" under the terms of such Sovereign Rights Agreement prior to the Effective Date, as well as to take all action necessary or advisable to enable the holder of each such share of Sovereign Common Stock to obtain the benefit of such Sovereign Stock Purchase Rights notwithstanding their prior distribution, including without limitation, amendment of the Sovereign Rights Agreement.

            Section 4.16 ML Share Issuance. After ML and Sovereign shareholder approval of the Merger and prior to the Effective Date, ML shall use its reasonable best efforts to offer and sell for fair value to individuals or entities unaffiliated with ML and Sovereign such number of shares of ML Common Stock as shall be sufficient, in the opinion of Sovereign's and ML's independent accountants, require the Merger to be accepted for as a pooling-of-interests under GAAP. ML shall consult with Sovereign with respect to the amount of shares to be sold and the timing and manner of such sale, which may involve placement agents or, with Sovereign's consent, underwriters. If Sovereign receives from its independent certified public accountants written advice that ML cannot sell a sufficient number of shares to satisfy the requirements of this Section, then Sovereign, to ensure that the Merger will not fail to qualify for pooling-of-interests accounting treatment, whether in conjunction with the aforementioned ML share issuance or otherwise, shall use its reasonable best efforts to offer and sell for fair value to individuals or entities unaffiliated with ML and Sovereign all or part of the shares of ML Common Stock held by it if such offer and sale would ensure that the Merger will not fail to qualify for pooling-of-interests accounting treatment.

                                   ARTICLE V
                                  CONDITIONS

            Section 5.01 Conditions to ML's Obligations under this Agreement. The obligations of ML hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by ML pursuant to
Section 7.03 hereof:

                  (a) Corporate Proceedings. All action required to be taken by, or on the part of, Sovereign and Sovereign Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by Sovereign and Sovereign Bank; and ML shall have received certified copies of the resolutions evidencing such authorizations;

                  (b) Covenants. The obligations and covenants of Sovereign required by this Agreement to be performed by Sovereign at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                  (c)   Representations and Warranties.  The
representations and warranties of Sovereign set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty
(i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Sovereign;

                  (d)   Approvals of Regulatory Authorities.
Sovereign shall have received all required approvals of Regulatory Authorities of the Merger, and delivered copies thereof to ML; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                  (f) Officer's Certificate. Sovereign shall have delivered to ML a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through
(e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

                  (g) Opinion of Sovereign's Counsel. ML shall have received an opinion of Stevens & Lee, counsel to Sovereign, dated the Closing Date, in form and substance reasonably satisfactory to ML and its counsel to the effect set forth on
Exhibit 4 attached hereto;

                  (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority.

                  (i)   Tax Opinion.  ML shall have received an
opinion of Elias, Matz, Tiernan & Herrick substantially to the effect set forth in paragraphs (6)-(10) on Exhibit 5 attached hereto;

                  (j) Pooling Letter. KPMG Peat Marwick shall have issued a letter dated as of the Effective Date to ML and Ernst & Young LLP shall have issued a letter dated as of the Effective
Date to Sovereign, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP, and Sovereign shall have received from the Affiliates of Sovereign and ML the agreements referred to in
Section 4.13(b) hereof to the extent necessary to ensure in the reasonable judgment of ML and Sovereign that the Merger shall be accounted for in such manner.

                  (k)   Approval of ML's Shareholders.  This
Agreement shall have been approved by the shareholders of ML by such vote as is required under the BCL, ML's articles of incorporation and bylaws or under Nasdaq requirements applicable to it; and

                  (l) Other. Sovereign and Sovereign Bank shall have furnished ML with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this Section 5.01 as ML may reasonable request.

            Section 5.02 Conditions to Sovereign's Obligations under this Agreement. The obligations of Sovereign hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sovereign pursuant to Section 7.03 hereof:

                  (a) Corporate Proceedings. All action required to be taken by, or on the part of, ML and Main Line Bank to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger, shall have been duly and validly taken by ML and Main Line Bank; and Sovereign shall have received certified copies of the resolutions evidencing such authorizations;

                  (b) Covenants. The obligations and covenants of ML required by this Agreement to be performed by ML at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                  (c)   Representations and Warranties.  The
representations and warranties of ML set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to ML;

                  (d)   Approvals of Regulatory Authorities.
Sovereign shall have received all required approvals of Regulatory Authorities for the Merger, without the imposition of any term or condition that would have a Material Adverse Effect on Sovereign upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

                  (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                  (f)   Officer's Certificate.  ML shall have
delivered to Sovereign a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (c) and (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

                  (g) Opinions of ML's Counsel. Sovereign shall have received an opinion of Elias, Matz, Tiernan & Herrick
L.L.P., special counsel to ML, dated the Closing Date, in form and substance reasonably satisfactory to Sovereign and its counsel to the effect set forth on Exhibit 6 attached hereto;

                  (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority.

                  (i) Tax Opinion. Sovereign shall have received an opinion of Stevens & Lee, its counsel, substantially to the effect set forth on Exhibit 5 attached hereto;

                  (j) Pooling Letter. Each of Sovereign and ML shall have received the letters specified in Section 5.01(j).

                  (k) Phase I Environmental Audit Results. The results of any "phase I environmental audit" conducted pursuant to Section 4.10(a)(i) with respect to owned or occupied bank premises shall be reasonably satisfactory to Sovereign; provided, however, that (i) any such environmental audit must be initiated within 45 days of the date of this Agreement, (ii) Sovereign must elect to terminate this Agreement or waive its right to terminate the Agreement under this Section 5.02(k) within 15 days of receiving the results of such environmental audit and
(iii) Sovereign may not terminate this Agreement under this
Section 5.02(k) unless the results of such audits result in a Material Adverse Effect on ML;

                  (l) Approval of Sovereign's Shareholders. This Agreement shall have been approved by the shareholders of Sovereign by such vote as is required under Sovereign's articles of incorporation and bylaws or under Nasdaq requirements applicable to it;

                  (m) Other. ML and Main Line Bank shall have furnished Sovereign with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Sovereign may reasonably request.

                                  ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT

            Section 6.01  Termination.  This Agreement may be
terminated on or at any time prior to the Closing Date:

                  (a) By the mutual written consent of the parties hereto;

                  (b)   By Sovereign or ML:

                        (i)  if the Closing Date shall not have
      occurred on or before May 31, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                        (ii)  if either party has received a final
      unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, or in the case of a termination by Sovereign, will not be granted absent the imposition of terms and conditions which would permit satisfaction of the condition set forth at Section 5.02(d) hereof, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                  (c) By ML, at any time during the ten-day period following the Determination Date if both of the following conditions are satisfied:

                        (1) the Sovereign Market Value shall be less than $12.18 and Sovereign shall make the election specified in the proviso clause to Section 1.02(e)(ii)(A)(ii) hereof;
      and

                        (2)   (i) the quotient obtained by dividing
      the Sovereign Market Value by $16.24 (such number being referred to herein as the "Sovereign Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause
      (2)(ii);

subject, however, to the following: If ML shall elect to terminate this Agreement pursuant to this Section 6.01(c), it shall give written notice thereof to Sovereign (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the five-day period commencing with its receipt of such notice, Sovereign shall have the option to elect to increase the Exchange Ratio to equal the number (rounded to the nearest hundredth) obtained by dividing $23.05 by the Sovereign Market Value and the Closing Date shall be postponed by the minimum amount of time necessary, if any, to accommodate Sovereign's election of such option (i.e. up to a five-day period). If Sovereign so elects within such five-day period, it shall give prompt written notice to ML of such election and the Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 6.01(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" or "Applicable Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
Section 6.01(c).

                  For purposes of this Section 6.01(c), the following terms shall have the meanings indicated.

                  "Index Group" shall mean the thrift or bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The thrift or bank holding companies and the weights attributed to them are as follows:



      Thrift Holding Companies                       % Weighting

      Charter One Financial                            17.84%
      Greenpoint Financial  Corp.                      17.47%
      Dime Bancorp Inc.                                14.61%
      Golden State Bancorp Inc.                        10.66%
      Washington Federal Inc.                           9.13%
      Bank United Corp.                                 8.69%
      Peoples Heritage Financial Group, Inc.            7.50%
      Long Island Bancorp Inc.                          7.18%
      Astoria Financial Corp                            6.92%
      Total                                           100.00%

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing sales prices of the companies composing the Index Group.

                  "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(c);

                  (d) at any time on or prior to the Effective Date, by ML in writing if Sovereign has, or by Sovereign in writing if ML has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach by Sovereign would have a Material Adverse Effect on Sovereign and in the case of a breach by ML would have a Material Adverse Effect on ML, in any case if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date or if on such date such breach no longer causes a Material Adverse Effect; or

                  (e) by either the Board of Directors of Sovereign or the Board of Directors of ML if the Board of Directors of the other party shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement and the transactions contemplated hereby.

            Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Sovereign or ML to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement, any fraudulent breach of a representation or warranty, in this Agreement and any obligation or liability arising under the Stock Option Agreement. Nothing contained in this Section 6.02 shall be deemed to prohibit Sovereign or ML from maintaining an action against a third party for tortious interference or otherwise.

                                  ARTICLE VII
                                 MISCELLANEOUS

            Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

            Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f) and (g), 4.05, 4.11 and 4.14 hereof, which will survive the Merger, shall terminate on the Closing Date.

            Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may
(a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of ML or Sovereign have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of ML Common Stock upon consummation of the Merger or otherwise materially adversely affect the shareholders of ML or Sovereign without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(f) and (g), 4.05, 4.11(d) and 4.14.

            Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

            Section 7.06  Notices.  All notices or other
communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

                  (a)   If to Sovereign, to:
                        Sovereign Bancorp, Inc.
                        1130 Berkshire Boulevard
                        Wyomissing, Pennsylvania  19610

                        Attention:  Jay S. Sidhu, President and Chief
                                      Executive Officer

                        Telecopy No.:  (610) 320-8448

                        with a copy to:

                        Stevens & Lee
                        111 North Sixth Street
                        Reading, Pennsylvania  19601

                        Attention:  Joseph M. Harenza, Esquire and
                                      Jeffrey P. Waldron, Esquire

                        Telecopy No.:  (610) 376-5610

                  (b)   If to ML, to:

                        ML Bancorp, Inc.
                        Two Aldwyn Center
                        Route 320 & Lancaster Avenue
                        Villanova, Pennsylvania  19085

                        Attention:  Dennis S. Marlo
                                      President and Chief
                                      Executive Officer

                        Telecopy No.:  (610) 526-6227

                        with copies to:

                        Elias, Matz, Tiernan & Herrick L.L.P.
                        The Walker Building
                        734 15th Street, N.W.
                        12th Floor
                        Washington, D.C.  20005

                        Attention:  Gerard L. Hawkins, Esquire
                                      Daniel P. Weitzel, Esquire

                        Telecopy No.:  (202) 347-4983

            Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            Section 7.08 Accountants. In the event that the conditions to closing specified in Section 5.01(j) and 5.02(j) are not satisfied because either (but not both) Ernst & Young or KPMG Peat Marwick is unable to deliver the letter required by such sections, then the parties hereto agree to appoint another national accounting firm mutually acceptable to each party to determine if the Merger is required to be accounted for as a pooling-of-interests. The written determination by such national accounting firm shall be binding on both parties for purposes of determining whether the conditions contained in Section 5.01(j) and 5.02(j) has been satisfied. In the event that the provisions of this Section 7.08 become applicable, the date specified in
Section 6.01(b)(i) shall be extended until the earlier of (i) the date of the written determination by such national accounting firm or (ii) June 30, 1998.

            Section 7.0W  Counterparts.  This Agreement may be
executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            Section 7.10  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            Section 7.11  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    SOVEREIGN BANCORP, INC.

                                    By  /s/ Jay S. Sidhu
                                               Jay S. Sidhu
                                               President and Chief
                                               Executive Officer


                                    ML BANCORP, INC.

                                    By  /s/ Dennis S. Marlo
                                               Dennis S. Marlo,
                                               President and Chief
                                               Executive Officer

                                                           Exhibit 1-A


                              September 18, 1997




Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, Pennsylvania  19610

Ladies and Gentlemen:

      Sovereign Bancorp, Inc. ("Sovereign") and ML Bancorp, Inc. ("ML") desire to enter into an agreement dated September 18, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) ML will merge with and into Sovereign with Sovereign surviving the merger, and
(b) shareholders of ML will receive common stock of Sovereign in exchange for common stock of ML outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

      Sovereign has required, as a condition to its execution and delivery to ML of the Agreement, that the undersigned execute and deliver to Sovereign this Letter Agreement.

      In consideration of the foregoing, each of the undersigned hereby irrevocably:

            (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of ML called to vote for approval of the Agreement and the Merger so that all shares of common stock of ML then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of ML);

            (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of ML, to approve or adopt the Agreement;

            (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

            (d) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Sovereign received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Sovereign common stock is effective and a prospectus is made available under the Securities Act,
(ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to Sovereign or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that Sovereign is under no obligation to register the sale, transfer or other disposition of Sovereign common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

            (e) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of ML or of common stock of Sovereign, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Sovereign and ML have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of ML common stock or shares of Sovereign common stock which, in Sovereign's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

            (f) Agrees that neither ML nor Sovereign shall be bound by any attempted sale of any shares of ML common stock or Sovereign common stock, respectively, and ML's and Sovereign's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Sovereign common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

            (g) Acknowledges and agrees that the provisions of subparagraphs (d), (e) and (f) hereof also apply to shares of Sovereign common stock and ML common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

            (h) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Sovereign prior to expiration of the time period referred to in subparagraph (e) hereof; and

            (i) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                           _________________________

      It is understood and agreed that the provisions of subparagraphs (a), (b) and (c), of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of ML common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of ML.
It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of ML common stock held by the undersigned as of the date hereof.

                           _________________________

      This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                           _________________________

      This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                           _________________________

      The undersigned intend to be legally bound hereby.


                                    Sincerely,

                                                           Exhibit 1-B


                              September 18, 1997




ML Bancorp, Inc.
Two Aldwyn Center
Route 320 & Lancaster Avenue
Villanova, Pennsylvania  19085

Ladies and Gentlemen:

      Sovereign Bancorp, Inc. ("Sovereign") and ML Bancorp, Inc. ("ML") desire to enter into an agreement dated September 18, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) ML will merge with and into Sovereign with Sovereign surviving the merger, and
(b) shareholders of ML will receive common stock of Sovereign in exchange for common stock of ML outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

      ML has required, as a condition to its execution and delivery to Sovereign of the Agreement, that the undersigned execute and deliver to Sovereign this Letter Agreement.

      In consideration of the foregoing, each of the undersigned hereby irrevocably:

            (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Sovereign called to vote for approval of the Agreement and the Merger so that all shares of common stock of Sovereign then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote or cause to be voted all such shares in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Sovereign).

            (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Sovereign, to approve or adopt the Agreement;

            (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

            (d) Agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of ML or of common stock of Sovereign, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Sovereign and ML have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the Securities and Exchange Commission ("SEC"), provided, however, that excluded from the foregoing undertaking shall be such sales, pledges, transfers or other dispositions of shares of ML common stock or shares of Sovereign common stock which, in Sovereign's sole judgment, are individually and in the aggregate de minimis within the meaning of Topic 2-E of the Staff Accounting Bulletin Series of the SEC;

            (e) Agrees that neither ML nor Sovereign shall be bound by any attempted sale of any shares of ML common stock or Sovereign common stock, respectively, and ML's and Sovereign's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Sovereign common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

            (f) Acknowledges and agrees that the provisions of subparagraphs (d) and (e) hereof apply to shares of Sovereign common stock and ML common stock owned by (i) his or her spouse,
(ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

            (g) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Sovereign prior to expiration of the time period referred to in subparagraph (d) hereof; and

            (h) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                           _________________________

      It is understood and agreed that the provisions of subparagraphs (a), (b) and (c) of this Letter Agreement relate solely to the capacity of the undersigned as a shareholder or other beneficial owner of shares of Sovereign common stock and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Sovereign. It is further understood and agreed that such subparagraphs of this Letter Agreement are not in any way intended to affect the exercise by the undersigned of any fiduciary responsibility which the undersigned may have in respect of any shares of Sovereign common stock held by the undersigned as of the date hereof.

                           _________________________

      This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                           _________________________

      This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                           _________________________

      The undersigned intend to be legally bound hereby.


                                    Sincerely,

                                                                 Exhibit 2




                            STOCK OPTION AGREEMENT


                                 SEE ANNEX B.

                                                                 Exhibit 3


                              BANK PLAN OF MERGER


            THIS BANK PLAN OF MERGER ("Plan of Merger") dated
September 18, 1997, is by and between SOVEREIGN BANK, a Federal
Savings Bank ("Sovereign Bank"), and MAIN LINE BANK, a Federal
Savings Bank ("ML Bank").

                                  BACKGROUND

            1. Sovereign Bank is a federal savings bank and a wholly-owned subsidiary of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"). The authorized capital stock of Sovereign Bank consists of 1,000 shares of common stock, par value $1.00 per share ("Sovereign Bank Common Stock"), of which at the date hereof 1,000 shares are issued and outstanding.

            2. ML Bank is a federal savings bank and a wholly-owned subsidiary of ML Bancorp, Inc., a Pennsylvania corporation ("ML"). The authorized capital stock of ML Bank consists of 1,000,000 shares of common stock, par value $0.01 per share ("ML Bank Common Stock"), of which at the date hereof __________ shares are issued and outstanding.

            3. The respective Boards of Directors of Sovereign Bank and ML Bank deem the merger of ML Bank with and into Sovereign Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

            4. The respective Boards of Directors of Sovereign Bank and ML Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Sovereign and ML have adopted resolutions approving an Agreement dated
September 18, 1997 (the "Agreement") between Sovereign and ML, pursuant to which this Plan of Merger is being executed by Sovereign Bank and ML Bank.

                                   AGREEMENT

            In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the United States of America, Sovereign Bank and ML Bank, intending to be legally bound hereby, agree:

                                   ARTICLE I
                                    MERGER

            Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America, on the Effective Date (as that term is defined in Article V hereof): ML Bank shall merge with and into Sovereign Bank; the separate existence of ML Bank shall cease; and Sovereign Bank shall be the surviving corporation (such transaction referred to herein as the "Merger" and Sovereign Bank, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank"). The name of the Surviving Bank shall be "Sovereign Bank" and it shall have its home office at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 and its branch offices at the locations listed on Exhibit "A."

                                  ARTICLE II
                              CHARTER AND BYLAWS

            On and after the Effective Date, the Charter and Bylaws of Sovereign Bank, as in effect immediately prior to the Effective Date, shall automatically be and remain the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed.

                                  ARTICLE III
                        BOARD OF DIRECTORS AND OFFICERS

            3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of Sovereign Bank duly elected and holding office immediately prior to the Effective Date and Dennis S. Marlo. Directors shall be elected annually and shall hold office until their successors are elected and qualified. The names and residence addresses of the directors are:

      Name                               Residence Address

Joseph P. Gemmell                   [INTENTIONALLY OMITTED.]

Fred D. Hafer                       [INTENTIONALLY OMITTED.]

Brian Hard                          [INTENTIONALLY OMITTED.]

Stewart B. Kean                     [INTENTIONALLY OMITTED.]

Joseph E. Lewis                     [INTENTIONALLY OMITTED.]

F. Joseph Loeper                    [INTENTIONALLY OMITTED.]

Dennis S. Marlo                     [INTENTIONALLY OMITTED.]

Richard E. Mohn                     [INTENTIONALLY OMITTED.]

Rhoda S. Oberholtzer                [INTENTIONALLY OMITTED.]

Patrick J. Petrone                  [INTENTIONALLY OMITTED.]

Daniel K. Rothermel                 [INTENTIONALLY OMITTED.]

Elizabeth B. Rothermel              [INTENTIONALLY OMITTED.]

Robert A. Sadler                    [INTENTIONALLY OMITTED.]

Jay S. Sidhu                        [INTENTIONALLY OMITTED.]

Cameron C. Troilo                   [INTENTIONALLY OMITTED.]

G. Arthur Weaver                    [INTENTIONALLY OMITTED.]

Dr. Paul B. Wieand                  [INTENTIONALLY OMITTED.]


            3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of Sovereign Bank duly elected and holding office immediately prior to the Effective Date and Dennis S. Marlo, who shall be elected as President of the Pennsylvania Division of Sovereign Bank pursuant to Section 4.14(a) of the Agreement.

                                  ARTICLE IV
                             CONVERSION OF SHARES

            4.1 Stock of Sovereign Bank. Each share of Sovereign Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

            4.2 Stock of ML Bank. Each share of ML Bank Common Stock issued and outstanding immediately prior to the Effective Date, and each share of ML Bank Common Stock issued and held in the treasury of ML as of the Effective Date, if any, shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                   ARTICLE V
                         EFFECTIVE DATE OF THE MERGER

            The Merger shall be effective on the date on which articles of combination executed by Sovereign Bank and ML Bank are filed with and endorsed by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. Section 552.13(k), unless a later date is specified in such articles of combination (the "Effective Date").

                                  ARTICLE VI
                             EFFECT OF THE MERGER

            6.1 Separate Existence. On the Effective Date: the separate existence of ML Bank shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of ML Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations, including without limitation 12 C.F.R. Section 552.13(l).

            6.2   Savings Accounts.  After the Effective Date,
Sovereign Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Date.

            6.3 Liquidation Account. After the Effective Date, Sovereign Bank will continue to maintain the Sovereign Bank liquidation account for the benefit of eligible account holders on the same basis as immediately prior to the Effective Date, and ML Bank's liquidation account for the benefit of eligible account holders shall automatically be deemed assumed by Sovereign Bank, as of the Effective Date, on the same basis as it existed immediately prior to the Effective Date.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

            The obligations of Sovereign Bank and ML Bank to effect the Merger shall be subject to (i) the approval of this Plan of Merger by Sovereign and ML in their capacities as the sole shareholder of Sovereign Bank and ML Bank, respectively,
(ii) receipt of approval of the Merger from the OTS and any other applicable regulatory authority, (iii) receipt of any necessary approval to operate the main office of ML Bank and the branch offices of ML Bank as offices of the Surviving Bank and (iv) the consummation of the merger of ML into Sovereign pursuant to the Agreement on or before the Effective Date.

                                 ARTICLE VIII
                                  TERMINATION

            This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms.

                                  ARTICLE IX
                                   AMENDMENT

            Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                   ARTICLE X
                                 MISCELLANEOUS

            10.1 Extensions; Waivers. Any of the terms and conditions of this Plan of Merger may be waived at any time by whichever of the parties hereto is, or the sole shareholder of which is, entitled to the benefit thereof by a written instrument signed by a duly authorized officer of such party.

            10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of
Section 7.06 of the Agreement.

            10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

            10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

            10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the United States of America and, in the absence of controlling Federal law, in accordance with the laws of the Commonwealth of Pennsylvania.

            IN WITNESS WHEREOF, Sovereign Bank and ML Bank have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                    SOVEREIGN BANK

                                    By     /s/ Jay S. Sidhu
                                               Jay S. Sidhu,
                                               President


                                    MAIN LINE BANK

                                    By   /s/ Dennis S. Marlo
                                               Dennis S. Marlo,
                                               President

                                  EXHIBIT "A"
                               to Plan of Merger


                                SOVEREIGN BANK
                               BRANCH LOCATIONS


                           [INTENTIONALLY OMITTED.]

                                                           EXHIBIT 4

                    FORM OF OPINION OF COUNSEL TO SOVEREIGN


            ML shall have received from counsel to Sovereign, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

            (a) Sovereign and Sovereign Bank have full corporate power to carry out the transactions contemplated in the Agreement and the Bank Plan of Merger, respectively. The execution and delivery of the Agreement and the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Sovereign and Sovereign Bank, and the Agreement and the Plan constitute valid and legally binding obligations of Sovereign and Sovereign Bank, respectively, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement or the Plan, nor compliance by Sovereign and Sovereign Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of Sovereign or the charter or bylaws of Sovereign Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Sovereign or Sovereign Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Sovereign or Sovereign Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or
(iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to Sovereign or Sovereign Bank.

            (b) Sovereign Bank is a validly existing federally-chartered savings bank organized under the laws of the United
States of America. The deposits of Sovereign Bank are insured to the maximum extent provided by law by the Federal Deposit
Insurance Corporation.

            (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Sovereign or Sovereign Bank is a party which would, if determined adversely to Sovereign or Sovereign Bank, have a material adverse effect on the financial condition or results of operation of Sovereign and Sovereign Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

            (d) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge is required for the consummation by Sovereign or Sovereign Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Sovereign upon consummation of the Merger.

            (e) Upon the filing and effectiveness of the Articles of Merger with the PDS and Articles of Combination with the OTS in accordance with the Agreement and the Plan, the mergers of Sovereign and ML and of Sovereign Bank and ML Bank contemplated by the Agreement and the Plan, respectively, will have been effected in compliance with all applicable federal and Pennsylvania laws and regulations in all material respects.

            (f) The shares of Sovereign Common Stock to be issued in connection with the merger of ML and Sovereign contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

            (g) In addition to the foregoing opinions, counsel shall state that the sole basis of such counsel's participation in conferences with officers and employees of Sovereign in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by ML or ML Bank for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Sovereign or omitted to state any material fact with respect to Sovereign necessary to make any statement therein with respect to Sovereign, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing, that such counsel has not independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to Sovereign or the transactions contemplated in the Agreement and the Plan and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by ML and Main Line Bank.

            Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.

                                                                 EXHIBIT 5

                     FORM OF TAX OPINION OF STEVENS & LEE

      Sovereign and ML shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the
IRC:

      1. The transfer by ML of all of its assets to Sovereign in exchange for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of all of ML's liabilities will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

      2. ML and Sovereign will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

      3. Neither ML nor Sovereign will recognize any gain or loss upon the transfer of ML's assets to Sovereign in exchange solely for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of the liabilities of ML.

      4. The basis of the ML assets in the hands of Sovereign will be the same as the basis of such assets in the hands of ML immediately prior to the Merger.

      5. The holding period of the assets of ML to be received by Sovereign will include the period during which the assets were held by ML.

      6. No gain or loss will be recognized by the shareholders of ML on the receipt of Sovereign Common Stock (including fractional share interests) solely in exchange for their shares of ML Common Stock.

      7. The basis of the Sovereign Common Stock (including fractional share interests) to be received by the ML shareholders in the Merger will be the same as the basis of the ML Common
Stock surrendered in exchange therefor.

      8. The holding period of the Sovereign Common Stock (including fractional share interests) to be received by the ML shareholders in the Merger will include the period during which the ML shareholders held their ML Common Stock, provided the shares of ML Common Stock are held as a capital asset on the Effective Date.

      9. The payment of cash in lieu of fractional share interests of Sovereign Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Sovereign. Such cash payments will be treated as having been received as distribution in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the IRC.

      10. The Sovereign Stock Purchase Rights transferred with the shares of Sovereign Common Stock will not constitute "other property" within the meaning of Section 356(a)(1)(B) of the IRC.

      11. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, Sovereign will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of ML as of the Effective Date. Any deficit in the earnings and profits of Sovereign or ML will be used only to offset the earnings and profits accumulated after the Merger.

      12. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Sovereign will succeed to and take into account the items of ML described in Section 381(c) of the IRC. Such items will be taken into account by Sovereign subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

      13. The Bank Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the IRC.

      14. ML Bank and Sovereign Bank will each be "a party to a reorganization" within the meaning of Section 368(b) of the IRC.

      15. Neither ML Bank nor Sovereign Bank will recognize any gain or loss upon the transfer of ML Bank's assets to Sovereign Bank in constructive exchange solely for Sovereign Bank common stock and the assumption by Sovereign Bank of the liabilities of ML Bank.

      16. The basis of the ML Bank assets in the hands of Sovereign Bank will be the same as the basis of such assets in the hands of ML Bank immediately prior to the Bank Merger.

      17. The holding period of the ML Bank assets in the hands of Sovereign Bank will include the period during which such assets were held by ML Bank.

      18. No gain or loss will be recognized by Sovereign, as the shareholder of ML Bank, upon the constructive receipt of shares of Sovereign Bank common stock in exchange for the ML Bank common stock surrendered in exchange therefor in the Bank Merger.

      19. The basis of the Sovereign Bank common stock to be held by Sovereign after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the ML Bank common stock surrendered in the constructive exchange.

      20. As provided in Section 381(c)(2) of the IRC and related Treasury regulations, Sovereign Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of ML Bank as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Sovereign Bank or ML Bank will be used only to offset the earnings and profits accumulated after the Bank Merger.

      21. Pursuant to Section 381(a) of the IRC and related Treasury regulations, Sovereign Bank will succeed to and take into account the items of ML Bank described in Section 381(c) of the IRC. Such items will be taken into account by Sovereign Bank subject to the conditions and limitations of Sections 381, 382, 383, and 384 of the IRC and the Treasury regulations thereunder.

                                                           EXHIBIT 6


                       FORM OF OPINION OF COUNSEL TO ML


            Sovereign shall have received from counsel to ML, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

            (a) ML and Main Line Bank have full corporate power to carry out the transactions contemplated in the Agreement and the Bank Plan of Merger, respectively. The execution and delivery of the Agreement and the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of ML and Main Line Bank, and the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of ML and Main Line Bank, respectively, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Plan, nor compliance by ML and Main Line Bank with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of ML or the charter or bylaws of Main
Line Bank, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which ML or Main Line Bank is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of ML or Main Line Bank, except such material lien, instrument or obligation that has been disclosed to Sovereign pursuant to the Agreement and the Plan, or
(iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to ML or Main Line Bank.

            (b) Main Line Bank is a validly existing federally-chartered savings bank organized under the laws of the United
States of America. The deposits of Main Line Bank are insured to the maximum extent provided by law by the Federal Deposit
Insurance Corporation.

            (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which ML or Main Line Bank is a party which would, if determined adversely to ML or Main Line Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of ML or Main Line Bank taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

            (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge of any third party, is required for the consummation by ML or Main Line Bank of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Sovereign upon consummation of the Merger.

            In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of ML in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by Sovereign for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of ML to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to ML or ML Bank or the transactions contemplated in the Agreement and the Plan and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by ML and Main Line Bank.

            Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.

                                                           ANNEX B

                            STOCK OPTION AGREEMENT

                            STOCK OPTION AGREEMENT

            THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated September 18, 1997, is by and between SOVEREIGN BANCORP, INC., a Pennsylvania corporation ("Sovereign") and ML BANCORP,
INC., a Pennsylvania corporation ("ML").

                                  BACKGROUND

            1. Sovereign and ML desire to enter into an Agreement and Plan of Merger, dated September 18, 1997 (the "Agreement"), providing, among other things, for the acquisition by Sovereign of ML through the merger of ML with and into Sovereign, with Sovereign surviving the merger (the "Merger").

            2. As a condition to Sovereign to enter into the Plan, ML is granting to Sovereign an option to purchase up to that number of shares of common stock, par value $.01 per share (the "Common Stock") of ML as shall equal 19.9% of shares of Common Stock of ML issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                                   AGREEMENT

            In consideration of the foregoing and the mutual covenants and agreements set forth herein, Sovereign and ML, intending to be legally bound hereby, agree:

            1. Grant of Option. ML hereby grants to Sovereign, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 2,361,245 shares of Common Stock of ML (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $21.875, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of ML Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

            2.    Exercise of Option.

                  (a) Provided that (i) Sovereign shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option
Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United
States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Sovereign may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Merger, as provided in the Agreement, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering
Event, other than a termination of the Agreement pursuant to
Section 6.01(d), unless in the case of termination by ML pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by Sovereign (a termination pursuant to Section 6.01(d), except a termination by ML as a result of a willful breach by Sovereign, being referred to herein as a "Default Termination"), (C) 18 months after the termination of the Agreement by Sovereign or ML pursuant to a Default
Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering
Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in
Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

                  (b) As used herein, the term "Triggering Event" means the occurrence of any of the following events:

                        (i)  a person or group (as such terms are
      defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

                        (ii) a person or group, other than Sovereign or an affiliate of Sovereign, enters into an agreement or letter of intent or memorandum of understanding with ML pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with ML, (ii) acquire all or substantially all of the assets or liabilities of ML or all or substantially all of the assets or liabilities of Main Line Bank (or any successor subsidiary), the wholly-owned subsidiary of ML ("ML Bank"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of ML Bank, or ML shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding.

                  (c)   As used herein, the term "Preliminary
Triggering Event" means the occurrence of any of the following events:

                        (i)  a person or group (as such terms are
      defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

                        (ii) a person or group, other than Sovereign or an affiliate of Sovereign, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of ML or all or substantially all the assets or liabilities of ML Bank, or any other business combination involving ML or ML Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of ML Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of ML called to vote on the Merger, ML's shareholders fail to approve the Merger by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

                        (iii)  the Board of Directors of ML shall
      (A) fail to recommend the Merger, (B) recommend an Acquisition Transaction or (C) have withdrawn or modified in a manner adverse to Sovereign the recommendation of the Board of Directors of ML with respect to the Agreement and thereafter ML's shareholders fail to approve the Merger by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled; or

                        (iv) a person or group, other than Sovereign or an affiliate of Sovereign, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, ML shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Sovereign to terminate the Agreement under Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

            "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over ML or in soliciting or inducing any other person (other than Sovereign or an affiliate of Sovereign) to do so.

            Notwithstanding the foregoing, the obligation of ML to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate): (i) until the receipt of all required governmental or regulatory approvals or consents necessary for ML to issue the Option Shares or Sovereign to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate.

            ML shall notify Sovereign promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by ML shall not be a condition to the right of Sovereign to exercise the Option. ML will not take any action which would have the effect of preventing or disabling ML from delivering the Option Shares to Sovereign upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event Sovereign wishes to exercise the Option, Sovereign shall send a written notice to ML (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

            3.    Repurchase of Option by ML.

                  (a) Subject to the last sentence of Section 2(a), at the request of Sovereign at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, ML shall repurchase from Sovereign (x) the Option and (y) all shares of Common Stock purchased by Sovereign pursuant hereto with respect to which Sovereign then has beneficial ownership. The date on which Sovereign exercises its rights under this Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

                        (i)  the aggregate Purchase Price paid by
      Sovereign for any shares of Common Stock acquired pursuant to the Option with respect to which Sovereign then has beneficial ownership;

                        (ii)  the excess, if any, of (x) the
      Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                        (iii)  the excess, if any, of the Applicable
      Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Sovereign for each share of Common Stock with respect to which the Option has been exercised and with respect to which Sovereign then has beneficial ownership, multiplied by the number of such shares.

                  (b)   If Sovereign exercises it rights under this
Section 3, ML shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to Sovereign in immediately available funds, and contemporaneously with such payment, Sovereign shall surrender to ML the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which Sovereign then has beneficial ownership, and Sovereign shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the OTS, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Sovereign shall have the ongoing option to revoke its request for repurchase pursuant to
Section 3, in whole or in part, or to require that ML deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten
(10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of ML's proposed repurchase pursuant to this Section 3, ML shall promptly give notice of such fact to Sovereign. If any Regulatory Authority prohibits the repurchase pursuant to this
Section 3, ML shall promptly give notice of such fact to Sovereign. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Sovereign shall have the right
(i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Sovereign shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Sovereign shall notify ML of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

                  (c)   For purposes of this Agreement, the
"Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of ML's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of ML as determined by a nationally-recognized investment banking firm selected by Sovereign, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Sovereign and reasonably acceptable to ML, which determination shall be conclusive for all purposes of this Agreement.

                  (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Sovereign or an affiliate of Sovereign, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) ML shall have merged or consolidated with any person, other than Sovereign or an affiliate of Sovereign, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Sovereign or an affiliate of Sovereign, shall have merged into ML and ML shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of ML or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or
(iv) ML shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than Sovereign or an affiliate of Sovereign.

            4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Sovereign will make payment to ML of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by ML, (b) ML will deliver to Sovereign a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Sovereign or its designee, in such denominations as were specified by Sovereign in its notice of exercise, and (c) Sovereign will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

            A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option
Agreement, which legend will read substantially as follows:

                  "The shares of stock evidenced by this
      certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless ML Bancorp, Inc. receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

            5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Sovereign, ML shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as Sovereign shall specify in its request, and ML shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Sovereign shall in no event have the right to have more than one such registration statement become effective, and provided further that ML shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to ML delivers to ML and to Sovereign its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that ML may delay any registration of Option Shares above for a period not exceeding 90 days in the event that ML shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by ML. Sovereign shall provide all information reasonably requested by ML for inclusion in any registration statement to be filed hereunder. In connection with such filing, ML shall use its reasonable best efforts to cause to be delivered to Sovereign such certificates, opinions, accountant's letters and other documents as Sovereign shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. ML shall provide to Sovereign such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Sovereign may reasonably request.

            All reasonable expenses incurred by ML in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for ML and blue sky fees and expenses, shall be paid by ML. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Sovereign and any other expenses incurred by Sovereign in connection with such filing shall be borne by Sovereign. In connection with such filing, ML shall indemnify and hold harmless Sovereign against any losses, claims, damages or liabilities, joint or several, to which Sovereign may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and ML will reimburse Sovereign for any legal or other expense reasonably incurred by Sovereign in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ML will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Sovereign specifically for use in the preparation thereof. Sovereign will indemnify and hold harmless ML to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Sovereign for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Sovereign will reimburse ML for any legal or other expense reasonably incurred by ML in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

            6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

            7. Filings and Consents. Each of Sovereign and ML will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Sovereign shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Sovereign hereunder.

            8. Representations and Warranties of ML. ML hereby represents and warrants to Sovereign as follows:

                  (a) Due Authorization. ML has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by ML. This Stock Option
Agreement constitutes a legal, valid and binding obligation of ML, enforceable against ML in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (b)   Authorized Shares.  ML has taken all
necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

            9. Representations and Warranties of Sovereign. Sovereign hereby represents and warrants to ML that Sovereign has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Sovereign. This Stock Option Agreement constitutes a legal, valid and binding obligation of Sovereign, enforceable against Sovereign in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

            10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

            11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

            12. Assignment or Transfer. Sovereign may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a subsidiary of Sovereign. Sovereign represents that it is acquiring the Option for Sovereign's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Sovereign is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to
Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Sovereign in connection therewith.

            13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

            14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

            15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  (i)   If to Sovereign, to:


                        Sovereign Bancorp, Inc.
                        1130 Berkshire Boulevard
                        Wyomissing, Pennsylvania  19610

                        Attention:  Jay S. Sidhu, President
                                      and Chief Executive Officer

                        Telecopy No.:  (610) 320-8448

                        with a copy to:

                        Stevens & Lee
                        111 North Sixth Street
                        P.O. Box 679
                        Reading, Pennsylvania  19603

                        Attention:  Joseph M. Harenza, Esquire
                                      Jeffrey P. Waldron, Esquire

                        Telecopy No.:  (610) 376-5610

                  (ii)  If to ML, to:

                        ML Bancorp, Inc.
                        Route 320 & Lancaster Ave.
                        Villanova, Pennsylvania 19805

                        Attention:  Dennis S. Marlo
                                      President
                                      and Chief Executive Officer

                        Telecopy No.:  (610) 526-6227

                        with copies to:

                        Elias, Matz, Tiernan & Herrick L.L.P.
                        734 15th Street, N.W.
                        12th Floor
                        Washington, D.C.  20005

                        Attention:  Gerard L. Hawkins, Esquire
                                      Daniel P. Weitzel, Esquire

                        Telecopy No.:  (202) 347-2172

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

            16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

            17.   Captions.  The captions in this Stock Option
Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

            18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive
(i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

            19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

            20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock
Option Agreement or the Option shall be paid by the party incurring such cost or expense.

            22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer and has caused its corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.


                                    SOVEREIGN BANCORP, INC.

                                    By   /s/ Jay S. Sidhu
                                           Jay S. Sidhu,
                                           President and Chief
                                           Executive Officer

                                    ML BANCORP, INC.

                                    By  /s/ Dennis S. Marlo
                                           Dennis S. Marlo
                                           President and Chief Executive
                                           Officer

                                                           ANNEX C


         OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



December 15, 1997

Board of Directors
Sovereign Bancorp
1130 Berkshire Boulevard
Wyomissing, PA  19610


Members of the Board:

      We understand that Sovereign Bancorp (SVRN) and ML Bancorp, Inc. (ML Bancorp) have entered into an Agreement and Plan of Merger (the Agreement) dated September 18, 1997 pursuant to which ML Bancorp is to be merged with and into SVRN in a transaction (the Merger) in which each outstanding share of ML Bancorp's common stock, par value $0.01 per share (the ML Bancorp Shares), will be converted into the right to receive shares (the Exchange Ratio) of the common stock, no par value per share, of Sovereign Bancorp (the SVRN Shares), all as set forth more fully in the Agreement.

      You have asked us whether, in our opinion, the Exchange
Ratio is fair from a financial point of view to SVRN.

      In arriving at the opinion set forth below, we have, among other things:

(1) Reviewed certain publicly available business and financial information relating to SVRN and ML Bancorp that we deemed to be relevant;

(2) Reviewed certain information, including financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of ML Bancorp and SVRN furnished to us by senior management of SVRN and ML Bancorp, as well as the amount and timing of the cost savings and related expenses and revenue enhancements expected to result from the Merger furnished to us by the senior management of SVRN and ML Bancorp (the Expected Synergies);

(3) Conducted discussions with members of senior management of SVRN and ML Bancorp concerning the foregoing, including the respective businesses, prospects, regulatory condition and contingencies of SVRN and ML Bancorp before and after giving effect to the Merger and the Expected Synergies;

(4) Reviewed the market prices and valuation multiples for the SVRN Shares and ML Bancorp Shares and compared the SVRN Shares and the ML Bancorp Shares with those of certain publicly-traded companies which we deemed to be relevant;

(5) Reviewed the results of operations of ML Bancorp and SVRN and compared them with those of certain publicly traded companies which we deemed to be relevant;

(6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

(7)   Reviewed the potential pro forma impact of the Merger;

(8)   Reviewed the Agreement and the Joint Proxy Statement -
      Prospectus to be sent to shareholders of Sovereign and ML
      Bancorp in connection with the Merger; and

(9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

      In preparing our opinion, we have, with your consent, assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of SVRN or ML Bancorp, nor have we been furnished any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses and we have neither made an independent evaluation of the adequacy of the allowance for loan losses of SVRN or ML Bancorp, nor reviewed any individual credit files relating to SVRN or ML Bancorp and, as a result, we have assumed that the aggregate allowance for loan losses for both SVRN and ML Bancorp is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of SVRN or ML Bancorp. With respect to the financial forecast information, including, without limitation, financial forecasts, evaluation of contingencies and projections regarding under-performing and non-performing assets, net charge-offs, adequacy of reserves and future economic conditions and the Expected Synergies, furnished to or discussed with us by SVRN or ML Bancorp, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, allocations and judgements of the senior management of SVRN and ML Bancorp as to the expected future financial performance of SVRN, ML Bancorp or the combined entity, as the case many be, and the Expected Synergies. We express no opinion as to such financial forecast information or the Expected Synergies or the assumptions upon which they were based. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and will be accounted for as a pooling of interests.

      Our opinion is necessarily based upon market, economic and other conditions as in effect, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger, including the Expected Synergies.

      We are acting as financial advisor to SVRN in connection with the Merger and will receive a fee from SVRN for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, SVRN has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided financial advisory, investment banking and other services to SVRN, and may continue to do so, and have received, and may receive, customary fees for the rendering of such services. In addition, in the ordinary course of our business, we also may actively trade debt and/or equity securities of SVRN and its respective affiliates for our own account and the accounts of our customers, and therefore we may from time to time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of SVRN. Our opinion does not address the merits of the underlying decision by SVRN to engage in the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger.

      We are not expressing any opinion herein as to the prices at which SVRN shares will trade following the announcement or consummation of the merger.

      On the basis of and subject to the foregoing, we are of the opinion that, as the date hereof, the Exchange Ratio is fair from a financial point of view to SVRN.

Very truly yours,



      /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                                           ANNEX D


                  OPINION OF SANDLER O'NEILL & PARTNERS L.P.


December 15, 1997




Board of Directors
ML Bancorp, Inc.
Two Aldwyn Center
Villanova, PA 19085-1431


Gentlemen:

      ML Bancorp, Inc. ("MLBC") and Sovereign Bancorp, Inc. ("Sovereign") have entered into an Agreement and Plan of Merger, dated as of September 18, 1997 (the "Agreement"), pursuant to which MLBC will be merged with and into Sovereign (the "Merger"). Upon consummation of the Merger, each share of MLBC common stock, par value $0.01 per share, issued and outstanding immediately prior to the Merger (the "MLBC Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.67 shares of Sovereign common stock, no par value, subject to adjustment as provided in the Agreement if the Sovereign Market Value (as defined in the Agreement) is greater than $18.67 or less than $13.80 (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of the MLBC Shares.

      Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of September 18, 1997, by and between MLBC and Sovereign; (iii) the Joint Proxy Statement/Prospectus of Sovereign and MLBC dated the date hereof; (iv) Sovereign's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (v) MLBC's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended March 31, 1997;
(vi) Sovereign's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vii) MLBC's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended June 30 and September 30, 1997, respectively; (viii) certain financial analyses and forecasts of MLBC prepared by and reviewed with management of MLBC and the views of senior management of MLBC regarding MLBC's past and current business operations, results thereof, financial condition and future prospects; (ix) certain financial analyses and forecasts of Sovereign prepared by and reviewed with management of Sovereign and the views of senior management of Sovereign regarding Sovereign's past and current business operations, results thereof, financial condition and future prospects; (x) the pro forma impact of the Merger on Sovereign; (xi) the publicly reported historical price and trading activity for Sovereign's and MLBC's common stock, including a comparison of certain financial and stock market information for Sovereign and MLBC with similar publicly available information for certain other companies the securities of which are publicly traded; (xii) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (xiii) the current market environment generally and the banking environment in particular; and (xiv) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.

      In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Sovereign or MLBC or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Sovereign and MLBC). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Sovereign and MLBC and that such performances will be achieved. We have also assumed that there has been no material change in Sovereign's or MLBC's assets, financial condition, results of operations, business or prospects since September 30, 1997, the date of the last financial statements noted above. We have assumed that Sovereign and MLBC will remain as going concerns for all periods relevant to our analyses, that the Merger will be accounted for as a pooling of interests and that the conditions precedent in the Agreement are not waived.

      Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof.
We are expressing no opinion herein as to what the value of Sovereign common stock will be when issued to MLBC's shareholders pursuant to the Agreement or the prices at which Sovereign's or MLBC's common stock will trade at any time.

      We have acted as MLBC's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger.
We have also received a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for MLBC and have received compensation for such services. We may also provide certain investment banking services to MLBC in the future, including in connection with the reissuance of certain shares of MLBC common stock in connection with the Merger, and will receive compensation for such services.

      In the ordinary course of our business, we may actively trade the debt and equity securities of Sovereign and MLBC for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      Our opinion is directed to the Board of Directors of MLBC in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of MLBC as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an annex to the Joint Proxy Statement/Prospectus of Sovereign and MLBC dated the date hereof.

      Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the holders of MLBC Shares.

                                    Very truly yours,

                                    /s/ Sandler O'Neill & Partners L.P.

                                                           ANNEX E

                              SECTION 1930 OF THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

Section 1930.  Dissenters rights.

      (a) General rule.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 [FN 1] (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

      (b) Plans adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i)
(relating to adoption by board of directors).

      (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

____________________

1     15 Pa. C.S.A. Section 1571 et seq.

                       SUBCHAPTER D OF CHAPTER 15 OF THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

Subchapter D.-Dissenters Rights

Section 1571.  Application and effect of subchapter.

      (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

            Section 1906(c) (relating to dissenters rights upon special treatment).

            Section 1930 (relating to dissenters rights).

            Section 1931(d) (relating to dissenters rights in share exchanges).

            Section 1932(c) (relating to dissenters rights in asset transfers).

            Section 1952(d) (relating to dissenters rights in division).

            Section 1962(c) (relating to dissenters rights in conversion).

            Section 2104(b) (relating to procedure).

            Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

            Section 2325(b) (relating to minimum vote requirement).

            Section 2704(c) (relating to dissenters rights upon election).

            Section 2705(d) (relating to dissenters rights upon renewal of election).

            Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

            Section 7104(b)(3) (relating to procedure).

      (b)   Exceptions.--

            (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                  (i)  listed on a national securities exchange; or

                  (ii) held of record by more than 2,000
      shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

            (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                  (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                  (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                  (iii)  Shares entitled to dissenters rights under
      section 1906(c) (relating to dissenters rights upon special treatment).

            (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

      (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

      (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

            (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

            (2)   a copy of this subchapter.

      (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

      (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

      (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions.

      The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

            "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

            "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

            "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

            "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573.  Record and beneficial holders and owners.

      (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent.

      If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment.

      (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

            (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

            (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

            (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

            (4)   Be accompanied by a copy of this subchapter.

      (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

      (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

      (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

      (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares.

      (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

      (b) Renewal of notice to demand payment.--When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

      (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

            (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

            (2) A statement of the corporation's estimate of the fair value of the shares.

            (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

      (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares.

      (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

      (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally.

      (a)   General rule.--Within 60 days after the latest of:

            (1)   effectuation of the proposed corporate action;

            (2)   timely receipt of any demands for payment under
      section 1575 (relating to notice to demand payment); or

            (3)   timely receipt of any estimates pursuant to
      section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

      (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

      (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

      (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

      (e) Effect of corporation's failure to file application.-- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings.

      (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

      (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

      (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      The bylaws of Sovereign provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

      Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign.

Item 21.  Exhibits and Financial Statement Schedules.

      (a)   Exhibits.

            2.1 Agreement and Plan of Merger dated September 18, 1997, between Sovereign Bancorp, Inc. and ML Bancorp, Inc. (included as Annex A to the Proxy Statement Prospectus). Schedules are omitted; Sovereign Bancorp, Inc. agrees to furnish copies of such schedules to the Commission upon request.

            2.2 Stock Option Agreement dated as of September 18, 1997, between Sovereign Bancorp, Inc. and ML
                  Bancorp, Inc. (included as Annex B to the Proxy
                  Statement/Prospectus).

            3.1 Articles of Incorporation, as amended, of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.1 of Sovereign's Annual Report on
                  Form 10-K for the year ended December 31, 1995.)

            3.2 Bylaws of Sovereign Bancorp, Inc. (Incorporated by reference to Exhibit 3.2 of Sovereign's Annual
                  Report on Form 10-K for the year ended
                  December 31, 1993.)

            4. Sovereign Bancorp, Inc. has outstanding long-term debt that does not exceed 10% of the total assets of Sovereign Bancorp, Inc. and its consolidated subsidiaries; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits to this Registration Statement. Sovereign Bancorp, Inc. agrees to furnish copies of such instruments to the Commission upon request.

            5.    Opinion of Stevens & Lee re:  Validity.

            8.1   Form of opinion of Stevens & Lee re:  tax matters.


            8.2 Form of opinion of Elias, Matz, Tiernan & Herrick, L.L.P. re: tax matters.**

            10.1 Sovereign Bancorp, Inc. Stock Option Plan, as amended and restated. (Incorporated by reference to Exhibit 10.1 to Sovereign's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)*

            10.2  Sovereign Bancorp, Inc. 1993 Stock Option Plan.
                  (Incorporated by reference to Exhibit 10.21 to Sovereign's Annual Report on Form 10-K for the year ended December 31, 1992.)*

            10.3 Sovereign Bancorp, Inc. Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 4.1 to Sovereign's Registration Statement No. 33-44108 on Form S-8.)*

            10.4 Agreement dated as of March 1, 1997, between Sovereign Bancorp, Inc., Sovereign Bank, and
                  Jay S. Sidhu. (Incorporated by reference to
                  Exhibit 99.1 of Sovereign's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as amended).*

            10.5 Agreement dated as of September 15, 1992, between Sovereign Bank, a Federal Savings Bank, and
                  Karl D. Gerhart.  (Incorporated by Reference to
                  Exhibit 10.4 of Sovereign's Annual Report on
                  Form 10-K for the fiscal year ended December 31, 1992.)*

            10.6 Agreement dated as of September 15, 1992, between Sovereign Bank, a Federal Savings Bank, and Lawrence M. Thompson, Jr. (Incorporated by reference to Exhibit 10.5 of Sovereign's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.)*

            10.7 Penn Savings Bank Senior Officer Incentive Plan. (Incorporated by reference to Exhibit 10.6 to Sovereign's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.)*

            10.8 Rights agreement dated September 19, 1989, between Sovereign Bancorp, Inc. and Harris Trust Company of New York. (Incorporated by reference to Exhibit 4.3 to Sovereign's Registration Statement No. 33-89586 on Form S-8.)

            10.9  Sovereign Bancorp, Inc. Non-Employee Director
                  Incentive Compensation Plan. (Incorporated by reference to Exhibit 10.12 to Sovereign's
                  Registration Statement No. 33-43195 on Form S-1.)*

          10.10 Indemnification Agreement dated December 21, 1993, between Sovereign Bank and Jay S. Sidhu.
                  (Incorporated herein by reference to Exhibit 10.25 to Sovereign's Annual Report on Form 10-K for the year ended December 31, 1993).*

            23.1  Consent of Ernst & Young LLP.

            23.2  Consents of KPMG Peat Marwick LLP.

            23.3  Consent of Stevens & Lee (contained in Exhibit 5).

            23.4  Consent of Stevens & Lee.

            23.5  Consent of Elias, Matz, Tiernan & Herrick, L.L.P.

            23.6  Consent of Merrill, Lynch, Pierce, Fenner & Smith,
                  Incorporated.

            23.7  Consent of Sandler O'Neill & Partners L.P.

            23.8 Consent of Elias, Matz, Tiernan & Herrick, L.L.P. re: tax opinion.**

            24.1  Powers of Attorney of Directors and Officers
                  (included on signature page hereof).

            99.1 Opinion of Merrill Lynch, Pierce, Fenner & Smith, Incorporation dated December 15, 1997 (included as Annex C to Proxy Statement/ Prospectus).

            99.2 Opinion of Sandler O'Neill & Partners L.P., dated December 15, 1997 (included as Annex D to Proxy
                  Statement/Prospectus).

            99.3  Form of Proxy for the Special Meeting of
                  Shareholders of Sovereign Bancorp, Inc.

            99.4  Form of Proxy for the Annual Meeting of
                  Shareholders of ML Bancorp, Inc.

____________________

* Denotes management contract or compensatory contract, plan or arrangement.

**    To be filed by amendment.

            (b)   Financial Statement Schedules.

                  None required.

Item 22.  Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
      section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (c)   (1)   The undersigned registrant hereby undertakes as
      follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2)   The registrant undertakes that every prospectus
      (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, Commonwealth of Pennsylvania, on December 12, 1997.

                                    SOVEREIGN BANCORP, INC.
                                    (Registrant)


                                    By: /s/ Jay S. Sidhu
                                          Jay S. Sidhu,
                                          President and Chief Executive
                                           Officer

            KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay S. Sidhu, Karl D. Gerhart and Joseph M. Harenza, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                     Title                  Date

/s/ Richard E. Mohn           Chairman and           December 12, 1997
   Richard E. Mohn            Director

/s/ Jay S. Sidhu              Director, President    December 12, 1997
   Jay S. Sidhu               and Chief Executive
                              Officer (Principal
                              Executive Officer)

/s/ Fred D. Hafer             Director               December 12, 1997
   Fred D. Hafer

/s/ Rhoda S. Oberholtzer      Director               December 12, 1997
   Rhoda S. Oberholtzer

/s/ Patrick J. Petrone        Director               December 12, 1997
   Patrick J. Petrone

/s/ Daniel K. Rothermel       Director               December 12, 1997
   Daniel K. Rothermel

/s/ Cameron C. Troilo         Director               December 12, 1997
   Cameron C. Troilo

/s/ G. Arthur Weaver          Director               December 12, 1997
   G. Arthur Weaver

/s/ Karl D. Gerhart           Chief Financial        December 12, 1997
   Karl D. Gerhart            Officer

/s/ Mark R. McCollom          Chief Accounting       December 12, 1997
   Mark R. McCollom           Officer

                                 EXHIBIT INDEX

Number                  Description

2.1 Agreement and Plan of Merger dated September 18, 1997, between Sovereign Bancorp, Inc. and ML Bancorp, Inc. (included as Annex A to the Proxy Statement Prospectus). Schedules are omitted; Sovereign Bancorp, Inc. agrees to furnish copies of such schedules to the Commission upon request.

2.2 Stock Option Agreement dated as of September 18, 1997, between Sovereign Bancorp, Inc. and ML
                  Bancorp, Inc. (included as Annex B to the Proxy
                  Statement/Prospectus).

5.                Opinion of Stevens & Lee re:  Validity.

8.1               Form of opinion of Stevens & Lee re:  tax matters.

8.2               Form of opinion of Elias, Matz, Tiernan & Herrick,
                  LLP re:  tax matters.**

23.1              Consent of Ernst & Young LLP.

23.2              Consents of KPMG Peat Marwick LLP.

23.3              Consent of Stevens & Lee (contained in Exhibit 5).

23.4              Consent of Stevens & Lee.

23.5              Consent of Elias, Matz, Tiernan & Herrick, L.L.P.

23.6              Consent of Merrill Lynch, Pierce, Fenner & Smith,
                  Incorporated.

23.7              Consent of Sandler O'Neill & Partners L.P.

23.8              Consent of Elias, Matz, Tiernan & Herrick, L.L.P.
                  re: tax opinion.**

24.1              Powers of Attorney of Directors and Officers
                  (included on signature page hereof).

99.1 Opinion of Merrill Lynch, Pierce, Fenner & Smith, Incorporation dated December 15, 1997 (included as Annex C to Proxy Statement/Prospectus).

99.2 Opinion of Sandler O'Neill & Partners L.P., dated December 15, 1997 (included as Annex D to Proxy
                  Statement/Prospectus).

99.3              Form of Proxy for the Special Meeting of
                  Shareholders of Sovereign Bancorp, Inc.

99.4              Form of Proxy for the Annual Meeting of
                  Shareholders of ML Bancorp, Inc.

_______________

      **    To be filed by amendment.